                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                ChoicePoint Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               (CHOICEPOINT LOGO)


                                CHOICEPOINT INC.
                              1000 ALDERMAN DRIVE
                           ALPHARETTA, GEORGIA 30005


                                 APRIL 13, 2000


Dear Shareholders,


     You are cordially invited to attend the 2000 annual meeting of shareholders of ChoicePoint Inc., which will be held at ChoicePoint's principal executive offices, 1000 Alderman Drive, Alpharetta, Georgia, on Tuesday, May 16, 2000 at 11:00 a.m. local time.


     At the meeting, we will ask you to vote upon the election of two directors and to ratify the appointment of ChoicePoint's independent public accountants. In addition to these routine matters, we will ask you to approve and adopt our agreement on a merger transaction that will result in the acquisition of DBT Online, Inc. by ChoicePoint.

     In the merger, DBT shareholders will receive 0.525 shares of ChoicePoint common stock for each share of DBT common stock they own. ChoicePoint shareholders will continue to hold their existing shares of ChoicePoint common stock after the merger.


     We cannot complete the merger unless the shareholders of both companies approve the merger agreement and, in the case of ChoicePoint, the issuance of ChoicePoint common stock pursuant to the merger agreement. Only ChoicePoint shareholders who hold shares at the close of business on the record date will be entitled to vote at the meeting. The record date is April 7, 2000.



     YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW THIS ENTIRE PROXY STATEMENT/PROSPECTUS CAREFULLY.


     AFTER CAREFUL CONSIDERATION, THE CHOICEPOINT BOARD OF DIRECTORS HAS ADOPTED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF CHOICEPOINT AND ITS SHAREHOLDERS. THE CHOICEPOINT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                                          /s/ Derek V. Smith
                                          Derek V. Smith
                                          Chairman, President and Chief
                                          Executive Officer

   YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the ChoicePoint common stock to be issued in connection with the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.


     THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS APRIL 13, 2000 AND IT IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT APRIL 14, 2000.

                                CHOICEPOINT INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 16, 2000


                             ---------------------


     ChoicePoint Inc. will hold the annual meeting of its shareholders on Tuesday, May 16, 2000 at 11:00 a.m. local time, for the following purposes:



        (1) To consider and vote upon a proposal to approve and adopt the merger agreement among ChoicePoint, DBT Online, Inc. and ChoicePoint Acquisition Corporation, a wholly owned subsidiary of ChoicePoint, which provides for the acquisition of DBT by ChoicePoint, and to approve the issuance of shares of ChoicePoint common stock pursuant to the merger agreement, which provides that ChoicePoint will issue shares of ChoicePoint common stock in the merger and will reserve shares of ChoicePoint common stock for issuance upon exercise of outstanding DBT stock options;


        (2) To elect two directors;

        (3) To ratify the appointment of independent public accountants; and

        (4) To transact any other business properly brought before the annual meeting or any adjournment or postponement thereof.


     The board of directors is not currently aware of any other matters that will come before the annual meeting. Only ChoicePoint shareholders of record at the close of business on April 7, 2000 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.



     We cannot complete the merger unless we receive approval of a majority of the votes cast on the proposal to approve the merger agreement and the issuance of ChoicePoint common stock pursuant to the merger agreement.


     FOR MORE INFORMATION ABOUT THE MERGER AND THE OTHER MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING, PLEASE REVIEW THE PROXY STATEMENT/PROSPECTUS DELIVERED WITH THIS NOTICE.

     Regardless of whether you plan to attend the annual meeting in person, you are urged to vote promptly by dating, signing and returning the enclosed proxy in the accompanying envelope.

                                          By Order of the Board of Directors,

                                          /s/ J. Michael de Janes
                                          J. Michael de Janes
                                          Corporate Secretary

Atlanta, Georgia

April 13, 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Questions and Answers About the Merger......................    1
Who Can Help Answer Your Questions..........................    3
Summary.....................................................    4
  The Companies.............................................    4
  The Meetings..............................................    4
  Record Dates; Voting Power................................    4
  Votes Required............................................    5
  Share Ownership of Management.............................    5
  Recommendations...........................................    5
  Opinions of Financial Advisors............................    5
  Terms of the Merger Agreement.............................    5
  Expenses..................................................    7
  Interests of DBT Directors and Executive Officers in the
     Merger.................................................    7
  Directors of ChoicePoint Following the Merger.............    7
  Material United States Federal Income Tax Consequences....    7
  Accounting Treatment......................................    7
  Resales of ChoicePoint Common Stock.......................    7
  Regulatory Approvals......................................    7
  Dissenters' Rights........................................    7
  Comparison of Rights of Shareholders......................    7
  Market Price and Dividend Information.....................    8
  Comparative Per Share Information.........................    8
  Selected Financial Data...................................   10
Risk Factors................................................   12
The Meetings................................................   16
  ChoicePoint Annual Meeting................................   16
  DBT Special Meeting.......................................   17
The Merger..................................................   19
  Background to the Merger..................................   19
  ChoicePoint's Reasons for the Merger......................   20
  Recommendation of the ChoicePoint Board of Directors......   21
  Opinion of ChoicePoint's Financial Advisor................   21
  DBT's Reasons for the Merger..............................   27
  Recommendation of the DBT Board of Directors..............   29
  Opinion of DBT's Financial Advisor........................   29
  Interests of DBT Directors and Executive Officers in the
     Merger.................................................   34
  Structure of the Merger...................................   37
  Exchange of DBT Common Stock for ChoicePoint Common
     Stock..................................................   38
  Terms of the Merger Agreement.............................   38
  Accounting Treatment......................................   47
  Listing of ChoicePoint Common Stock to be Issued Pursuant
     to the Merger Agreement................................   47
  Delisting and Deregistration of DBT Common Stock After the
     Merger.................................................   47
  Resales of ChoicePoint Common Stock.......................   48
  Regulatory Approvals......................................   48
  Dissenters' Rights........................................   49
  Material United States Federal Income Tax Consequences....   49
Comparative Stock Prices and Dividends......................   51
Unaudited Pro Forma Combined Financial Data.................   52
Election of ChoicePoint Directors...........................   56

                                                              PAGE
                                                              ----
ChoicePoint Security Ownership of Certain Beneficial Owners
  and Management............................................   58
ChoicePoint Section 16(a) Beneficial Ownership Reporting
  Compliance................................................   60
Executive Officers of ChoicePoint...........................   60
ChoicePoint Executive Compensation..........................   61
Compensation Committee Interlocks and Insider
  Participation.............................................   63
Certain Relationships and Related Transactions..............   63
Employment Agreements and Change-in-Control Agreements......   63
Management Compensation and Benefits Committee Report on
  Executive Compensation....................................   64
ChoicePoint Stock Performance Graph.........................   68
Ratification of Appointment of ChoicePoint Independent
  Public Accountants........................................   68
Description of ChoicePoint Capital Stock....................   69
Comparison of Rights of Shareholders........................   75
ChoicePoint Shareholder Proposals...........................   91
Experts.....................................................   91
Legal Matters...............................................   92
Where You Can Find More Information.........................   92

ANNEXES
Annex A -- Merger Agreement.................................  A-1
Annex B -- Opinion of The Robinson-Humphrey Company, LLC....  B-1
Annex C -- Opinion of Credit Suisse First Boston
  Corporation...............................................  C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY IS THE MERGER BEING PROPOSED?


A: Both the DBT board of directors and the ChoicePoint board of directors believe the merger is in the best interests of their respective companies and will provide significant benefits to their respective shareholders, customers and employees. The boards believe that the merger will create a company with enhanced financial performance, which will position the combined company to compete in the rapidly changing information services industry. To review the background and reasons for the merger in greater detail, see pages 19 through 21 and pages 27 through 29.


Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: DBT shareholders. DBT shareholders will receive 0.525 shares of ChoicePoint common stock in exchange for each share of DBT common stock they hold. This is the "exchange ratio."

     ChoicePoint will not issue fractional shares in the merger. Instead, DBT shareholders will receive a cash payment, without interest, for the value of any fraction of a share of ChoicePoint common stock that they would otherwise be entitled to receive based upon the market value (as determined in the merger agreement) of a share of ChoicePoint common stock at the time of the merger.

     The ChoicePoint common stock and cash in lieu of fractional shares that DBT shareholders are entitled to receive in the merger are referred to as the "merger consideration."


     ChoicePoint shareholders. Each share of ChoicePoint common stock held by ChoicePoint shareholders will continue to represent one share of ChoicePoint common stock following the merger. After the merger, DBT's former shareholders will own approximately 26.4%, on a non-diluted basis, of ChoicePoint's outstanding shares of common stock and current ChoicePoint shareholders will own approximately 73.6%, on a non-diluted basis, of ChoicePoint's outstanding shares of common stock. These percentages are based on the number of shares of each company's common stock that were outstanding on December 31, 1999.


FOR EXAMPLE:

     - IF YOU OWN 100 SHARES OF DBT COMMON STOCK, THEN AFTER THE MERGER YOU WILL RECEIVE 52 SHARES OF CHOICEPOINT COMMON STOCK AND A CHECK FOR 0.5 TIMES THE MARKET VALUE OF ONE SHARE OF CHOICEPOINT COMMON STOCK AS OF THE CLOSING DATE OF THE MERGER.

     - IF YOU OWN 10 SHARES OF DBT COMMON STOCK, THEN AFTER THE MERGER YOU WILL RECEIVE 5 SHARES OF CHOICEPOINT COMMON STOCK AND A CHECK FOR 0.25 TIMES THE MARKET VALUE OF ONE SHARE OF CHOICEPOINT COMMON STOCK AS OF THE CLOSING DATE OF THE MERGER.

     - IF YOU OWN 100 SHARES OF CHOICEPOINT COMMON STOCK, THEN AFTER THE MERGER THOSE SHARES WILL CONTINUE TO REPRESENT 100 SHARES OF CHOICEPOINT COMMON STOCK.

Q:  WHAT RISKS SHOULD I CONSIDER?


A:  You should review "Risk Factors" beginning on page 12.



     You should also review the factors considered by each company's board of directors. See "The Merger -- ChoicePoint's Reasons for the Merger" and
"-- DBT's Reasons for the Merger" (pages 20 through 21 and pages 27 through 29).


Q:  WHAT HAPPENS AS THE MARKET PRICE OF CHOICEPOINT COMMON STOCK FLUCTUATES?

A: The exchange ratio is fixed. Since the market value of ChoicePoint common stock may fluctuate before and after the closing of the merger, the value of the ChoicePoint common stock that DBT shareholders will receive in the merger may fluctuate as well and could increase or decrease. You should obtain current market prices for shares of ChoicePoint common stock and shares of DBT common stock.

Q:  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A:  We are working to complete the merger during the second quarter of 2000.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?


A: DBT shareholders. We expect that the exchange of shares by DBT shareholders generally will be tax-free for U.S. federal income tax purposes. DBT shareholders will, however, recognize gain or loss on cash received for fractional shares. To review the tax consequences to DBT shareholders in greater detail, see pages 49 through 50.


     Your tax consequences will depend on your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

     ChoicePoint shareholders. The merger will have no tax consequences to ChoicePoint shareholders.

Q:  WHAT AM I BEING ASKED TO VOTE UPON AND WHAT IS THE REQUIRED SHAREHOLDER
VOTE?

A: DBT shareholders: You are being asked to approve the merger agreement which provides for ChoicePoint's acquisition of DBT through a merger of a subsidiary of ChoicePoint into DBT. Following the merger, DBT will be a wholly owned subsidiary of ChoicePoint. Approval of the proposal requires the affirmative vote of a majority of the votes cast at the DBT special meeting by DBT shareholders entitled to vote on the proposal.

     The DBT board of directors has unanimously approved and adopted the merger agreement and recommends that DBT shareholders vote "FOR" the approval of the merger agreement.


     ChoicePoint shareholders: You are being asked to approve and adopt the merger agreement and the transactions contemplated thereby, including the issuance of ChoicePoint common stock pursuant to the merger agreement, which provides that ChoicePoint will issue shares of ChoicePoint common stock in the merger and will reserve shares of ChoicePoint common stock for issuance upon exercise of outstanding DBT stock options. Approval of this proposal will require the approval of a majority of the votes cast on the proposal at the ChoicePoint annual meeting.


     You are also being asked to ratify the appointment of Arthur Andersen LLP as independent public accountants of ChoicePoint to serve for 2000. Approval of this proposal will require that the number of votes cast favoring the proposal exceed the number of votes cast opposing the proposal. In addition, you are being asked to elect the two ChoicePoint directors listed in the accompanying proxy statement/prospectus. Election of ChoicePoint directors requires the affirmative vote of a plurality of the shares of ChoicePoint common stock cast by the shareholders entitled to vote.

     The ChoicePoint board of directors has unanimously approved and adopted the merger agreement and unanimously recommends that ChoicePoint stockholders vote "FOR" the approval of the three proposals to be presented at the ChoicePoint annual meeting. The proposals are described in detail in the accompanying proxy statement/prospectus.

Q:  WHAT SHOULD I DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at your shareholders' meeting.


     If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the merger agreement and, in the case of ChoicePoint shareholders, the issuance of ChoicePoint common stock pursuant to the merger agreement, the election of two directors and the ratification of Arthur Andersen LLP as independent public accountants.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: As to the merger, your broker will vote your shares of DBT common stock or ChoicePoint common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If you are a DBT shareholder, and the merger is completed, we will send you written instructions for exchanging your DBT common stock certificates for ChoicePoint common stock certificates. If you are a ChoicePoint shareholder, the merger will not require you to take any action regarding your ChoicePoint common stock certificates.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

                           CHOICEPOINT SHAREHOLDERS:
                                ChoicePoint Inc.
                              1000 Alderman Drive
                           Alpharetta, Georgia 30005
                          Attention: Kelly McLoughlin
                                       Investor Relations
                           Telephone: (770) 752-4050

                               DBT SHAREHOLDERS:
                                DBT Online, Inc.
                              4530 Blue Lake Drive
                           Boca Raton, Florida 33431
                           Attention: Richard Rogers
                                        Vice President
                                        Marketing
                           Telephone: (561) 982-5000

                                    SUMMARY


     This summary highlights selected information from this document and may not contain all the information that is important to you. For a more complete understanding of the merger and for a more complete description of the legal terms of the merger, you should read this entire document carefully, as well as the additional documents to which we refer you, including the merger agreement. In addition, we incorporate by reference important business and financial information about ChoicePoint into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 92 of this proxy statement/prospectus.



THE COMPANIES


ChoicePoint Inc.
1000 Alderman Drive
Alpharetta, Georgia 30005
(770) 752-6000

     ChoicePoint is a leading provider of decision-making intelligence to businesses, individuals and government agencies. Through the identification, retrieval, storage, analysis and delivery of data, the company serves the information needs of the insurance market and the business and government markets, including Fortune 1000 corporations, asset-based lenders and professional service providers, and local, state and federal governments. ChoicePoint is committed to the responsible use of information and the protection of personal privacy as fundamental planks of its business model.

DBT Online, Inc.
5550 W. Flamingo Road
Suite B-5
Las Vegas, Nevada 89103
(702) 257-1112

     DBT is a leading nationwide provider of organized online public records data and other information. DBT believes that its database is one of the country's largest depositories of public records and other public information, containing more than 5 billion records and more than 25 terabytes of data storage capacity. DBT's customers use its online information services to detect fraudulent activity, assist law enforcement efforts, locate people and assets, and verify information and identities, as well as many other purposes. DBT currently has more than 15,000 customers, utilizing its AutoTrack(SM) services, consisting primarily of insurance companies, law firms, private investigators, and law enforcement and government agencies.


THE MEETINGS (PAGE 16)



     ChoicePoint. The ChoicePoint annual meeting will be held at the ChoicePoint principal executive offices, 1000 Alderman Drive, Alpharetta, Georgia, at 11:00 a.m., local time, on May 16, 2000. At the ChoicePoint annual meeting, ChoicePoint shareholders will be asked to consider and vote upon:



     - a proposal to approve and adopt the merger agreement and to approve the issuance of ChoicePoint common stock pursuant to the merger agreement,


     - a proposal to elect two directors, and

     - a proposal to ratify the appointment of Arthur Andersen LLP as ChoicePoint's independent public accountants.


     DBT. The DBT special meeting will be held at the Alpharetta Marriott Hotel, 5750 Windward Parkway, Alpharetta, Georgia 30005, at 9:00 a.m., local time, on May 16, 2000. At the DBT special meeting, DBT shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.



RECORD DATES; VOTING POWER (PAGES 16 AND 17)



     ChoicePoint. You are entitled to vote at the ChoicePoint annual meeting if you owned shares on April 7, 2000, the ChoicePoint record date. As of that date, there were 29,562,688 shares of ChoicePoint common stock issued and outstanding held by approximately 4,874 holders of record. ChoicePoint shareholders are entitled to one vote per share on any matter that may properly come before the ChoicePoint annual meeting.



     DBT. You are entitled to vote at the DBT special meeting if you owned shares on April 7, 2000, the DBT record date. On such date, there were 20,212,094 shares of DBT common stock issued and outstanding held by approximately 484 holders of record. DBT shareholders are entitled to one vote per share on any matter that may properly come before the DBT special meeting.

VOTES REQUIRED (PAGES 16 AND 17)



     ChoicePoint. Approval by the ChoicePoint shareholders of the proposal to approve and adopt the merger agreement and the issuance of ChoicePoint common stock pursuant to the merger agreement will require the approval of a majority of the votes cast on the proposal. Election of directors requires the affirmative vote of a plurality of the shares of ChoicePoint common stock cast by the shareholders entitled to vote. Approval of the proposal to ratify its independent public accountants will require that the number of votes cast favoring the proposal exceed the number of votes cast opposing the proposal.


     DBT. Approval by the DBT shareholders of the proposal to approve and adopt the merger agreement will require the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon at the DBT special meeting.


SHARE OWNERSHIP OF MANAGEMENT (PAGES 16 AND 18)



     On the ChoicePoint record date, the executive officers and directors of ChoicePoint, including their affiliates, beneficially owned an aggregate of 1,927,066 shares of ChoicePoint common stock, or approximately 6.5% of the shares of ChoicePoint common stock then outstanding on that date.



     On the DBT record date, the executive officers and directors of DBT, including their affiliates, beneficially owned an aggregate of 2,740,946 shares of DBT common stock, or approximately 13.6% the shares of DBT common stock then outstanding.



     We currently expect that the directors and executive officers of ChoicePoint and DBT will vote the shares of ChoicePoint common stock and DBT common stock, respectively, owned by them "FOR" the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including, in the case of ChoicePoint, the issuance of ChoicePoint common stock pursuant to the merger agreement.



RECOMMENDATIONS (PAGES 21 AND 29)


     The ChoicePoint board of directors and the DBT board of directors have each unanimously approved and adopted the merger agreement, and each Board recommends a vote "FOR" approval of the merger agreement and the transactions contemplated thereby.

     To review the reasons for the merger considered by the ChoicePoint board of directors and the DBT board of directors, see pages 20 through 21 and pages 27 through 29.


     The ChoicePoint board of directors further recommends that ChoicePoint shareholders vote "FOR" approval of the proposals to elect two directors and ratify the appointment of its independent public accountants.


OPINIONS OF FINANCIAL ADVISORS (PAGES 21 AND 29)



     ChoicePoint. The Robinson-Humphrey Company, LLC, financial advisor to ChoicePoint, rendered an opinion dated as of February 14, 2000 to the ChoicePoint board of directors that, as of such date, the exchange ratio was fair to the common shareholders of ChoicePoint from a financial point of view. A copy of the fairness opinion, setting forth the information reviewed, assumptions made and matters considered, is attached to this document as Annex
B. ChoicePoint shareholders should read the fairness opinion of Robinson-Humphrey in its entirety. Robinson-Humphrey's opinion does not constitute a recommendation to any shareholder as to any matter relating to the merger.



     DBT. Credit Suisse First Boston Corporation, financial advisor to DBT, has delivered a written opinion to the DBT board of directors as to the fairness, from a financial point of view, of the exchange ratio in the merger to the holders of DBT common stock. The full text of Credit Suisse First Boston's written opinion is attached to this document as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Credit Suisse First Boston's opinion does not constitute a recommendation to any shareholder as to any matter relating to the merger.



TERMS OF THE MERGER AGREEMENT (PAGE 38)


     The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement in its entirety. It is the legal document that governs the merger.

     General. The merger agreement provides that a subsidiary of ChoicePoint will be merged with and into DBT, resulting in DBT becoming a wholly owned subsidiary of ChoicePoint.

     Exchange Ratio.  As a result of the merger, DBT shareholders will receive
0.525 shares of ChoicePoint common stock for each share of DBT common stock they own. ChoicePoint will not issue fractional shares. Instead, DBT shareholders will receive a check equal to the value of any fractional share they would otherwise receive.

     Effective Time. The merger will become effective upon the filing of articles of merger with the Department of State of the Commonwealth of Pennsylvania. The merger agreement provides that the parties will file the articles of merger as promptly as practicable following the satisfaction or waiver of the conditions to the merger.

     Conditions to the Merger. The completion of the merger depends upon the satisfaction of a number of conditions, including:

     - approval of the merger agreement by the DBT shareholders and the ChoicePoint shareholders;


     - receipt of listing approval from the New York Stock Exchange for the ChoicePoint common stock to be issued pursuant to the merger agreement;


     - receipt of all necessary authorizations, orders and consents of governmental authorities and the expiration or termination of any regulatory waiting periods;


     - effectiveness of the registration statement of ChoicePoint, of which this document forms a part, relating to the shares of ChoicePoint common stock to be issued to pursuant to the merger agreement;


     - receipt from ChoicePoint's and DBT's independent auditors of letters confirming that the merger qualifies for pooling-of-interests accounting treatment; and

     - receipt by DBT and ChoicePoint of an opinion of ChoicePoint's counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

     Any condition may be waived by the appropriate party.

     Termination and Termination Fees. Either DBT or ChoicePoint may call off the merger under the following circumstances, among others:
     - both parties consent in writing;

     - the merger is not completed before September 1, 2000;

     - legal restraints prevent the merger;

     - the DBT shareholders or the ChoicePoint shareholders do not approve the merger agreement;

     - the other party breaches in a material manner any of the representations or warranties or any covenant or agreement it has under the merger agreement and such breach is not cured within 30 days of written notice to such party; or

     - any condition to such party's obligations under the merger agreement has not been met or waived at a time when such condition could no longer be satisfied.

     In addition, in specified circumstances ChoicePoint or DBT may call off the merger if either party (1) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such party's board of directors of the merger or the merger agreement, (2) approves or recommends, or proposes publicly to approve or recommend, competing proposals specified in the merger agreement, which include purchases of specified percentages of such party's or its subsidiaries' securities or assets or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or one of its subsidiaries or (3) approves or recommends, or proposes to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a competing proposal. See "Terms of the Merger Agreement -- No Solicitation, Board Action."

     The merger agreement provides that, in several circumstances, DBT may be required to pay ChoicePoint a termination fee of $12 million, and to reimburse ChoicePoint for up to $2 million of expenses, or ChoicePoint may be required to pay DBT a termination fee of $18 million, and to reimburse DBT for up to $2 million of expenses.

EXPENSES (PAGE 46)


     ChoicePoint and DBT will pay their own fees, costs and expenses incurred in connection with the merger agreement except that they will equally divide printing and mailing costs associated with this document and all filing and registration fees.


INTERESTS OF DBT DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 34)


     A number of directors and executive officers of DBT have interests in the merger as employees or directors that are different from, or in addition to, yours as a DBT shareholder. If the merger takes place, then certain directors and members of the senior management of DBT will become members of the ChoicePoint board of directors and will remain as senior management of DBT or become members of senior management of ChoicePoint. In addition, if the merger takes place, options to purchase DBT common stock held by DBT's directors and officers will be converted into options to acquire shares of ChoicePoint common stock adjusted to account for the exchange ratio. Also, indemnification arrangements and directors' and officers' liability insurance for existing directors and officers of DBT will be continued by ChoicePoint and by DBT after the merger. The DBT board of directors recognized these interests and determined that they did not affect the benefits of the merger to the DBT shareholders.


DIRECTORS OF CHOICEPOINT FOLLOWING THE MERGER (PAGE 47)


     ChoicePoint has agreed, if the merger is consummated, to appoint four persons who are currently members of the DBT board of directors to the ChoicePoint board of directors.


MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 49)


     The merger will generally be tax-free to holders of DBT common stock for U.S. federal income tax purposes, except that holders will recognize gain or loss upon the receipt of cash for fractional shares of ChoicePoint common stock.

     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

ACCOUNTING TREATMENT (PAGE 47)


     We expect the merger to be accounted for as a pooling of interests, which means that we will treat our companies as if they had been combined for all previous periods for accounting and financial reporting purposes.


RESALES OF CHOICEPOINT COMMON STOCK (PAGE 48)


     Shares of ChoicePoint common stock received by DBT shareholders in the merger will be freely transferable by the holders, except for those shares held by holders who may be deemed to be "affiliates" (generally including directors, senior officers and holders of ten percent or more of the outstanding common stock) of DBT or ChoicePoint under applicable federal securities laws. Both DBT and ChoicePoint have agreed to provide to the other the written agreements of affiliates of each of them that the affiliates will not dispose of their shares of DBT common stock and ChoicePoint common stock, except in compliance with the Securities Act and applicable accounting rules governing pooling of interests.


REGULATORY APPROVALS (PAGE 48)


     ChoicePoint and DBT are both required to make filings with or obtain approvals from regulatory authorities to effect the merger. These consents and approvals include approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     We cannot predict whether or when we will obtain all required regulatory approvals or whether any approvals will include adverse conditions that would cause the parties to call off the merger.


DISSENTERS' RIGHTS (PAGE 49)


     Neither ChoicePoint nor DBT shareholders will have the right to dissent and obtain the value of their shares of ChoicePoint common stock or DBT common stock, respectively, in the merger.


COMPARISON OF RIGHTS OF SHAREHOLDERS (PAGE 75)


     ChoicePoint is incorporated under the laws of the State of Georgia and DBT is incorporated under the laws of the Commonwealth of Pennsylvania. DBT shareholders, upon completion of the merger, will become ChoicePoint shareholders, and their rights will be governed by Georgia law and ChoicePoint's articles of incorporation and bylaws.

MARKET PRICE AND DIVIDEND INFORMATION

     ChoicePoint common stock and DBT common stock are listed on the New York Stock Exchange. The following table presents:

     - the last reported sale price of one share of ChoicePoint common stock, as reported on the New York Stock Exchange Composite Transaction Tape,

     - the last reported sale price of one share of DBT common stock, as reported on the New York Stock Exchange Composite Transaction Tape, and

     - the market value of one share of DBT common stock on an equivalent per share basis,


in each case as if the merger had been completed on February 11, 2000, the last full trading day prior to the date of the public announcement of the proposed merger, and on April 10, 2000, the last day for which such information could be calculated prior to the date of this proxy statement/prospectus. The equivalent price per share data for DBT common stock has been determined by multiplying the last reported sale price of one share of ChoicePoint common stock on each of these dates by the exchange ratio.



                                                 EQUIVALENT
                                                 PRICE PER
                                                  SHARE OF
                       CHOICEPOINT      DBT         DBT
                         COMMON       COMMON       COMMON
        DATE              STOCK        STOCK       STOCK
        ----           -----------    -------    ----------
February 11, 2000....    $39.75       $ 17.81      $20.87
April 10, 2000.......    $37.13       $ 18.81      $19.49


     ChoicePoint does not pay cash dividends and does not anticipate paying any cash dividends in the foreseeable future. ChoicePoint currently intends to retain future earnings to finance its operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of ChoicePoint's board of directors and will be dependent upon ChoicePoint's financial condition, operating results, capital requirements and such other factors as the board of directors deems relevant. DBT has not paid cash dividends to its shareholders since 1996.

                       COMPARATIVE PER SHARE INFORMATION


     The following table sets forth selected per share information for ChoicePoint on a historical and pro forma combined basis and for DBT on a historical and an equivalent pro forma combined basis. Pro forma book value data assumes the merger took place on December 31, 1999. Pro forma net income data assumes the merger took place as of the beginning of the periods presented. The data presented should be read together with the consolidated audited financial statements and the related notes of ChoicePoint and DBT, which are incorporated in this document by reference. See "Where You Can Find More Information" beginning on page 92. You should not assume that ChoicePoint and DBT would have achieved the unaudited pro forma results presented below if they had been combined for the periods presented. Pro forma data are not indicative of future results of operations of the combined companies. All per share data for ChoicePoint give effect to a two-for-one stock split effective in November 1999.

     Neither ChoicePoint nor DBT has historically paid cash dividends on its common stock. Historically, ChoicePoint has not presented earnings per share for years prior to 1998 since the companies that comprise ChoicePoint were majority-owned subsidiaries of Equifax Inc. or one of its affiliates and were recapitalized as part of the spin-off of ChoicePoint from Equifax on August 7, 1997, which we refer to as the "ChoicePoint spin-off."

                                                             CHOICEPOINT                    DBT EQUIVALENT
                                               CHOICEPOINT    PRO FORMA                       PRO FORMA
                                               HISTORICAL     COMBINED     DBT HISTORICAL    COMBINED(1)
                                               -----------   -----------   --------------   --------------
Book value per common share
  at December 31, 1999.......................     $6.98         $8.05          $5.78            $4.23

Net income per share, year ended:
  December 31, 1999
     Basic...................................      1.36          1.08           0.15             0.57
     Diluted.................................      1.30          1.03           0.14             0.54
  December 31, 1998
     Basic...................................      1.22          1.08           0.36             0.57
     Diluted.................................      1.18          1.05           0.35             0.55
  December 31, 1997
     Basic...................................        --            --           0.35               --
     Diluted.................................        --            --           0.33               --

---------------


(1) Equivalent pro forma combined per share information for DBT is determined by multiplying the ChoicePoint pro forma combined amounts by the exchange ratio (0.525) to represent equivalent per share amounts to shareholders of DBT.

                            SELECTED FINANCIAL DATA

     The following tables show historical financial results of ChoicePoint and DBT for the periods and as of the dates presented. These are the actual results achieved by each company for these periods. The tables also show unaudited pro forma data. The unaudited pro forma combined balance sheet data assumes the merger took place on December 31, 1999. The unaudited pro forma combined summary of operations data assumes that the merger took place as of the beginning of the periods presented.


     ChoicePoint's annual historical figures are derived from the audited financial statements of ChoicePoint. DBT's annual historical figures are derived from the audited consolidated financial statements of DBT. The annual historical information presented below should be read together with the consolidated audited financial statements and the related notes of ChoicePoint and DBT incorporated in this document by reference. See "Where You Can Find More Information" beginning on page 92.


     The selected unaudited pro forma combined financial data present the effect of the proposed merger of ChoicePoint and DBT on a pooling-of-interests basis and were derived by combining ChoicePoint's and DBT's consolidated financial results and recording certain adjustments to DBT's financial data to conform to ChoicePoint's financial statement presentation. These adjustments (1) reduce DBT's operating revenue for motor vehicle registry revenue and reflect this revenue as a reduction in cost, (2) reclassify DBT's patent royalty revenue into operating revenue and (3) reclassify DBT's deferred tax liability into ChoicePoint's deferred tax asset accounts. With the exception of the above, the accounting policies of ChoicePoint and DBT are substantially comparable and, as such, we did not make any additional adjustments to the unaudited pro forma combined financial data. You should not assume that ChoicePoint and DBT would have achieved the unaudited pro forma combined financial results if they had been combined during the periods presented. Pro forma data are not indicative of the future results of operations of the combined companies. The selected financial data presented below should be read in conjunction with the unaudited pro forma combined financial statements and the notes thereto included elsewhere in this document and the consolidated financial statements and notes thereto.

     Historically, ChoicePoint has not presented earnings per share for years prior to 1998 since the companies that comprise ChoicePoint were majority-owned subsidiaries of Equifax or one of its affiliates and were recapitalized as part of the ChoicePoint spin-off.

               SELECTED HISTORICAL FINANCIAL DATA OF CHOICEPOINT


                                                                 YEAR ENDED OR AS OF DECEMBER 31,
                                                       ----------------------------------------------------
                                                         1999       1998       1997       1996       1995
                                                       --------   --------   --------   --------   --------
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Operating revenue....................................  $430,143   $406,475   $417,321   $366,481   $328,990
Costs and expenses...................................   350,472    341,309    365,035    318,870    287,912
                                                       --------   --------   --------   --------   --------
Operating income before unusual items................    79,671     65,166     52,286     47,611     41,078
Unusual items........................................     1,583      3,758      6,209         --      9,150
                                                       --------   --------   --------   --------   --------
Operating income.....................................    78,088     61,408     46,077     47,611     31,928
Gain on sale of businesses, net......................     2,513      8,807     14,038         --         --
Interest expense, net................................    11,142      7,748      6,649      6,597      5,830
                                                       --------   --------   --------   --------   --------
Income before income taxes...........................    69,459     62,467     53,466     41,014     26,098
Provision for income taxes...........................    30,070     27,048     24,522     17,734     11,233
                                                       --------   --------   --------   --------   --------
Net income...........................................  $ 39,389   $ 35,419   $ 28,944   $ 23,280   $ 14,865
                                                       ========   ========   ========   ========   ========
EBITDA(1)............................................  $118,514   $101,247   $ 87,753   $ 66,265   $ 45,249
Earnings per share -- basic..........................  $   1.36   $   1.22         --         --         --
Weighted average shares -- basic.....................    28,973     29,084
Earnings per share -- diluted........................  $   1.30   $   1.18         --         --         --
Weighted average shares -- diluted...................    30,191     30,012
BALANCE SHEET DATA
Total assets.........................................  $532,872   $534,199   $359,971   $301,824   $200,779
Long-term debt, less current maturities..............   187,195    191,697     95,457      1,051         --
Shareholders' equity.................................   202,911    159,572    127,745    196,327    104,641

                   SELECTED HISTORICAL FINANCIAL DATA OF DBT


                                                                    YEAR ENDED OR AS OF DECEMBER 31,
                                                            ------------------------------------------------
                                                              1999      1998      1997      1996      1995
                                                            --------   -------   -------   -------   -------
                                                                  (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Operating revenue.........................................  $ 78,992   $60,739   $44,447   $24,989   $13,142
Costs and expenses........................................    75,506    53,055    36,666    24,177    12,285
                                                            --------   -------   -------   -------   -------
Operating income before unusual items.....................     3,486     7,684     7,781       812       857
Unusual items.............................................       817        --        --        --     1,660
                                                            --------   -------   -------   -------   -------
Operating income (loss)...................................     2,669     7,684     7,781       812      (803)
Interest expense (income), net............................    (1,656)   (2,330)   (1,491)      174        76
                                                            --------   -------   -------   -------   -------
Income (loss) before income taxes.........................     4,325    10,014     9,272       638      (879)
Provision for income taxes................................     1,517     3,118     3,171       198       239
                                                            --------   -------   -------   -------   -------
Net income (loss).........................................  $  2,808   $ 6,896   $ 6,101   $   440   $(1,118)
                                                            ========   =======   =======   =======   =======
EBITDA(1).................................................  $ 12,481   $15,706   $13,583   $ 3,945   $   286
Earnings (loss) per share -- basic........................  $   0.15   $  0.36   $  0.35   $  0.04   $ (0.12)
Weighted average shares -- basic..........................    19,221    18,900    17,578    12,561     9,268
Earnings (loss) per share -- diluted......................  $   0.14   $  0.35   $  0.33   $  0.03   $ (0.12)
Weighted average shares -- diluted........................    20,199    19,612    18,495    12,835     9,268
BALANCE SHEET DATA
Total assets..............................................  $136,488   $92,371   $86,355   $30,821   $ 7,663
Long-term debt, less current maturities...................        --        --        --     3,073     2,859
Shareholders' equity......................................   116,398    83,893    76,583    18,932     3,074


                     SELECTED CHOICEPOINT AND DBT UNAUDITED
                       PRO FORMA COMBINED FINANCIAL DATA


                                                                 YEAR ENDED OR AS OF DECEMBER 31,
                                                              --------------------------------------
                                                                 1999          1998          1997
                                                              ----------    ----------    ----------
                                                               (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Operating revenue...........................................   $507,858      $466,132      $460,661
Costs and expenses..........................................    424,701       393,282       400,594
                                                               --------      --------      --------
Operating income before unusual items.......................     83,157        72,850        60,067
Unusual items...............................................      2,400         3,758         6,209
                                                               --------      --------      --------
Operating income............................................     80,757        69,092        53,858
Gain on sale of businesses, net.............................      2,513         8,807        14,038
Interest expense, net.......................................      9,486         5,418         5,158
                                                               --------      --------      --------
Income before income taxes..................................     73,784        72,481        62,738
Provision for income taxes..................................     31,587        30,166        27,693
                                                               --------      --------      --------
Net income..................................................   $ 42,197      $ 42,315      $ 35,045
                                                               ========      ========      ========
EBITDA(1)...................................................   $130,994      $116,954      $101,336
Earnings per share -- basic.................................   $   1.08      $   1.08            --
Weighted average shares -- basic............................     39,064        39,007
Earnings per share -- diluted...............................   $   1.03      $   1.05            --
Weighted average shares -- diluted..........................     40,795        40,308
BALANCE SHEET DATA
Total assets................................................   $667,780
Long-term debt, less current maturities.....................    187,195
Shareholders' equity........................................    319,309


---------------

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA (which is not a measure of financial performance under generally accepted accounting principles) has been included because such data is used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity, and to determine a company's ability to service debt. EBITDA is not presented as a substitute for income from operations, net income or cash flows from operating activities.

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this document, DBT shareholders and ChoicePoint shareholders should consider the matters described below carefully in determining whether to approve the merger agreement and the transactions contemplated thereby.

RISKS RELATING TO THE MERGER

  The exchange ratio will not be adjusted, even if there is an increase or decrease in the price of DBT common stock or the price of ChoicePoint common stock.

     The exchange ratio will not be adjusted if there is an increase or decrease in the price of DBT common stock or ChoicePoint common stock. The prices of DBT common stock and ChoicePoint common stock when the merger takes place may vary from their prices at the date of this document and at the date of the meetings. Variations in the prices of ChoicePoint common stock and DBT common stock may result from changes in the business, operations or prospects of DBT, ChoicePoint or the combined company, market assessments of the likelihood that the merger will be consummated and the timing thereof, regulatory considerations, general market and economic conditions and other factors. At the time of the meetings the holders of DBT common stock and ChoicePoint common stock will not know the exact value of the ChoicePoint common stock that DBT shareholders will receive when the merger is completed. We urge you to obtain current market quotations for ChoicePoint common stock and DBT common stock.

  If ChoicePoint is unable successfully to integrate DBT's business operations, it will not realize enhanced earnings as a result of the merger and its business could be adversely affected.


     The merger involves the integration of two companies that have previously operated independently. Successful integration of DBT's operations will depend on ChoicePoint's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. If ChoicePoint is unable to do so, its business and results of operations could be adversely affected. Difficulties could include the loss of key employees and customers, the disruption of the ongoing businesses of ChoicePoint and DBT and possible inconsistencies in standards, controls, procedures and policies. Additionally, in determining that the merger is in the best interests of ChoicePoint, the ChoicePoint board of directors considered that enhanced earnings may result from the merger, primarily through the realization of operating efficiencies and cost savings. Realization of efficiencies and cost savings could be affected by a number of factors beyond ChoicePoint's control and may not materialize after the merger. See "-- General -- This proxy statement/prospectus contains forward-looking statements that may differ materially from future results of ChoicePoint and/or DBT" on page 15.


RISKS RELATING TO CHOICEPOINT

     ChoicePoint's use of personal and public record information could make it vulnerable to government regulations concerning these uses and adverse publicity.

     Many types of data and services provided by ChoicePoint are subject to regulation by the Federal Trade Commission under the Federal Fair Credit Reporting Act, and to a lesser extent, by various other federal, state and local regulatory authorities. These laws and regulations are designed to protect the privacy of the public from the misuse of personal information in the marketplace. Future laws or restrictions which further restrict the use of personal or public record information could result in a loss of revenue for ChoicePoint. For example, if laws were enacted that restrict ChoicePoint's use of social security numbers, ChoicePoint's ability to conduct its business would be adversely affected. Adverse publicity concerning ChoicePoint's commercial use of data could adversely affect the market price of ChoicePoint common stock and could result in a loss of revenues for ChoicePoint.

  If ChoicePoint loses its insurance services customers, its business and financial condition could be adversely affected.

     Approximately 62% of ChoicePoint's revenue in 1999 was derived from its insurance services customers. ChoicePoint has no long-term agreements with those customers or with any of its other customers. Although ChoicePoint's management believes that the quality of its products and services should permit it to maintain its relationship with its customers, there can be no assurance that ChoicePoint will do so. Any loss of a significant number of ChoicePoint's insurance services customers would have a material adverse effect on ChoicePoint's revenues, financial condition and results of operations.

  ChoicePoint faces significant competition.

     ChoicePoint operates in a number of geographic and product and service markets, all of which are highly competitive. If ChoicePoint is unable to respond effectively to its competitors, many of which have greater financial resources than ChoicePoint, its business and results of operations will be materially adversely affected. In the insurance services market, ChoicePoint's competitors include Trans Union Corporation, American Insurance Services Group, a unit of Insurance Services Office, Inc., Insurance Information Exchange, L.L.C., a subsidiary of AMS Services, Inc. and LabOne, Inc. with respect to insurance laboratory services. In the business and government services market, ChoicePoint's competitors in the automated public records market include the Lexis-Nexis service of Reed Elsevier PLC, Online Professional Electronic Network LLC, Dallas Computer Services, Inc. and InfoUSA Inc., while its competitors in the pre-employment screening and drug testing services market include various security companies and clinical laboratories, including Pinkertons Inc., Avert, Inc. and Laboratory Corporation of America Holdings. Its competitors in other information services offerings include Acxiom Corporation and Harte-Hanks Communications, Inc. With respect to its offerings of consumer benefit services such as those provided by its subsidiary EquiSearch Services, Inc., ChoicePoint competes with Keane Tracers, Inc. and Shareholder Communications Corporation. In each of its markets, ChoicePoint competes on the basis of responsiveness to customer needs, price and the quality and range of products and services offered.

  ChoicePoint could lose some of its data supply sources, which could have a material adverse effect on its business and results of operations.

     ChoicePoint's operations depend upon information derived from a wide variety of automated and manual sources. ChoicePoint obtains data from external sources including public records information companies, governmental authorities, competitors, and customers. ChoicePoint's agreements with its data suppliers are generally short-term agreements, and some of ChoicePoint's suppliers are competitors of ChoicePoint, which may make ChoicePoint vulnerable to unpredictable price increases or non-renewal. ChoicePoint has no reason to anticipate the termination of any significant relationships with these data suppliers, and believes that in most cases substitute suppliers could be arranged if any termination occurred. However, such a termination could have a material adverse effect on its business or results of operations if ChoicePoint were unable to arrange for substitute sources.

     ChoicePoint currently maintains databases that contain information provided and used by insurance underwriters. The information in these databases is not owned by ChoicePoint, and the participating organizations could discontinue contributing information to the databases. If this were to occur, ChoicePoint's business and results of operations would be materially adversely affected. ChoicePoint believes, however, that such an event is unlikely because contributors to the databases depend upon the aggregated information in such databases to conduct their business operations.

RISKS RELATING TO DBT

     DBT has a limited operating history on the Internet. If DBT is unable to respond to the unpredictable nature of operating over the Internet, its business will be materially adversely affected.

     The Internet marketplace is characterized by rapidly changing customer preferences, low barriers to entry for competitors and rapidly changing technologies. DBT has recently launched and acquired Internet products and does not have a long operating history on the Internet. DBT may be unable effectively to use Internet technology or adapt to its rapid changes. Failure to recognize or respond to these factors may result in a material adverse effect on DBT's business and prospects. For example, expanding the KnowX.com and AutoTrack Internet products and increasing the market awareness of DBT's Internet Services may be complicated, time-consuming and could be more expensive than we anticipate. In addition, the provision of information services over the Internet may not develop into a profitable market. New and evolving trends on the Internet, including a trend toward free and low-cost services and increasing access to public information from government agencies, may limit our ability to generate revenues and hinder the growth of our market.

  Efficient use of DBT databases depends on DBT's access to social security numbers.

     DBT uses social security numbers to generate its reports. Social security numbers could become unavailable to DBT in the future because of changes in the law or because data suppliers decide not to supply them to DBT. If DBT cannot obtain social security numbers in the future, its ability to generate reports efficiently will be reduced. DBT can and does use names, addresses and dates of birth to generate its reports. However, without the use of social security numbers, DBT believes that those reports would not be as complete or accurate as the reports generated with social security numbers. DBT would also incur significant expense to revise the software it uses to generate reports. Less complete or less accurate reports could adversely affect DBT's business, results of operations and financial condition.

  If federal and state laws relating to privacy and the use of personal information become more restrictive, DBT could have less information to supply to customers, which could have a material adverse effect on its business and results of operations.

     Many privacy and consumer advocates and federal regulators have become increasingly concerned with the use of personal information, particularly social security numbers, motor vehicle reports and dates of birth. DBT uses personal information to search its databases and to access information in the databases of others. Various federal regulators and organized groups have lobbied and are expected to continue to lobby for the adoption of new or additional federal and state legislation to regulate the widespread dissemination or commercial use of personal information. If federal or state laws are amended or enacted in the future to further restrict access and use of personal information, DBT could have less information to provide to its customers, which could have a material adverse effect on its business and results of operations.

  DBT relies on two suppliers for the credit header data in its database.

     DBT obtains the credit header data in its database from two consumer credit reporting agencies. The data consists of names, addresses, social security numbers and dates of birth. The two consumer credit agencies are Experian Information Solutions, Inc. and Trans Union Corporation. One or both of these suppliers could stop supplying this data to DBT or could substantially increase their prices. This would materially adversely affect DBT's business, results of operations and financial condition.

  DBT may experience service disruptions as a result of natural disasters.

     DBT's ability to receive and complete search requests depends on the efficient and uninterrupted operation of its computer and communications systems. Substantially all of the hardware for these systems is located in southern Florida, which is an area susceptible to hurricanes. Hurricanes and any accompanying fires, floods or power loss could result in telecommunications failures, break-ins or similar events that interrupt the operation of DBT's computer and communications systems. In addition, events such as hurricanes and floods could prevent DBT employees from attending work or carrying out their responsibilities and could cause interruptions to the computer and communication services and data provided to DBT by third parties. Any of these events could have a material adverse effect on DBT's business and results of operations.

 DBT's Patlex subsidiary depends exclusively on the exploitation and enforcement of laser patents expiring in 2004 and 2005.

     DBT's Patlex subsidiary partially owns two significant laser patents, which generated revenues of approximately $6.2 million for the year ended December 31, 1999. These laser patents are Patlex's only significant assets. Because Patlex's revenues are solely derived from the royalties it receives under its license agreements, any advance in technology which would render the laser patents obsolete could adversely affect Patlex's future revenues, which could have an adverse effect on DBT's financial condition or results of operations. Although DBT does not believe that any recent advances in laser technology exist that may materially adversely affect Patlex's future patent royalty revenues, there has been a gradual advancement in laser technologies that has adversely affected Patlex's revenues.

     The patent generating substantially all of Patlex's revenues expires in November 2004. The other patent expires in May 2005. Upon the expiration of the laser patents, Patlex will lose its right to prevent others from exploiting these inventions and to receive royalty payments. DBT does not expect to derive any revenue from the patent exploitation and enforcement business following the expiration of the laser patents.

GENERAL

 This proxy statement/prospectus contains forward-looking statements that may differ materially from future results of ChoicePoint and/or DBT.

     ChoicePoint and DBT have each made forward-looking statements in this document (and in documents that are incorporated by reference in this document) that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the respective company's management and on information currently available to such management. Forward-looking statements include the information concerning possible or assumed future results of operations of ChoicePoint and/or DBT set forth in these documents and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. These statements and others that are not statements about historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder value of ChoicePoint following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond ChoicePoint's and DBT's ability to control or predict. Important factors that could cause actual results to differ materially from those stated in forward-looking statements include the factors described in this "Risk Factors" section. In addition, ChoicePoint and DBT do not have any intention or obligation to update forward-looking statements after they distribute this document, even if new information, future events or other circumstances have made them incorrect or misleading.

                                  THE MEETINGS

     The board of directors of ChoicePoint is furnishing this document to shareholders of ChoicePoint in connection with the solicitation of proxies for use at the annual meeting of ChoicePoint shareholders, including any adjournments or postponements of the meeting. The board of directors of DBT is furnishing this document to shareholders of DBT in connection with the solicitation of proxies for use at the special meeting of DBT shareholders, including any adjournments or postponements of the meeting.

     The purpose of the meetings is to consider and vote upon the Agreement and Plan of Merger, dated as of February 14, 2000, among ChoicePoint, DBT and ChoicePoint Acquisition Corporation, a wholly owned subsidiary of ChoicePoint. We refer to ChoicePoint Acquisition Corporation as "the subsidiary." The merger agreement is attached to this document as Annex A and is incorporated in this document by this reference. For a description of the material terms of the merger agreement, see "The Merger -- Terms of the Merger Agreement." ChoicePoint shareholders will also be asked to vote for directors and to ratify accountants.

     The merger agreement provides that the subsidiary will merge with and into DBT. We use the term "the merger" to refer to this merger and the other transactions contemplated by the merger agreement.

CHOICEPOINT ANNUAL MEETING


     General. The ChoicePoint annual meeting will be held on May 16, 2000 at 11:00 a.m., local time, at ChoicePoint's principal executive offices, 1000 Alderman Drive, Alpharetta, Georgia.



     Record Date; Voting Power. Only holders of record of shares of ChoicePoint common stock at the close of business on April 7, 2000, the ChoicePoint record date, are entitled to notice of and to vote at the ChoicePoint annual meeting. On that date, there were 29,562,688 issued and outstanding shares of ChoicePoint common stock held by approximately 4,874 holders of record. Holders of record of ChoicePoint common stock on the ChoicePoint record date are entitled to one vote per share on any matter that may properly come before the ChoicePoint annual meeting. Shareholders do not have cumulative voting rights. Brokers who hold shares of ChoicePoint common stock as nominees will not have discretionary authority to vote shares on the merger in the absence of instructions from the beneficial owners of the shares. Any shares of ChoicePoint common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to the broker are referred to as "broker non-votes."



     Vote Required. The approval and adoption of the merger agreement and the issuance of ChoicePoint common stock pursuant to the merger agreement will require that we receive approval of a majority of the votes cast on the proposal.


     Election of directors requires the affirmative vote of a plurality of the shares of ChoicePoint common stock cast by the shares entitled to vote. Approval of the proposal to ratify the independent public accountants will require that the number of votes cast favoring the proposal exceed the number of votes cast opposing the proposal.

     Abstentions and broker non-votes will not count as votes for or against any of the proposals expected to be voted upon at the ChoicePoint annual meeting.

     The presence at the ChoicePoint annual meeting, in person or represented by proxy, of a majority of the issued and outstanding shares of ChoicePoint common stock will constitute a quorum for the transaction of business. Broker non-votes and abstentions will be counted for purposes of establishing the presence of a quorum at the ChoicePoint annual meeting.


     On the ChoicePoint record date, the executive officers and directors, including their affiliates, beneficially owned an aggregate of 1,927,066 shares of ChoicePoint common stock which such persons are entitled to vote, or approximately 6.5% of the shares of ChoicePoint common stock then outstanding. We currently expect that the directors and officers will vote all those shares in favor of the approval of the merger agreement and the issuance of ChoicePoint common stock pursuant to the merger agreement. On the ChoicePoint record date, the directors and executive officers of DBT beneficially owned no shares of ChoicePoint common stock.

     Solicitation and Revocation of Proxies. A form of proxy is enclosed with this document. All shares of ChoicePoint common stock represented by properly executed proxies will, unless these proxies have been previously revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted "FOR" approval and adoption of the merger agreement and the issuance of ChoicePoint common stock pursuant to the merger agreement, "FOR" the proposals to elect directors and ratify the appointment of accountants, and in the discretion of the proxy holder as to any other matter which may properly come before the ChoicePoint annual meeting.


     Any ChoicePoint shareholder that has previously delivered a properly executed proxy may revoke the proxy at any time before its exercise. A proxy may be revoked either by (1) filing with the secretary of ChoicePoint prior to the ChoicePoint annual meeting, at ChoicePoint's principal executive offices, a written revocation of the proxy or a duly executed proxy bearing a later date or
(2) attending the ChoicePoint annual meeting and voting in person. Presence at the ChoicePoint annual meeting will not revoke a shareholder's proxy unless the shareholder votes in person.

     ChoicePoint has retained Morrow & Co., Inc. to aid in the solicitation of proxies. ChoicePoint estimates the cost of these services to be approximately $7,000, plus out-of-pocket expenses. The cost of soliciting proxies will be borne by ChoicePoint. Proxies may be solicited by personal interview, mail or telephone. In addition, ChoicePoint may reimburse brokerage firms and other persons representing beneficial owners of shares of ChoicePoint common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by ChoicePoint's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.


     Other Matters. ChoicePoint is unaware of any matter to be presented at the ChoicePoint annual meeting other than as described in this section. If other matters are properly presented at the ChoicePoint annual meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the ChoicePoint annual meeting. However, no proxy that has been designated to vote against approval and adoption of the merger agreement and the issuance of ChoicePoint common stock pursuant to the merger agreement will be voted in favor of any proposal to adjourn or postpone the ChoicePoint annual meeting for the purpose of soliciting additional proxies to approve and adopt the merger agreement and the issuance of ChoicePoint common stock pursuant to the merger agreement.


DBT SPECIAL MEETING


     General. The DBT special meeting will be held on May 16, 2000 at 9:00 a.m., local time, at the Alpharetta Marriott Hotel, 5750 Windward Parkway, Alpharetta, Georgia 30005.



     Record Date; Voting Power. Only holders of record of shares of DBT common stock at the close of business on April 7, 2000, the DBT record date, are entitled to notice of and to vote at the DBT special meeting. As of that date, there were 20,212,094 issued and outstanding shares of DBT common stock held by approximately 484 holders of record. Holders of record of DBT common stock on the DBT record date are entitled to one vote per share on any matter that may properly come before the DBT special meeting. Brokers who hold shares of DBT common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners of the shares. Any shares of DBT common stock for which a broker has submitted an executed proxy but for which the beneficial owner has not given instructions on voting to the broker are referred to as "broker non-votes."


     Vote Required. The approval of the proposal to approve the merger agreement requires the affirmative vote of a majority of the votes cast by DBT shareholders entitled to vote.

     Abstentions and broker non-votes will not count as votes for or against any of the proposals expected to be voted upon at the DBT special meeting.

     The presence in person or by proxy of the holders of a majority of the shares of DBT common stock outstanding on the DBT record date will constitute a quorum for the transaction of business at the DBT special meeting. Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the DBT special meeting.


     On the DBT record date, the executive officers and directors of DBT, including their affiliates, owned an aggregate of 2,740,946 shares of DBT common stock which such persons are entitled to vote, or approximately 13.6% of the shares of DBT common stock then outstanding. We currently expect that such directors and officers will vote all of these shares in favor of the proposal to approve the merger agreement. In addition, on the DBT record date, the directors and executive officers of ChoicePoint beneficially owned no shares of DBT common stock.


     Solicitation and Revocation of Proxies. A form of proxy is enclosed with this document. All shares of DBT common stock represented by properly executed proxies (whether through the return of the enclosed proxy card or by telephone) will, unless these proxies have been previously revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the shares will be voted "FOR" approval of the merger agreement and in the discretion of the proxy holder as to any other matter which may properly come before the DBT special meeting.

     Any DBT shareholder that has previously delivered a properly executed proxy (whether through the return of the enclosed proxy card or by telephone) may revoke the proxy at any time before its exercise. A proxy may be revoked either by (1) filing with the secretary of DBT prior to the DBT special meeting, at DBT's principal executive offices, either a written revocation of the proxy or a duly executed proxy bearing a later date or (2) attending the DBT special meeting and voting in person. Presence at the DBT special meeting will not revoke a shareholder's proxy unless the shareholder votes in person.

     DBT has retained D. F. King & Co. to aid in the solicitation of proxies. DBT estimates the cost of these services to be approximately $7,500, plus out-of-pocket expenses. The cost of soliciting proxies will be borne by DBT. Proxies may be solicited by personal interview, mail or telephone. In addition, DBT may reimburse brokerage firms and other persons representing beneficial owners of shares of DBT common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by DBT's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

     Other Matters. DBT is unaware of any matter to be presented at the DBT special meeting other than the proposal to approve the merger agreement. If other matters are properly presented at the DBT special meeting, the persons named in the enclosed form of proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including, without limitation, any proposal to adjourn or postpone the DBT special meeting. However, no proxy that has been designated to vote against approval of the merger agreement will be voted in favor of any proposal to adjourn or postpone the DBT special meeting for the purpose of soliciting additional proxies to approve the merger agreement.

                                   THE MERGER

     The following discussion describes the more important aspects of the merger and the material terms of the merger agreement. This description is qualified in its entirety by reference to the merger agreement. We encourage you to read carefully the merger agreement in its entirety a copy of which is attached as Annex A.

BACKGROUND TO THE MERGER

     On December 9, 1999, a representative from The Robinson-Humphrey Company, LLC, ChoicePoint's financial advisor, hosted a breakfast meeting with Derek V. Smith, Chairman, President and Chief Executive Officer of ChoicePoint, and Kenneth G. Langone, a director of DBT, in New York. The representative of Robinson-Humphrey introduced the parties, who discussed whether there was a mutual interest in exploring whether the two companies could better execute their businesses by working together, either in a joint venture, other contractual relationship, by combining or otherwise. The parties agreed to meet again on January 10, 2000 in Florida.

     On December 16, 1999, the ChoicePoint executive committee of the board of directors held a regular meeting. Mr. Smith said that he recently had initial discussions in New York with Mr. Langone and a Robinson-Humphrey representative regarding a potential merger with DBT. Another meeting was planned to further discuss the transaction and Mr. Smith stated that the executive committee would be kept apprised of the status of the discussions.

     On January 10, 2000, Mr. Smith, Douglas C. Curling, Chief Operating Officer of ChoicePoint, Ronald A. Fournet, President and Chief Executive Officer of DBT, Mr. Langone, Bernard Marcus, a director of DBT, Frank Borman, Chairman of the board of directors of DBT, and a representative from Robinson-Humphrey met at DBT's offices in Boca Raton, Florida and had preliminary discussions concerning ChoicePoint's possible interest in merging with DBT. Discussions focused on long-term vision, values and cultural fit of the two companies, along with high-level parameters for a possible business combination.

     On January 11, 2000, Mr. Curling and a representative of Robinson-Humphrey met with Mr. Fournet at DBT's offices to discuss due diligence. Mr. Smith, Mr. Langone, Mr. Marcus and another representative from Robinson-Humphrey met off-site to discuss strategic issues such as management philosophies for maximizing shareholder value and governance issues such as structure of the board of directors for a combined company.

     On January 14, 2000, Mr. Smith called Mr. Langone and indicated that ChoicePoint was interested in moving forward with the merger. Thereafter, DBT determined to engage Credit Suisse First Boston to act as its financial advisor in connection with the proposed merger.

     On January 19, 2000, the ChoicePoint executive committee held a special meeting to discuss the DBT transaction. The executive committee received a report on the market and competitive overview, key industry trends, estimated financial analysis and the organizational structure of DBT, with comparisons to ChoicePoint. The committee was presented with an overview of DBT's board of directors and its current management team, its technological capabilities as compared to ChoicePoint's, its secondary offering completed in 1999, the suspension of use of DBT services by the Drug Enforcement Agency and FBI and its product development. The committee also discussed various acquisition methods and discussed potential financial performance for a combined company and the potential structure of the combined companies.

     On January 20 and 21, 2000, a team of ChoicePoint management representatives, an attorney from King & Spalding and a representative of Robinson-Humphrey went to Boca Raton, Florida to begin conducting due diligence on DBT.

     On January 21, 2000, representatives of DBT visited a data room in Alpharetta, Georgia to conduct due diligence on ChoicePoint. On January 24, 2000, representatives of DBT, including Mr. Fournet, and representatives of Credit Suisse First Boston visited the data room in Alpharetta, Georgia to conduct additional due diligence.

     On January 24, 2000, representatives of DBT, including Mr. Fournet, and representatives of Credit Suisse First Boston returned to the data room in Alpharetta, Georgia to conduct additional due diligence.

     On January 25, 2000, the ChoicePoint board of directors met and received comprehensive presentations from the ChoicePoint management team and its financial advisors relating to DBT and the acquisition. The board of directors discussed the background and history of DBT, its management team and board of directors, its financial performance, potential synergies between the companies and potential terms and conditions of the transaction.

     On January 25, 2000, the DBT board of directors met and approved the engagement agreement with Credit Suisse First Boston, discussed various aspects of the proposed merger with Credit Suisse First Boston, received a presentation from legal counsel with respect to the merger and, after discussion, authorized management and DBT's advisors to continue negotiations with ChoicePoint.

     On January 29, 2000, Mr. Smith, Mr. Curling and Mr. Fournet had lunch in Atlanta. At that meeting, they discussed management and leadership retention and transition governance should agreement on terms for a merger be reached.

     During the week of January 31, 2000, the parties held several conference calls to discuss the merger. The issues discussed included ensuring business continuity through the transition, key leadership retention, and a preliminary framework for pre-merger planning, assuming that agreement on terms for a merger was reached.

     On February 7, 2000, Mr. Langone and Mr. Smith agreed, subject to approval of the respective companies' boards of directors and pending the completion of due diligence, upon the exchange ratio for the merger. They also agreed, subject to these matters, on the structure of the board of directors of the combined company, which would include four outside directors from DBT, four outside directors from ChoicePoint and two ChoicePoint management directors.

     From February 9 through February 11, 2000, representatives of ChoicePoint visited DBT's facility in Boca Raton, Florida to conduct additional due diligence on DBT.

     From February 7 through February 14, 2000, representatives of the parties negotiated various terms of the merger agreement, including termination fees.

     On February 14, 2000, the boards of directors of ChoicePoint and DBT held meetings. Both boards of directors approved the merger and the merger agreement and authorized their respective representatives to execute the merger agreement. Later in the day on February 14, 2000, the parties executed and delivered the merger agreement.

CHOICEPOINT'S REASONS FOR THE MERGER

     The ChoicePoint board of directors believes that the terms of the merger agreement and the transactions contemplated thereby, including the stock issuance, are fair from a financial point of view to, and are in the best interests of, ChoicePoint and its shareholders. Accordingly, the ChoicePoint board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby, including the stock issuance, and recommends approval and adoption of the merger agreement and the stock issuance by the ChoicePoint shareholders. In reaching its decision, the ChoicePoint board of directors consulted with ChoicePoint's management and legal counsel and Robinson-Humphrey, its financial advisor. The principal reasons for the ChoicePoint board of director's approval and adoption of the merger agreement and the transactions contemplated thereby, including the stock issuance, and its recommendation to the ChoicePoint shareholders are as follows:

     - the enhancement of ChoicePoint's staff through the addition of approximately 90 programmers and technology personnel;

     - the ChoicePoint board of directors' belief that the integration of DBT will create cost savings and operating efficiencies relating to technology content management expenses and sales, new product development, marketing expenses and public company filing and compliance expenses, creating opportunities for improved earnings for the combined company;

     - the ChoicePoint board of directors' review of the nonfinancial terms of the merger, including information about the terms of the merger agreement and the addition of four DBT directors to the ChoicePoint board of directors;

     - the ChoicePoint board of directors' expectation that DBT's expertise in the on-line civil public record business will enhance ChoicePoint's current product offerings and provide a complementary customer base;

     - the ChoicePoint board of directors' belief that DBT has a respected and capable management team with a compatible approach to customer service and shareholder value;

     - the presentation of Robinson-Humphrey to the ChoicePoint board of directors and the opinion of Robinson-Humphrey (including the assumptions and limitations) rendered on February 14, 2000 that, as of that date, the exchange ratio was fair to the common shareholders of ChoicePoint from a financial point of view. See "-- Opinion of ChoicePoint's Financial Advisor"; and

     - the ChoicePoint board of directors' expectation that the merger would be accounted for as a "pooling of interests" for accounting and financial reporting purposes. See "Accounting Treatment."

     The ChoicePoint board of directors also discussed other factors in connection with the merger. These included, among others:

     - the potential difficulties of integrating DBT's operations into ChoicePoint;

     - the substantial time and effort of ChoicePoint management required to implement the merger, integrate the business of DBT into ChoicePoint, and manage the increased size of the combined business; and

     - the risk that the anticipated benefits of the merger might not be fully realized.

     The ChoicePoint board of directors believes that the benefits and advantages of the merger outweigh these factors.

     The foregoing discussion of the information and factors considered by the ChoicePoint board of directors is not intended to be exhaustive but is believed to include all material factors considered by the ChoicePoint board of directors. In reaching its determination to approve and adopt the merger agreement and the transactions contemplated thereby, including the stock issuance, the ChoicePoint board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

RECOMMENDATION OF THE CHOICEPOINT BOARD OF DIRECTORS


     The ChoicePoint board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby, including the issuance of ChoicePoint common stock pursuant to the merger agreement. THE CHOICEPOINT BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE ISSUANCE OF CHOICEPOINT COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, ARE FAIR TO AND IN THE BEST INTERESTS OF CHOICEPOINT AND THE CHOICEPOINT SHAREHOLDERS AND RECOMMENDS THAT THE CHOICEPOINT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE ISSUANCE OF CHOICEPOINT COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.


OPINION OF CHOICEPOINT'S FINANCIAL ADVISOR

  General

     Robinson-Humphrey acted as financial advisor to ChoicePoint in connection with its proposed merger with DBT. At the February 14, 2000 meeting of the ChoicePoint board of directors, Robinson-Humphrey delivered a written opinion that, as of that date, the exchange ratio in the proposed merger with DBT was fair, from a financial point of view, to the common shareholders of ChoicePoint. Robinson-Humphrey also made a presentation to the ChoicePoint board of directors describing the basis for its opinion, including the analyses described below. No limitations were imposed by the ChoicePoint board of directors upon Robinson-Humphrey with respect to the investigation made or the procedures followed by Robinson-Humphrey upon rendering its opinion.


     The full text of the written opinion of Robinson-Humphrey, dated February 14, 2000, which sets forth the assumptions made, procedures followed, limits of the review undertaken in connection with the opinion and other matters considered by Robinson-Humphrey, appears as Annex B to this proxy statement/prospectus. ChoicePoint's shareholders are urged to read this opinion in its entirety. ROBINSON-HUMPHREY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF COMMON STOCK OF CHOICEPOINT, AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY SHAREHOLDER SHOULD VOTE IN RELATION TO THE MERGER. This summary of the opinion of Robinson-Humphrey is qualified in its entirety by reference to the full text of the opinion.


  Material and Information Considered with Respect to the Merger

     In arriving at its opinion, Robinson-Humphrey:

     - reviewed the merger agreement;

     - reviewed and analyzed publicly available information concerning ChoicePoint and DBT which Robinson-Humphrey believed to be relevant to its inquiry;

     - reviewed and analyzed financial and operating information with respect to the business, operations and prospects of ChoicePoint and DBT furnished to Robinson-Humphrey by ChoicePoint and DBT;

     - conducted discussions with members of ChoicePoint's and DBT's management concerning their respective businesses, operations, assets, present conditions and prospects;


     - reviewed the trading history of the common stock of DBT from February 7, 1997 to February 14, 2000;



     - reviewed the trading history of the common stock of ChoicePoint from August 8, 1997 to February 14, 2000;


     - reviewed the historical market prices and trading activity for the common stock of ChoicePoint and DBT and compared them with those of publicly traded companies which were deemed relevant;

     - compared the historical financial results and present financial condition of ChoicePoint and DBT with those of publicly traded companies which were deemed relevant;

     - reviewed the financial terms of the merger with the financial terms of other recent merger and acquisition transactions which were deemed relevant;

     - reviewed historical data relating to percentage premiums paid in acquisitions of publicly traded companies; and

     - performed financial analyses with respect to ChoicePoint's and DBT's pro forma financial condition and projected future operating performance.

     In rendering its opinion, Robinson-Humphrey assumed and relied upon the accuracy and completeness of the financial and other information used by Robinson-Humphrey in arriving at its opinion without independent verification. With respect to the financial forecasts of ChoicePoint and DBT, Robinson-Humphrey assumed that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of ChoicePoint and DBT as to the future financial performance of ChoicePoint and DBT, respectively, and the cost savings and other potential synergies (including the amount, timing, and achievability thereof) anticipated to result from the merger, and Robinson-Humphrey expressed no opinion with respect to such forecasts or the assumptions on which the forecasts were based. In arriving at its opinion, Robinson-Humphrey did not make or obtain any evaluations or appraisals of the assets (including properties and facilities) or liabilities of ChoicePoint or DBT.

     Robinson-Humphrey's opinion is necessarily based upon market, economic and other conditions as they may have existed and could be evaluated as of February 14, 2000. In connection with the preparation of its fairness opinion, Robinson-Humphrey performed financial and comparative analyses, the material portions of which are summarized below. The summary set forth below includes the financial analyses used by Robinson-Humphrey and deemed to be material, but does not purport to be a complete description of the analyses performed by Robinson-Humphrey in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In addition, Robinson-Humphrey believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or incomplete view of the process underlying its analyses set forth in the opinion. In performing its analyses, Robinson-Humphrey made numerous assumptions with respect to industry and economic conditions, many of which are beyond the control of ChoicePoint. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the price at which such companies may actually be sold, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to ChoicePoint or DBT, and no merger and acquisition transaction involved companies identical to ChoicePoint or DBT. An analysis of the results of such comparisons is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the values of companies to which ChoicePoint or DBT is being compared.

     The following is a summary of the material factors considered and principal financial analyses performed by Robinson-Humphrey to arrive at its opinion. Some of the financial analyses summarized below include information presented in tabular format. In order to understand fully Robinson-Humphrey's analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Robinson-Humphrey's analyses.

  Analysis of Selected Comparable Public Companies

     Robinson-Humphrey reviewed and compared selected publicly available financial data, market information and trading multiples for DBT with other selected publicly traded companies in the information gathering industry which Robinson-Humphrey deemed comparable to DBT. This group of 13 other publicly traded companies included eight information management companies and five Internet data providers as follows:

INFORMATION MANAGEMENT COMPANIES           INTERNET DATA PROVIDERS
--------------------------------           -----------------------
-  ACNielsen Corp.                         -  Edgar Online, Inc.
-  Acxiom Corporation                      -  FactSet Research Systems, Inc.
-  ASI Solutions, Inc.                     -  Hoovers, Inc.
-  Avert Inc.                              -  OneSource Information Services
-  ChoicePoint Inc.                        -  US SEARCH.com, Inc.
-  Dun & Bradstreet Corp.
-  Equifax Inc.
-  Thomson Corp.

     For the comparable companies in both categories, Robinson-Humphrey compared, among other things, firm values as a multiple of latest twelve months, which is referred to as "LTM" revenues; LTM earnings before interest, taxes, depreciation and amortization, which is referred to as "EBITDA"; LTM earnings before interest and taxes, which is referred to as "EBIT"; equity value as a multiple of calendar 1999 earnings per share, which is referred to as "EPS"; and calendar 2000 EPS for the comparable companies. All multiples were based on closing stock prices as of February 10, 2000. Revenue, EBITDA and EBIT estimates for the comparable companies were based on historical financial information available in public filings of the comparable companies. EPS estimates were based on the First Call consensus estimates as of February 9, 2000, except for ChoicePoint Inc. and Equifax Inc., whose estimates were obtained from Robinson-Humphrey research. The following table sets forth the multiples indicated by this analysis for the comparable companies as of February 10, 2000:


                                            PRICE/LTM   PRICE/LTM   PRICE/LTM   PRICE/1999   PRICE/2000
                                            REVENUES      EBIT       EBITDA        EPS          EPS
                                            ---------   ---------   ---------   ----------   ----------
Information Management Companies..........     2.47x       14.6x        9.5x       22.7x        20.6x
Internet Data Providers...................     8.55        59.3        43.9        50.5         40.3
Overall Average...........................     4.81        19.6        13.3        25.8         22.8
DBT Acquisition Price Using 1999
  Results.................................     5.06x      192.9x       40.3x      296.7x          --
DBT Acquisition Price Using Estimated 2000
  results.................................     3.53        25.5        13.6          --         39.2


     In arriving at its opinion, Robinson-Humphrey noted that, for each category of valuation multiple, the implied valuation multiple for DBT based on the exchange ratio and 1999 results was generally above the average for the comparable companies while the implied valuation multiple for DBT based on the exchange ratio and using estimated 2000 results was generally in line with the average for the comparable companies.

  Analysis of Selected Merger & Acquisition Transactions

     Robinson-Humphrey reviewed the financial terms, to the extent publicly available, of 14 proposed, pending or completed merger and acquisition transactions since January 1994 involving companies Robinson-Humphrey deemed to be comparable based on operating characteristics of the target, referred to hereafter as the "selected acquisition transactions". Robinson-Humphrey calculated various financial multiples based on publicly available information for each of the selected acquisition transactions and compared them to corresponding financial multiples for the merger, based on the exchange ratio. The transactions reviewed (and the effective dates) were:

DATE
EFFECTIVE                              TARGET NAME                      ACQUIROR NAME
---------                              -----------                      -------------
11/14/94.............        Information America Inc.                West Publishing Co.
09/25/95.............        DataQuick Information Systems           Acxiom Corp.
05/01/96.............        Direct Media/DMI Inc.                   Acxiom Corp.
08/12/96.............        Yankee Group                            Primark Corp.
09/03/96.............        Risk Data Corporation                   HNC Software Inc.
09/04/96.............        CDB Infotek                             ChoicePoint Inc.
01/06/97.............        Baseline Financial Services             Primark Corp.
02/07/97.............        WEFA Holdings                           Primark Corp.
11/05/98.............        Customer Development Corporation        ChoicePoint Inc.
02/05/99.............        A-T Financial Information Inc.          Primark Corp.
06/17/99.............        Background America Inc.                 Kroll-O'Gara Co.
07/23/99.............        Donnelley Marketing Inc.                infoUSA Inc.
09/24/99.............        Information America Inc.                DBT Online, Inc.
Pending..............        R.L. Polk & Co. (Consumer Group)        Equifax Inc.

     Robinson-Humphrey compared, among other things, firm values as a multiple of LTM revenues, LTM EBIT and LTM EBITDA. The mean multiples indicated by this analysis are as follows:

                                                                                 PRICE/
                                                         PRICE/LTM   PRICE/LTM    LTM
                                                         REVENUES      EBIT      EBITDA
                                                         ---------   ---------   ------
Comparable Merger and Acquisition Transactions.........    2.40x        17.3x     11.0x
DBT Acquisition Price Using 1999 Results...............    5.06x       192.9x     40.3x
DBT Acquisition Price Using Estimated 2000 Results.....    3.53         25.5      13.6

     In arriving at its opinion, Robinson-Humphrey noted that for each category of valuation multiple, the implied valuation multiple for DBT based on the exchange ratio was above the average for the comparable transactions.

  Contribution Analysis

     Robinson-Humphrey reviewed the relative contribution that DBT and ChoicePoint would be making to the combined business in terms of revenues, EBIT, EBITDA, pre-tax income, assets and shareholders' equity. Robinson-Humphrey analyzed relative contribution based on 1999 results as well as the estimated 2000 results for each company. The relative contribution of DBT to the combined entity's pro forma combined financial results ranged from a high of 36.6% (based on shareholders' equity as of December 31, 1999) to a low of 6.3% (based on 1999
EBIT). The 26.4% ownership of the combined entity that DBT shareholders are expected to represent based upon the exchange ratio was within the overall range of relative contribution that DBT will provide to the combined business in terms of revenues, EBIT, EBITDA, pre-tax income, assets and shareholders' equity.

  Discounted Cash Flow Analysis

     Robinson-Humphrey performed a discounted cash flow analysis using financial projections for 2000 through 2004 to estimate the net present equity value per share of DBT. Robinson-Humphrey derived ranges of net present equity value per share for DBT on a stand-alone basis that were based upon the discounted cash flows of DBT from 2000 to 2004 plus a terminal value calculated using a range of multiples of its projected year 2004 EBITDA. Robinson-Humphrey applied discount rates ranging from 10% to 15% and multiples of 2004 EBITDA ranging from 10.0x to 15.0x. This analysis resulted in a range of net present equity values per share of $16.87 to $27.18.

  Historical Stock Price Analysis

     Robinson-Humphrey analyzed the exchange ratio relative to historical trading prices of DBT. The following table illustrates how the implied per share price of DBT based on the exchange ratio compares to the historical share prices of DBT common shares:

                                                        AVERAGE DBT STOCK PRICE
                                           --------------------------------------------------
                                            LAST      LAST       LAST        LAST       LAST
                             PRICE PER     7 DAYS    30 DAYS    90 DAYS    180 DAYS     YEAR
CHOICEPOINT                    SHARE       ------    -------    -------    --------    ------
STOCK PRICE                 PAID TO DBT    $17.69    $19.44     $21.55      $24.29     $26.57
-----------                 -----------    ------    -------    -------    --------    ------
$36.00....................    $18.90         6.9%     (2.8)%     (12.3)%    (22.2)%    (28.9)%
 37.00....................     19.43         9.8      (0.1)       (9.9)     (20.0)     (26.9)
 38.00....................     19.95        12.8       2.6        (7.4)     (17.9)     (24.9)
 39.00....................     20.48        15.8       5.3        (5.0)     (15.7)     (22.9)
 40.00....................     21.00        18.7       8.0        (2.5)     (13.6)     (21.0)

As part of its opinion, Robinson-Humphrey noted that the acquisition price for DBT implied by the exchange ratio represented a modest premium to DBT's most recent trading price and a discount to its historical average trading range.

  Premiums Paid Analysis

     Robinson-Humphrey analyzed the transaction premiums paid in 34 stock-for-stock merger transactions of publicly-traded companies with transaction values between $250 and $500 million, effected since January 1, 1999, based on the target company's stock price one day, one week and four weeks prior to public announcement of the transaction. Robinson-Humphrey also reviewed the premiums paid for all stock-for-stock acquisitions of publicly-traded companies in 1999. This analysis indicated the following premiums paid in the selected transactions:

                                                              PURCHASE PRICE PREMIUM
                                                              PRIOR TO ANNOUNCEMENT
                                                            --------------------------
                                                            1 DAY    1 WEEK    4 WEEKS
                                                            -----    ------    -------
Mean......................................................   22.0%    27.8%      43.2%
Median....................................................   22.0     25.6       40.0
High......................................................   77.3     83.0      146.5
Low.......................................................  (51.0)   (48.2)     (51.6)
Total Median(1)...........................................   18.0     36.1       15.9
Implied Premium Paid for DBT(2)...........................   14.9     15.8        5.3

---------------

(1) Source: MERGERSTAT. Represents the median for all acquisitions with stock consideration in 1999.
(2) Assumes ChoicePoint stock price of $39.00 per share.

     As part of its opinion, Robinson-Humphrey noted that the premium being paid to DBT based on the exchange ratio was generally below the average premiums paid in similar transactions.

  Pro Forma Impact On Projected Financial Statements

     Robinson-Humphrey reviewed the impact of the merger on ChoicePoint's projected financial statements. After performing due diligence on DBT, ChoicePoint's management prepared three sets of financial projections for DBT that included a "base case", "downside case" and "upside case" for the years 2000 and 2001. ChoicePoint management also prepared "base case" and "upside case" stand-alone forecasts for ChoicePoint for the same periods. Robinson-Humphrey analyzed the pro forma impact of the merger on ChoicePoint's projected earnings per share using the DBT projections and the ChoicePoint stand-alone forecasts provided by ChoicePoint management. When analyzing the impact of the merger on ChoicePoint's "base case" stand-alone forecast, Robinson-Humphrey's analyses showed that the impact of the merger on ChoicePoint's 2000 EPS ranged from 13.9% dilutive to 1.3% accretive. The impact of the merger on ChoicePoint's 2001 "base case" stand-alone EPS ranged from 4.8% dilutive to 19.1% accretive. When analyzing the impact of the merger on ChoicePoint's "upside case" stand-alone forecast, Robinson-Humphrey's analyses showed that the impact of the merger on ChoicePoint's 2000 EPS ranged from 14.2% dilutive to 0.6% accretive. The impact of the merger on ChoicePoint's 2001 "upside case" stand-alone 2001 EPS ranged from 5.2% dilutive to 18.1% accretive. Robinson-Humphrey's analyses also showed that the merger had a deleveraging effect on ChoicePoint's balance sheet, reducing debt-to-total capitalization on a pro forma basis as of December 31, 1999 from 48% to 37% and increasing cash and cash equivalents from $40.1 million to $73.1 million.

     The summary set forth above does not purport to be a complete description of the analyses conducted or data presented by Robinson-Humphrey. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Robinson-Humphrey believes that the summary set forth above and their analyses must be considered as a whole and that selecting only portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Robinson-Humphrey based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The preparation of fairness opinions does not involve mathematical weighing of the results of the individual analyses performed, but requires Robinson-Humphrey to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Robinson-Humphrey was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Robinson-Humphrey did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Robinson-Humphrey considered the results of the analyses in light of each other and ultimately reached its conclusion based on the results of all analyses taken as a whole.

  Information Concerning ChoicePoint's Financial Advisor

     Robinson-Humphrey is a nationally recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for corporate and other purposes. ChoicePoint selected Robinson-Humphrey because of its expertise, reputation in the information services industry and familiarity with ChoicePoint. Robinson-Humphrey regularly publishes research reports regarding the businesses and securities of ChoicePoint. In the ordinary course of business, Robinson-Humphrey and its affiliates may actively trade or hold the securities and other instruments and obligations of ChoicePoint for their own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities, instruments or obligations. In addition, Robinson-Humphrey has performed various investment banking services for ChoicePoint, including acting as financial advisor on merger and acquisition transactions, and has received customary fees for such services.


     Pursuant to an engagement letter dated February 10, 2000, ChoicePoint agreed to pay Robinson-Humphrey a fee of $500,000 in connection with the preparation and delivery of its fairness opinion. If the merger is consummated, an additional fee equal to 0.875% of the aggregate consideration to be paid for DBT, including liabilities assumed, will be paid to Robinson-Humphrey. ChoicePoint has also agreed to reimburse Robinson-Humphrey for its out-of-pocket expenses incurred in connection with the engagement, and to indemnify Robinson-Humphrey against specified liabilities, including specified liabilities under federal securities laws.


DBT'S REASONS FOR THE MERGER

     In reaching its decision to approve and adopt the merger agreement and to recommend unanimously that DBT shareholders approve the merger agreement, DBT's board of directors identified reasons why the merger should be beneficial to DBT and its shareholders. These potential benefits include the following:

     - DBT's board of director's belief that combining with ChoicePoint will increase the business services, advertising and e-commerce relationships and opportunities available to DBT and will also give DBT the opportunity to expand its client base;


     - the opportunity for DBT shareholders to receive a significant premium over the market price for shares of DBT common stock existing before the public announcement of the merger. Specifically, the exchange ratio in the merger represented a premium of 18.6% over the closing price for DBT common stock on February 14, 2000, the day that DBT and ChoicePoint reached final agreement on the merger agreement;


     - the ability of DBT shareholders to continue to participate in the growth of the business conducted by ChoicePoint and DBT following the merger and to benefit from the potential appreciation in value of shares of ChoicePoint common stock;

     - the larger public float of shares of ChoicePoint common stock compared to the public float of shares of DBT common stock, which would provide DBT shareholders with the opportunity to gain greater liquidity in their investment; and

     - the ability to create the largest provider of on-line and on-demand public records in the United States through a combined technology infrastructure while complementing new product development efforts.

     In the course of deliberations, DBT's board of directors also reviewed with its executive management team and its legal and financial advisors a number of additional factors relevant to the merger, including:

     - the terms and conditions of the merger agreement, including termination fees and closing conditions;

     - the likelihood that the merger would be completed;

     - the expected qualification of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code;

     - DBT's board of directors' expectation that the merger would be accounted for as a "pooling of interests" for accounting and financial reporting purposes. See "Accounting Treatment";

     - the financial presentation of Credit Suisse First Boston, including its opinion that the exchange ratio was fair to the holders of DBT common stock from a financial point of view, as described below under the caption "-- Opinion of DBT's Financial Advisor";

     - information relating to the business, assets, management, competitive position, operating performance, trading performance and prospects of each of DBT and ChoicePoint, including the prospects of DBT if it were to continue as an independent company;

     - current economic and financial market conditions and historical market prices, volatility and trading information for DBT common stock and ChoicePoint common stock;

     - the belief, based on presentations by DBT's legal advisors, that the terms of the merger agreement, including the limited conditions to ChoicePoint's obligation to close the merger and the ability of DBT to consider proposed alternative business combinations under specified circumstances, are generally customary for transactions such as the merger;

     - the belief that the merger would result in significant cost savings for both DBT and ChoicePoint;

     - whether strategic alternatives to the merger would enhance long-term shareholder value; and

     - discussions with management and Credit Suisse First Boston as to their due diligence investigations of ChoicePoint.

     DBT's board of directors also considered and balanced against the potential benefits of the merger a number of potentially negative factors, including, without limitation, the following:

     - the risk that the merger would not be consummated and the effect of the public announcement of the merger on DBT's operating revenues and operating results and DBT's ability to attract and retain key management, marketing, technical, sales and other personnel;

     - the possibility that the market value of ChoicePoint common stock might decrease, causing less aggregate value to be paid to DBT shareholders;

     - a recognition that ChoicePoint common stock is traded near its all-time high, and the risk that such price level might not be sustained in the future;

     - the fact that shareholders of DBT will not receive the full benefit of any future growth in the value of their equity that DBT may have achieved as an independent company, and the potential disadvantage to DBT shareholders who receive ChoicePoint common stock in the event that ChoicePoint does not perform as well in the future as DBT may have performed as an independent company; and


     - the possibility that some provisions of the merger agreement, including the no-solicitation and termination fee payment provisions, might have the effect of discouraging other persons potentially interested in merging with or acquiring DBT from pursuing such an opportunity; and other matters described in the section entitled "Risk Factors" on page 12.


     DBT's board of directors concluded that overall these risks were outweighed by the potential benefits of the merger, and determined that the merger was fair to and in the best interests of DBT and its shareholders.

     The above discussion does not include all of the information and factors considered by DBT's board of directors but is believed to include all material factors considered by the DBT board of directors. In view of the variety of factors considered in connection with its evaluation of the merger agreement, DBT's board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of DBT's board of directors may have given different weight to different factors.

RECOMMENDATION OF THE DBT BOARD OF DIRECTORS

     The DBT board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby. THE DBT BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF DBT AND THE DBT SHAREHOLDERS AND RECOMMENDS THAT THE DBT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF DBT'S FINANCIAL ADVISOR

     On January 25, 2000, DBT's board of directors approved the engagement of Credit Suisse First Boston to act as DBT's exclusive financial advisor in connection with the merger. DBT selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and familiarity with DBT's business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.


     In connection with Credit Suisse First Boston's engagement, DBT requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of DBT common stock of the exchange ratio provided for in the merger agreement. On February 14, 2000, at a meeting of the DBT board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the DBT board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 14, 2000, the date of the merger agreement, to the effect that, as of the date of the opinion and based upon and subject to the matters described in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of DBT common stock.


     The full text of Credit Suisse First Boston's written opinion dated February 14, 2000 to the DBT board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C and is incorporated into this document by reference. Holders of DBT common stock are urged to, and should, read this opinion carefully and in its entirety. Credit Suisse First Boston's opinion is addressed to the DBT board of directors and relates only to the fairness of the exchange ratio from a financial point of view, does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to any matter relating to the merger. The summary of Credit Suisse First Boston's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

     In connection with its opinion, Credit Suisse First Boston, among other things:

     - reviewed publicly available business and financial information relating to DBT and ChoicePoint, as well as the merger agreement;

     - reviewed other information relating to DBT and ChoicePoint, including financial forecasts, which DBT and ChoicePoint provided to or discussed with Credit Suisse First Boston;

     - met with the managements of DBT and ChoicePoint to discuss the businesses and prospects of DBT and ChoicePoint;

     - considered financial and stock market data of DBT and ChoicePoint and compared those data with similar data for other publicly held companies in businesses it deemed similar to DBT and ChoicePoint;

     - considered, to the extent publicly available, the financial terms of other business combinations and other transactions which have recently been effected; and

     - considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was provided to or otherwise reviewed by it and relied on that information being complete and accurate in all material respects. With respect to financial forecasts, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of DBT and ChoicePoint as to the future financial performance of DBT and ChoicePoint and the potential synergies and strategic benefits anticipated to result from the merger, including the amount, timing and achievability of those synergies and benefits. Credit Suisse First Boston also assumed, with the consent of the DBT board of directors, that the merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes.

     Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of DBT or ChoicePoint, and was not furnished with any evaluations or appraisals. Credit Suisse First Boston's opinion was necessarily based on information available to, and financial, economic, market and other conditions as they existed and could be evaluated by, Credit Suisse First Boston on the date of its opinion. Credit Suisse First Boston did not express any opinion as to the actual value of the ChoicePoint common stock when issued in the merger or the prices at which the ChoicePoint common stock will trade after the merger. In connection with the preparation of its opinion, Credit Suisse First Boston was not authorized by DBT or the DBT board of directors to solicit, nor did Credit Suisse First Boston solicit, third-party indications of interest for the acquisition of all or any part of DBT. Although Credit Suisse First Boston evaluated the exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined in negotiations between DBT and ChoicePoint.

     In preparing its opinion to the DBT board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of DBT and ChoicePoint. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to DBT or ChoicePoint or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the DBT board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the DBT board of directors or management with respect to the merger or the exchange ratio.

     The following is a summary of the material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the board of directors at a meeting of the DBT board of directors held on February 14, 2000. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

  Discounted Cash Flow Analysis


     DBT. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that DBT could produce over the fiscal years 2000 through 2004 based on two operating scenarios provided by the management of DBT. The first scenario, management case one, was based on the successful execution of DBT management's fiscal year 2000 operating plan. The second scenario, management case two, assumed a lesser degree of execution of the fiscal year 2000 operating plan, both in terms of forecasted revenues and operating margins achieved. Credit Suisse First Boston also estimated a range of estimated terminal values calculated based on terminal multiples of estimated calendar year 2004 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, of 7.0x to 8.0x. The free cash flows for fiscal years 2000 to 2004, as well as the estimated terminal values, were then discounted to present value using a discount rate range of 14% to 15%, which was based on DBT's estimated weighted average cost of capital. Based on synergy estimates of $7.5 million in estimated calendar year 2000 and $20.0 million in estimated calendar year 2001 provided by the management of DBT, Credit Suisse First Boston also estimated the present value of synergies expected to result from the merger. This analysis indicated an overall implied equity reference range for DBT of approximately $15.60 to $18.60 per share, excluding synergies, and approximately $20.00 to $23.85 per share, including synergies.



     ChoicePoint. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that ChoicePoint could produce over the fiscal years 2000 through 2004 based on two scenarios. The first scenario, the forecast case, was based on estimates of the management of ChoicePoint. The second scenario, the sensitivity case, was based on adjustments to the forecast case to reflect lower margins and revenue growth than the forecast case. Credit Suisse First Boston also estimated a range of estimated terminal values calculated based on terminal multiples of estimated calendar year 2004 EBITDA of 7.0x to 8.0x. The free cash flows, along with the terminal values, were then discounted to present value using a discount rate range of 11% to 12%, based on ChoicePoint's estimated weighted average cost of capital. This analysis indicated an overall implied equity reference range for ChoicePoint of approximately $37.00 to $45.00 per share.


     Summary. Credit Suisse First Boston compared the implied per share equity reference ranges for DBT and ChoicePoint described above in order to derive an implied overall exchange ratio reference range for DBT and ChoicePoint, both with and without synergies expected to result from the merger. Based on Credit Suisse First Boston's analysis, the implied exchange ratio range was 0.35x to 0.50x without synergies and 0.44x to 0.64x with synergies.

  Selected Companies Analysis

     Credit Suisse First Boston compared financial, operating and stock market data of DBT and ChoicePoint to corresponding data of the following publicly traded online public records and database services companies:

- Acxiom Corporation                       - infoUSA Inc.
- Dun & Bradstreet Corporation             - Fair, Isaac & Company, Incorporated
- Equifax Inc.                             - US SEARCH.com, Inc.
- FactSet Research Systems, Inc.


     Credit Suisse First Boston reviewed equity value as a multiple of net income for estimated fiscal year 2000, and enterprise value as a multiple of estimated fiscal year 2000 revenues, EBITDA, and earnings before interest and taxes, commonly referred to as EBIT. All multiples were based on closing stock prices on February 11, 2000. Estimated financial data for the selected companies was based on publicly available securities analysts' estimates, estimated financial data for DBT was based on DBT's management case one financial projections and estimated financial data for ChoicePoint was based on ChoicePoint's forecast case financial projections. Credit Suisse First Boston applied a range of selected multiples for the selected companies to corresponding financial data of DBT and ChoicePoint. This analysis indicated an implied equity reference range for DBT of approximately $15.60 to $18.60 per share and an implied equity reference range for ChoicePoint of approximately $35.00 to $42.00 per share. Credit Suisse First Boston then compared the implied per share equity reference ranges for DBT and ChoicePoint described above in order to derive an implied overall exchange ratio reference range for DBT and ChoicePoint of 0.37x to 0.53x.


     None of the selected companies is identical to DBT or ChoicePoint. Accordingly, an analysis of the results of the selected companies analysis involves complex considerations of the selected companies and other factors that could affect the public trading value of DBT, ChoicePoint and the selected companies.

  Selected Merger and Acquisition Analysis

     Using publicly available information, Credit Suisse First Boston analyzed the implied transaction multiples paid in selected merger and acquisition transactions in the online public records and database services industry:

                ACQUIROR                                    TARGET
                --------                                    ------
- Equifax Inc.                             R.L. Polk Consumer Data Unit
- DBT                                      I.R.S.C., Inc.
- Reed Elsevier plc                        MDL Information Systems Inc.
- Snyder Communications, Inc.              American List Corporation
- Bain Capital, Inc.                       TRW Information Systems and
                                           Services Division (division of TRW, Inc.)
- Thomson Corporation                      West Publishing
- Wolters Kluwer NV                        CCH Incorporated
- Reed Elsevier plc                        Mead Data Central (Lexis/Nexis)

     Credit Suisse First Boston compared enterprise values in the selected transactions as multiples of latest 12 months sales, EBITDA, and EBIT and equity values in the selected transactions as a multiple of latest twelve months net income. All multiples were based on financial information available at the time the relevant transaction was announced. Credit Suisse First Boston applied a range of selected multiples for the selected transactions to corresponding financial data of DBT and ChoicePoint. This analysis indicated an implied equity reference range for DBT of approximately $17.60 to $23.10 per share and an implied equity reference range for ChoicePoint of approximately $38.00 to $49.00 per share. Credit Suisse First Boston compared the implied per share equity reference ranges for DBT and ChoicePoint described above in order to derive an implied overall exchange ratio reference range for DBT and ChoicePoint of 0.36x to 0.61x.

     No company or transaction used in the above analysis is identical to DBT, ChoicePoint or the proposed merger. Accordingly, an analysis of the results of the selected merger and acquisition analysis involves complex considerations of the companies involved and the transactions and other factors that could affect the acquisition value of the companies and DBT.

  Merger Consequences Analysis

     Credit Suisse First Boston analyzed the potential pro forma effect of the merger on ChoicePoint's estimated earnings per share in fiscal years 2000 and 2001, based on estimates provided by DBT's management cases one and two and ChoicePoint's forecast case. Credit Suisse First Boston considered a range of estimated synergies expected to result from the merger for fiscal year 2000 of $5.0 million to $10.0 million and a range of estimated synergies for fiscal year 2001 of $20.0 million to $30.0 million. Based on the exchange ratio of 0.525x in the merger and closing stock prices for DBT and ChoicePoint as of February 11, 2000, this analysis indicated that, after giving effect to the range of estimated synergies described above, the proposed merger would be (1) dilutive to ChoicePoint's estimated fiscal year 2000 earnings under all management case two scenarios, as well as the management case one scenario based on $5.0 million of synergies and (2) accretive to ChoicePoint's estimated fiscal year 2001 earnings under all scenarios reviewed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Contribution Analysis

     Using DBT's management case one and ChoicePoint's forecast case financial projections, Credit Suisse First Boston analyzed the relative contributions of DBT and ChoicePoint to the estimated fiscal years 2000 and 2001 revenue, EBITDA, EBIT and net income of the combined company. This analysis indicated the following:

                                                              DBT    CHOICEPOINT
                                                              ----   -----------
REVENUE
  2000......................................................  17.8%     82.2%
  2001......................................................  19.6      80.4
EBITDA
  2000......................................................  18.5      81.5
  2001......................................................  21.4      78.6
EBIT
  2000......................................................  15.0      85.0
  2001......................................................  19.0      81.0
NET INCOME
  2000......................................................  16.3      83.7
  2001......................................................  20.6      79.4

     Credit Suisse First Boston noted that DBT's and ChoicePoint's relative contributions to the combined company, based on the above analysis, indicated an implied exchange ratio range of approximately 0.40x to 0.45x.

  Other Factors

     In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

     - DBT's and ChoicePoint's historical financial information;

     - historical market prices and trading volumes for DBT common stock and ChoicePoint common stock;

     - the relative exchange ratio of DBT and ChoicePoint over the last twelve months; and

     - ChoicePoint's actual reported earnings per share compared with First Call Consensus earnings per share expectations for each quarter beginning in March 1998.

  Miscellaneous

     DBT has agreed to pay Credit Suisse First Boston for its financial advisory services a fee of 1.0% of the aggregate consideration payable in the merger. DBT also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement. Credit Suisse First Boston and its affiliates have in the past provided financial services to DBT unrelated to the merger, for which services Credit Suisse First Boston and its affiliates have received customary compensation. In the ordinary course of business, Credit Suisse First Boston, its affiliates and its employees may actively trade the debt and equity securities of both DBT and ChoicePoint for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

INTERESTS OF DBT DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of the DBT board of directors in favor of the merger and the merger agreement, DBT shareholders should be aware that directors and executive officers of DBT have interests in the merger that differ from, or are in addition to, their interests as DBT shareholders.

     These additional interests relate to, among other things, the effect of the merger on employment and benefit arrangements to which directors and executive offices are parties or under which they have rights. These interests, to the extent material, are described below. The DBT board of directors recognized these interests and determined that the interests neither supported nor detracted from the fairness of the merger to the holders of DBT common stock.

  Board of Directors


     ChoicePoint and DBT have agreed that the ChoicePoint board of directors, promptly after the completion of the merger, will consist of 10 members, 4 of whom will initially be designated by DBT from the existing directors of DBT. See "-- Terms of the Merger Agreement -- Board of Directors."


  Ownership of DBT Capital Stock


     As of April 7, 2000, directors and executive officers of DBT beneficially owned an aggregate of 3,468,425 shares of DBT common stock (or approximately 16.6% of the then outstanding DBT common stock) including 727,479 shares of DBT common stock that may be acquired upon the exercise of outstanding options.


     As of March 1, 2000, the following directors and executive officers owned the number of shares of DBT common stock including options to purchase shares of DBT common stock shown in the table below. Assuming completion of the merger, their continued employment until the completion of the merger and no change in their share and option ownership, the directors and executive officers would own the number of shares of ChoicePoint common stock including options to purchase the number of shares of ChoicePoint common stock shown in the table below:


                                                            SHARES OF DBT                SHARES OF
                                                             COMMON STOCK         CHOICEPOINT COMMON STOCK
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED      TO BE BENEFICIALLY OWNED
------------------------                                  ------------------      ------------------------
Kenneth G. Langone......................................      2,561,094(1)               1,344,574(2)
Gary E. Erlbaum.........................................        417,962(3)                 219,430(4)
Frank Borman............................................        200,000(5)                 105,000(6)
Bernard Marcus..........................................         78,453(7)                  41,187(8)
J. Henry Muetterties....................................         49,820(9)                  26,155(10)
Andrall E. Pearson......................................         30,538(7)                  16,032(8)
Eugene L. Step..........................................         30,436(11)                 15,978(12)
Ron A. Fournet..........................................         21,250(13)                 11,156(14)
Kevin A. Barr...........................................         20,000(15)                 10,500(16)
C. Garry Betty..........................................         10,538(17)                  5,532(18)
Jerold E. Glassman......................................         10,000(17)                  5,250(18)
All Officers and Directors as a Group (12 persons)......      3,468,425(19)              1,820,919(20)


---------------

 (1) Includes (a) 900,000 shares owned by Invemed Associates, Inc., (b) 200 shares owned by Mr. Langone's spouse, (c) 200,000 shares issuable upon exercise of presently exercisable options and (d) 660,894 shares owned by Invemed Catalyst Fund. Mr. Langone is Chairman of the Board, Chief Executive Officer and President of Invemed and the principal shareholder of Invemed's parent corporation. The address of this shareholder is 375 Park Avenue, Suite 2205, New York, NY 10152.

 (2) Includes (a) 472,500 shares to be owned by Invemed Associates, Inc., (b) 105 shares to be owned by Mr. Langone's spouse, (c) 105,000 shares to be issuable upon exercise of presently exercisable options and (d) 346,969 shares to be owned by Invemed Catalyst Fund.

 (3) Includes (a) 29,420 shares owned by SPSP Corporation of which Mr. Erlbaum is a director, President and 36.7% shareholder, (b) 3,750 shares held by trusts for which Mr. Erlbaum serves as trustee or co-trustee, (c) 139,360 shares owned by Erlbaum Family L.P., of which Mr. Erlbaum is President of the general partner, (d) 2,922 shares owned by Mr. Erlbaum's son and (e) 200,000 shares issuable upon exercise of presently exercisable options.
 (4) Includes (a) 15,445 shares to be owned by SPSP Corporation of which Mr. Erlbaum is a director, President and 36.7% shareholder, (b) 1,968 shares to be held by trusts for which Mr. Erlbaum serves as trustee or co-trustee,
     (c) 73,164 shares to be owned by Erlbaum Family L.P., of which Mr. Erlbaum is President of the general partner, (d) 1,534 shares to be owned by Mr. Erlbaum's son and (e) 105,000 shares to be issuable upon exercise of presently exercisable options.
 (5) Includes 157,895 shares issuable pursuant to currently exercisable stock options.
 (6) Includes 82,894 shares to be issuable pursuant to currently exercisable stock options.

 (7) Includes 20,000 shares issuable pursuant to currently exercisable stock options but does not include 30,000 shares issuable pursuant to stock options which vest upon the completion of the merger.


 (8) Includes 10,500 shares to be issuable pursuant to currently exercisable stock options but does not include 15,750 shares issuable pursuant to stock options which vest upon the completion of the merger.


 (9) Includes 0 shares issuable pursuant to currently exercisable stock options but does not include 30,000 shares issuable pursuant to stock options which vest upon the completion of the merger.


(10) Includes 0 shares issuable pursuant to currently exercisable stock options but does not include 15,750 shares issuable pursuant to stock options which vest upon the completion of the merger.


(11) Includes 30,000 shares issuable pursuant to currently exercisable stock options but does not include 20,000 shares issuable pursuant to stock options which vest upon the completion of the merger.


(12) Includes 15,750 shares to be issuable pursuant to currently exercisable stock options but does not include 10,500 shares issuable pursuant to stock options which vest upon the completion of the merger.


(13) Includes 21,250 shares issuable pursuant to currently exercisable stock options but does not include 178,750 shares issuable pursuant to stock options which vest upon the completion of the merger.


(14) Includes 11,156 shares to be issuable pursuant to currently exercisable stock options but does not include 93,844 shares issuable pursuant to stock options which vest upon the completion of the merger.


(15) Includes 20,000 shares issuable pursuant to currently exercisable stock options but does not include 50,000 shares issuable pursuant to stock options which vest upon the completion of the merger.


(16) Includes 10,500 shares issuable pursuant to currently exercisable stock options but does not include 26,250 shares issuable pursuant to stock options which vest upon the completion of the merger.


(17) Includes 10,000 shares issuable pursuant to currently exercisable stock options but does not include 40,000 shares issuable pursuant to stock options which vest upon the completion of the merger.


(18) Includes 5,250 shares to be issuable pursuant to currently exercisable stock options but does not include 21,000 shares issuable pursuant to stock options which vest upon the completion of the merger.


(19) Includes 727,479 shares issuable pursuant to currently exercisable stock options but does not include 460,416 shares issuable pursuant to stock options which vest upon the completion of the merger.


(20) Includes 381,926 shares to be issuable pursuant to currently exercisable stock options but does not include 241,718 shares issuable pursuant to stock options which vest upon the completion of the merger.

  Employment Agreements


     DBT currently has employment agreements with Ron Fournet, Kevin A. Barr, J. Henry Muetterties and Pam Rendine-Cook. Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook have entered into agreements with ChoicePoint which are to be effective as of the date of closing of the merger agreement. These agreements with ChoicePoint provide that ChoicePoint will enter into employment agreements with Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook which will supersede their employment agreements with DBT and will provide, in material part, as follows:



     - Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook will receive base salaries in the amounts of $250,000, $185,000, $160,000 and $175,000, respectively.



     - Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook will receive payments as soon as practical after the closing in the amounts of $200,000, $148,000, $64,000 and $140,000, respectively.



     - If Messrs. Fournet, Barr, Muetterties or Ms. Rendine-Cook notify ChoicePoint of their intent to terminate on or prior to September 30, 2000 and such employee remains an active employee through September 30, 2000, or if ChoicePoint unilaterally determines to terminate the employee prior to or on September 30, 2000, Mr. Fournet will receive a termination payment in an amount equal to 150% of his current base salary and Messrs. Barr and Muetterties and Ms. Rendine-Cook will receive termination payments in amounts equal to 140% of their current base salaries with ChoicePoint.



     - If still employed by ChoicePoint on October 1, 2000, Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook will receive payments of $75,000, $75,000, $25,000 and $75,000, respectively.



     - Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook will be eligible to receive, subject to approval at ChoicePoint's next management compensation committee meeting, options to purchase shares of ChoicePoint common stock for 45,000 shares, 12,500 shares, 5,000 shares and 12,500 shares. These options will vest twenty-five percent per year on each anniversary date of the grant.



     - Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook will be eligible to receive, subject to approval at ChoicePoint's management compensation committee meeting in January 2001, shares of restricted stock equal in value to $620,000, $280,000, $45,000 and $280,000, respectively. These shares of restricted stock will vest one third in July 2001, one third in July 2002 and one third in July 2003.



     - If their employment with ChoicePoint is terminated by ChoicePoint without cause on or after October 1, 2000 but before May 17, 2001, Messrs. Fournet, Barr and Muetterties and Ms. Rendine-Cook will receive payments in amounts equal to one year of their then-current salaries with ChoicePoint.



     DBT also has an employment agreement with Mr. Frank Borman which is for a three-year term that commenced on April 1, 1997. The employment agreement provides for an automatic one-year extension at the expiration of each year within the term (as extended) unless otherwise terminated. The current annual salary set is $160,000 for Mr. Borman. The employment agreement of Mr. Borman includes a non-competition provision which precludes him from associating with a competitor of DBT for a three-year period following termination of employment.


  Stock Options

     For a description of the treatment in the merger of options to acquire shares of DBT common stock that are also applicable to directors and executive officers of DBT, See "-- Structure of the Merger -- Stock Options."

  Indemnification; Directors' and Officers' Insurance

     Under the merger agreement, ChoicePoint has agreed that it will assume the same obligations with respect to indemnification of directors and officers of DBT and its subsidiaries as were contained in the articles of incorporation or bylaws of DBT or its subsidiaries and any indemnification or other agreements at the effective time of the merger. In addition, ChoicePoint will maintain the directors' and officers' liability insurance coverage currently maintained by DBT on terms no less favorable than those of such policies for a period of at least five years following the effective time of the merger; however, ChoicePoint will not be required to spend an amount more than 150% of the annual premiums currently paid by DBT in any one year.

STRUCTURE OF THE MERGER

  General

     The merger agreement provides that, after its approval by the ChoicePoint shareholders and the DBT shareholders and the satisfaction or waiver of the other conditions to the merger, the subsidiary will merge with and into DBT, which will survive the merger as a wholly owned subsidiary of ChoicePoint.

  Merger Consideration

     At the completion of the merger, each issued and outstanding share of DBT common stock (other than any shares held by ChoicePoint or the subsidiary and each share of DBT common stock and DBT preferred stock that is owned by DBT as treasury stock) will be converted into the right to receive from ChoicePoint
0.525 shares of ChoicePoint common stock.

  Fractional Shares

     ChoicePoint will not issue any fractional shares of its common stock in the merger. Each holder of DBT common stock will instead receive cash equal to the product of:

     - the per share closing price on the New York Stock Exchange of the ChoicePoint common stock on the date the articles of merger are filed; and

     - the fraction of a share to which the shareholder would otherwise be entitled.


     DBT shareholders and ChoicePoint shareholders are urged to obtain current market quotations for ChoicePoint common stock and DBT common stock. It is expected that the market price of ChoicePoint common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the number of shares of ChoicePoint common stock to be received by DBT shareholders in the merger is fixed and the market price of ChoicePoint common stock is subject to fluctuation, the value of the shares of ChoicePoint common stock that DBT shareholders will receive in the merger may increase or decrease prior to and after the merger. See "Risk Factors -- Risks Relating to the Merger."


  Stock Options

     At the time the merger becomes effective, each outstanding option to purchase shares of DBT common stock, whether issued under DBT's stock option plans or otherwise, will be amended and, on the same terms and conditions as were applicable under DBT's stock options plans, converted into an option to acquire shares of ChoicePoint common stock. As a result of the merger, an option to purchase a share of DBT common stock will be exercisable for the number of shares of ChoicePoint common stock equal to the product (rounded down to the nearest whole share) of:

     - the number of shares of DBT common stock subject to the original DBT option and

     - the exchange ratio.

     The exercise price per share of ChoicePoint common stock under the option will be equal to the price (rounded up to the nearest whole cent) obtained by dividing:

     - the exercise price set forth in the original DBT stock option by

     - the exchange ratio.

     Prior to the effective time of the merger, ChoicePoint has agreed to take all necessary actions to, as of the effective time of the merger, amend and convert the outstanding options to purchase DBT stock to options to purchase ChoicePoint common stock.

EXCHANGE OF DBT COMMON STOCK FOR CHOICEPOINT COMMON STOCK

     The conversion of each share of DBT common stock into the ChoicePoint common stock as described above under "Structure of the Merger -- Merger Consideration," will occur automatically at the completion of the merger.

     As soon as reasonably practicable after the merger, SunTrust Bank, the exchange agent, will send a transmittal letter to each former DBT shareholder. The transmittal letter will contain instructions on how to obtain the merger consideration in exchange for shares of DBT common stock. DBT shareholders should not send stock certificates with the enclosed proxy.

     Holders of certificates previously representing DBT common stock will not be paid dividends or other distributions declared or made with respect to shares of ChoicePoint common stock into which their DBT common stock has been converted with a record date after the merger and will not be paid cash for any fractional shares of ChoicePoint common stock until their certificates are surrendered to the exchange agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

TERMS OF THE MERGER AGREEMENT

  Effective Time of the Merger

     The merger will become effective upon the filing of the articles of merger with the Department of State of the Commonwealth of Pennsylvania, or a later time agreed upon by the parties and specified in the articles of merger. The merger agreement provides that the parties will file the articles of merger as soon as practicable following the satisfaction or waiver of the conditions to the merger.

  Representations and Warranties

     The merger agreement contains customary representations and warranties of ChoicePoint and DBT relating to, among other things:

     - organization and standing;

     - capitalization;

     - authorization, execution, delivery and performance of the merger agreement;

     - required consents, approvals, authorizations and permits of government authorities relating to the merger agreement;

     - documents filed with the Securities and Exchange Commission, the accuracy of information and the financial statements contained in those documents and the absence of undisclosed liabilities;

     - absence of material changes or events;

     - filing of tax returns and payment of taxes;

     - title to assets and the existence of liens on assets;

     - change-of-control agreements;

     - pending litigation;

     - employee benefits, labor relations and environmental matters;

     - intellectual property and year 2000 matters; and

     - "pooling-of-interest" matters.

  Conditions to the Merger

     Each party's obligation to effect the merger is subject to the satisfaction or waiver of conditions, which include, in addition to other closing conditions, the following:

     - approval of the merger agreement by the ChoicePoint shareholders and the DBT shareholders;

     - absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any order or injunction vacated;

     - receipt of all necessary authorizations, orders and consents of governmental authorities and the expiration or termination of any regulatory waiting periods;


     - receipt of listing approval from the New York Stock Exchange for the shares of ChoicePoint common stock to be issued pursuant to the merger agreement;



     - effectiveness of the registration statement of ChoicePoint, of which this proxy statement/prospectus forms a part, relating to the shares of ChoicePoint common stock to be issued to DBT shareholders pursuant to the merger agreement;


     - receipt from ChoicePoint's and DBT's independent auditors of letters concurring with each company's conclusion that the merger qualifies for pooling-of-interests accounting treatment;

     - receipt by DBT and ChoicePoint of an opinion from ChoicePoint's counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     - accuracy, as of the effective time of the merger, of the other party's representations and warranties in all material respects;

     - performance in all material respects by the other party of its obligations under the merger agreement; and

     - absence of any change, condition, event or development that has resulted in, or would reasonably be expected to result in, a material adverse effect on either DBT or ChoicePoint.

     ChoicePoint's obligation to effect the merger is further conditioned upon DBT not entering into any employment, consulting or severance agreements with any director, officer or employee (whose annual compensation is over $75,000) and Mr. Fournet continuing to serve as Chief Executive Officer of DBT until the effective time of the merger.

     The merger agreement provides that a "material adverse effect" means, when used with respect to DBT, that any change, event or effect has occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or, to the knowledge of DBT, been threatened (exclusive, however, of (1) any of these changes, events, or effects that occur as a result of conditions affecting the information services or public records database businesses as a whole or affecting the stock markets and capital markets generally or the United States economy as a whole; and (2) any of these changes, events, or effects which occurred prior to February 14, 2000 and were disclosed to ChoicePoint in writing prior to February 14, 2000) which is or is reasonably likely to:

     - be materially adverse to the business, results of operations, properties, prospects, condition (financial or otherwise), assets, liabilities (including, without limitation, contingent liabilities) of either DBT and its subsidiaries taken as a whole; or

     - prevent or materially delay the performance by DBT of any of its obligations under the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement.

     The merger agreement provides that a "material adverse effect" means, when used with respect to ChoicePoint, any change, event or effect has occurred or, to the knowledge of ChoicePoint, been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened (exclusive, however, of (1) any changes, events, or effects that occur as a result of conditions affecting the information services or public records database businesses as a whole or affecting the stock markets and capital markets generally or the United States economy as a whole; and (2) any of these changes, events, or effects which have occurred prior to February 14, 2000 and were disclosed to DBT in writing prior to February 14, 2000) which is or is reasonably likely to:

     - be materially adverse to the business, results of operations, properties, prospects, condition (financial or otherwise), assets, liabilities (including, without limitation, contingent liabilities) of ChoicePoint and its subsidiaries taken as a whole; or

     - prevent or materially delay the performance by ChoicePoint or the subsidiary of any of its obligations under the merger agreement or the consummation of the merger or the other transactions contemplated by the merger agreement.

  No Solicitation; Board Action

     DBT. In the merger agreement, DBT has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

     - solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any DBT competing proposal, as described below; or

     - participate in any discussions or negotiations regarding any DBT competing proposal.

However, if, at any time prior to the DBT special meeting, the board of directors of DBT determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of the DBT shareholders, DBT and its representatives may, in response to a DBT competing proposal which did not result from a breach of the foregoing covenants and which could reasonably be expected to constitute, if consummated, a DBT superior proposal, as described below:

     - furnish information on DBT and its subsidiaries to any person making a DBT competing proposal pursuant to a customary confidentiality agreement (as determined by DBT after consultation with its outside counsel); and

     - participate in discussions or negotiations regarding a DBT competing proposal.

     The merger agreement provides that:

     - the term "DBT competing proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 30% or more of the assets of DBT and its subsidiaries taken as a whole, or 30% or more of the combined voting power of the shares of DBT common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of the combined voting power of the shares of DBT common stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving DBT or any of its subsidiaries in which the other party thereto or its stockholders will own 30% or more of the combined voting power of the parent entity resulting from any such transaction and other than the transactions contemplated by the merger agreement; and

     - the term "DBT superior proposal" means any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of DBT and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of DBT common stock and any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of DBT common stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving DBT or any of its subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and, otherwise on terms which the DBT board of directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the DBT board of directors (1) to be more favorable from a financial point of view than the merger to DBT's shareholders taken as a whole, (2) is reasonably capable of being completed and (3) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by the third party.

     DBT has further agreed that neither its board of directors nor any committee thereof shall (1) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ChoicePoint, the approval or recommendation by the DBT board of directors or a committee thereof of the merger or the merger agreement, (2) approve or recommend, or propose publicly to approve or recommend, any DBT competing proposal or (3) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement, each referred to as a "DBT acquisition agreement", or propose publicly or agree to enter into any DBT acquisition agreement related to any DBT competing proposal. However, prior to the DBT special meeting, in response to a DBT superior proposal which did not result from a breach of any of the non-solicitation covenants, if the DBT board of directors determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of the DBT shareholders, the DBT board of directors may take any action specified in clauses (1), (2) or (3) of the preceding sentence, but only at a time that is prior to the DBT special meeting and is after the fifth business day following ChoicePoint's receipt of notice advising ChoicePoint that the DBT board of directors is prepared to accept a DBT superior proposal (or any material amendment thereto), specifying the material terms and conditions of such DBT superior proposal (or any material amendment thereto).

     ChoicePoint. In the merger agreement, ChoicePoint has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

        - solicit, initiate or knowingly encourage (including by way of furnishing information), the making of any ChoicePoint competing proposal, as described below; or

        - participate in any discussions or negotiations regarding any ChoicePoint competing proposal;

     However, if, at any time prior to the ChoicePoint annual meeting, the ChoicePoint board of directors determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of ChoicePoint's shareholders, ChoicePoint and its representatives may, in response to a ChoicePoint competing proposal which did not result from a breach of the foregoing and which could reasonably be expected to constitute, if consummated, a ChoicePoint superior proposal, as described below:

        - furnish information on ChoicePoint and its subsidiaries to any person making a ChoicePoint competing proposal pursuant to a customary confidentiality agreement (as determined by ChoicePoint after consultation with its outside counsel); and

        - participate in discussions or negotiations regarding a ChoicePoint competing proposal.

     The merger agreement provides that:

        - the term "ChoicePoint competing proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 30% or more of the assets of ChoicePoint and its subsidiaries, taken as a whole, or 30% or more of any class or series of equity securities of ChoicePoint or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class or series of equity securities of ChoicePoint or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving ChoicePoint or any of its subsidiaries in which the other party thereto or its shareholders will own 30% or more of any class or series of equity securities of the entity resulting from any such transaction, other than the transactions contemplated by the merger agreement; and

        - the term a "ChoicePoint superior proposal" means any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of ChoicePoint and its subsidiaries, taken as a whole, or 50% or more of any class or series of equity securities of ChoicePoint or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class or series of equity securities of ChoicePoint or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving ChoicePoint or any of its subsidiaries in which the other party thereto or its shareholders will own 40% or more of any class or series of equity securities of the parent entity resulting from any such transaction, and otherwise on terms which the ChoicePoint board of directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the ChoicePoint board of directors, (1) to be more favorable from a financial point of view than the merger to ChoicePoint's shareholders taken as a whole, (2) is reasonably capable of being completed and (3) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

     ChoicePoint has further agreed that neither the ChoicePoint board of directors nor any committee thereof shall (1) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to ChoicePoint, the approval or recommendation by such ChoicePoint board of directors or such committee of the merger or the merger agreement, (2) approve or recommend, or propose publicly to approve or recommend, any ChoicePoint competing proposal, or (3) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement, each referred to as a "ChoicePoint acquisition agreement," or propose publicly or agree to enter into any ChoicePoint acquisition agreement related to any ChoicePoint competing proposal. However, prior to the ChoicePoint annual meeting, in response to a ChoicePoint superior proposal which did not result from a breach of any of the non-solicitation covenants, if the ChoicePoint board of directors determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of ChoicePoint shareholders, the ChoicePoint board of directors may take any action specified in clauses (1), (2) or (3) of the preceding sentence, but only at a time that is prior to the ChoicePoint annual meeting and is after the fifth business day following DBT's receipt of notice advising DBT that the ChoicePoint board of directors is prepared to accept a ChoicePoint superior proposal (or any material amendment thereto), specifying the material terms and conditions of such ChoicePoint superior proposal (or any material amendment thereto).

  Termination

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval by the DBT shareholders:

        (1) by mutual written consent of the ChoicePoint board of directors and the DBT board of directors;

        (2) by either ChoicePoint or DBT if the effective time of the merger shall not have occurred on or before September 1, 2000;

        (3) by either ChoicePoint or DBT if (a) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (b) any governmental entity shall have failed to issue an order, decree or ruling or to take any other action, in each case which is necessary to permit the consummation of the merger, and the denial of a request to issue such order, decree, ruling or take these other actions shall have become final and nonappealable; provided, however, that the right to terminate the merger agreement under this provision will not be available to any party whose failure to use best efforts has caused or resulted in these actions or inactions;

        (4) by either ChoicePoint or DBT if the merger agreement is not approved at the DBT shareholder meeting or the ChoicePoint shareholder meeting, in each case because of a failure to obtain the required vote;

        (5) by ChoicePoint or DBT if pursuant to the circumstances described under "-- No Solicitation; Board Action -- DBT" section, DBT (a) withdraws or modifies, or proposes publicity to withdraw or modify, in a manner adverse to ChoicePoint, the approval or recommendation of the DBT board of directors of the merger agreement or the merger or (b) approves or recommends, or proposes publicity to approve or recommend, any DBT competing proposal or (c) approves or recommends, or proposes to approve or recommend, or execute or enter into, any DBT acquisition agreement;

        (6) by either ChoicePoint or DBT, if pursuant to the circumstances described under "-- No Solicitation; Board Action -- ChoicePoint", ChoicePoint (a) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to DBT, the approval or recommendation by ChoicePoint's board of directors of the merger or the merger agreement, (b) approves or recommends, or proposes publicly to approve or recommend, any ChoicePoint competing proposal or (c) approves or recommends, or proposes to approve or recommend, or execute or enter into, any ChoicePoint acquisition agreement;


        (7) by DBT, if ChoicePoint shall have breached or failed to perform any representation, warranty, covenant or other agreements contained in the merger agreement, which breach or failure to perform would cause (a) ChoicePoint's representations and warranties not to be accurate in all material respects at the effective time of the merger, (b) ChoicePoint's obligations under the merger agreement not to be performed in all material respects at the effective time of the merger, or (c) a change, condition, event or development that has resulted in, or is reasonably expected to result in, a ChoicePoint material adverse effect; and any of the events described in (a) - (c) above has not been or is incapable of being cured by ChoicePoint within 30 calendar days after its receipt of written notice thereof from DBT; or



        (8) by ChoicePoint, if DBT shall have breached or failed to perform any representation, warranty, covenant or other agreements contained in the merger agreement, which breach or failure to perform would cause (a) DBT's representations and warranties not to be accurate in all material respects at the effective time of the merger, (b) DBT's obligations under the merger agreement not to be performed in all material respects at the effective time of the merger, (c) a change, condition, event or development that has resulted in, or is reasonably expected to result in, a DBT material adverse effect, or (d) Ron Fournet to cease acting as chief executive officer of DBT prior to the effective time of the merger or DBT to enter into or amend specific employment arrangements; and any of the events described in
     (a) - (d) above has not been or is incapable of being cured by DBT within 30 calendar days after its receipt of written notice thereof from ChoicePoint.


  Conduct of Business Pending the Merger

     DBT. Under the merger agreement, DBT has agreed that, from the date of the merger agreement until the completion of the merger, except (1) to the extent expressly contemplated or permitted by the merger agreement, (2) as otherwise indicated on the DBT disclosure letter related to the merger agreement, or (3) to the extent that ChoicePoint shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, DBT will and will cause its subsidiaries to carry on its business in the usual, regular and ordinary course, in substantially the same manner as conducted prior to execution of the merger agreement, and will use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it; provided, however, that no action by DBT or its subsidiaries with respect to matters specifically addressed in the bullet points listed below or in DBT's disclosure letter will be deemed a breach of this paragraph unless the action would constitute a breach of one or more of the matters specifically addressed in the bullet points listed below.

     In addition, DBT has agreed that, from the date of the merger agreement until the completion of the merger, subject to specified exceptions and except as set forth above, neither it nor any of its subsidiaries may:

     - declare or pay any dividends on or make other distributions in respect of any of its capital stock, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any of these transactions by a wholly owned subsidiary of DBT which remains a wholly owned subsidiary after consummation of the transaction, or repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;


     - issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any of these shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of DBT common stock upon the exercise of stock options or warrants or in connection with rights under other stock-based benefits plans, to the extent these options or rights were outstanding on February 14, 2000 in accordance with their present terms or issuances by a wholly owned subsidiary of DBT of capital stock to the subsidiary's parent;


     - amend DBT's articles of incorporation or DBT's bylaws or other governing documents;

     - acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice;

     - sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any material amount of assets;

     - incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, in the aggregate, are not in excess of $1,000,000;

     - take any action that would prevent or impede the merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code or which would disqualify the merger as a "pooling of interests" for accounting purposes;

     - take any action that would, or that could reasonably be expected to, result in any of the conditions to the merger not being satisfied or a material delay in the satisfaction of these conditions;

     - except as required by a governmental entity, make any material change to its methods of accounting in effect at December 31, 1998, except as required by changes in generally accepted accounting principles as concurred with by DBT's accountants;

     - change its fiscal year;

     - take any action that would cause any of its representations and warranties set forth in the merger agreement to no longer be true and correct; or

     - permit any of its subsidiaries to authorize, commit or agree to take any of the foregoing actions.

     ChoicePoint. Under the merger agreement, ChoicePoint has agreed that, from the date of the merger agreement until the completion of the merger, except (1) to the extent expressly contemplated or permitted by the merger agreement, (2) as otherwise indicated on the ChoicePoint disclosure letter related to the merger agreement, or (3) to the extent that DBT shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, ChoicePoint will and will cause its subsidiaries to carry on its business in the usual, regular and ordinary course, in substantially the same manner as conducted prior to execution of the merger agreement, and will use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it; provided, however, that no action by ChoicePoint or its subsidiaries with respect to matters specifically addressed in the bullet points listed below or in ChoicePoint's disclosure letter will be deemed a breach of this paragraph unless such action would constitute a breach of one or more of the matters specifically addressed in the bullet points listed below.

     In addition, ChoicePoint has agreed that, from the date of the merger agreement until the completion of the merger, subject to specified exceptions and except as set forth above, neither it nor any of its subsidiaries may:

     - declare or pay any dividends on or make other distributions in respect of any of its capital stock, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any of these transactions by a wholly owned subsidiary of ChoicePoint which remains a wholly owned subsidiary after consummation of such transaction, or repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by ChoicePoint of ChoicePoint common stock in the ordinary course of business consistent with past practice;

     - issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (1) the issuance of ChoicePoint common stock upon the exercise of stock options or in connection with rights under other stock-based benefits plans, to the extent such options or rights were outstanding on February 14, 2000 in accordance with their present terms or upon the exercise of the stock options issued pursuant to clause (4) below, (2) issuances by a wholly owned subsidiary of ChoicePoint of capital stock to such subsidiary's parent, (3) issuances in accordance with the ChoicePoint rights agreement, (4) issuances of stock options in connection with annual option grants by ChoicePoint or for new hires in the ordinary course of business and consistent with past practice pursuant to ChoicePoint's benefit plans not to exceed the aggregate amounts set forth on the ChoicePoint disclosure schedule, or
       (5) the issuance of ChoicePoint common stock pursuant to acquisitions;

     - amend the ChoicePoint articles of incorporation or the ChoicePoint bylaws, or other governing documents;

     - take any action that would prevent or impede the merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code or which would disqualify the merger as a "pooling of interests" for accounting purposes;

     - take any action that would, or that could reasonably be expected to, result in any of the conditions to the merger not being satisfied or a material delay in the satisfaction of such conditions;

     - except as required by a governmental entity, make any material change to its methods of accounting in effect at December 31, 1999, except as required by changes in generally accepted accounting principles as concurred with by ChoicePoint's independent auditors;

     - change its fiscal year;

     - take any action that would cause any of its representations and warranties set forth in the merger agreement to no longer be true and correct; or

     - permit any of its subsidiaries to authorize, commit or agree to take any of the foregoing actions.

  Fees and Expenses

     All out-of-pocket expenses incurred in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the transactions contemplated thereby will be paid by the party incurring the expense. However, the parties will equally divide expenses incurred in connection with the filing, printing and mailing of this document (including Securities and Exchange Commission filing fees) and the filing fees for the pre-merger notification and report forms under the Hart-Scott-Rodino Act and registration fees. In addition, the parties have agreed to reimburse each other upon the termination of the merger agreement under specific circumstances as described below.

     DBT must pay ChoicePoint a $12 million termination fee if:


     - a DBT competing proposal shall have been made to DBT or any of its subsidiaries or shall have been made directly to the shareholders of DBT generally or any person shall have publicly announced an intention (whether or not conditional) to make a DBT competing proposal and thereafter the merger agreement is terminated by either ChoicePoint or DBT because the requisite vote of the DBT shareholders required for the consummation of the merger shall not have been obtained at the DBT shareholders meeting, and within 12 months of this termination DBT or any of its subsidiaries enters into an acquisition agreement with respect to, or approves or consummates, any DBT competing proposal;


     - the merger agreement is terminated by DBT or ChoicePoint because DBT withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to ChoicePoint, the approval or recommendation by DBT's board of directors of, the merger or the merger agreement and within 12 months of this termination DBT or any of its subsidiaries enters into an acquisition agreement with respect to, or approves or consummates, any DBT competing proposal; or

     - the merger agreement is terminated by DBT or ChoicePoint because DBT approves or recommends, or proposes publicly to approve or recommend, any DBT competing proposal or approves or recommends, or proposes to approve or recommend, or execute or enter into, any acquisition agreement.


     If DBT is obligated to pay the termination fee to ChoicePoint, then in addition DBT would be obligated to reimburse ChoicePoint for all out-of-pocket fees and expenses actually incurred by or on behalf of ChoicePoint in connection with the merger agreement up to a maximum of $2 million.


     ChoicePoint must pay DBT an $18 million termination fee if:


     - a ChoicePoint competing proposal shall have been made to ChoicePoint or any of its subsidiaries or shall have been made directly to the shareholders of ChoicePoint generally or any person shall have publicly announced an intention (whether or not conditional) to make a ChoicePoint competing proposal and thereafter the merger agreement is terminated by either DBT or ChoicePoint because the requisite vote of the ChoicePoint shareholders required for the consummation of the merger shall not have been obtained at the ChoicePoint shareholders meeting, and within 12 months of this termination ChoicePoint or any of its subsidiaries enters into an acquisition agreement with respect to, or approves or consummates, any ChoicePoint competing proposal;


     - the merger agreement is terminated by ChoicePoint or DBT because ChoicePoint withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to DBT, the approval or recommendation by ChoicePoint's board of directors of, the merger or the merger agreement and within 12 months of this termination ChoicePoint or any of its subsidiaries enters into an acquisition agreement with respect to, or approves or consummates, any ChoicePoint competing proposal; or

     - the merger agreement is terminated by ChoicePoint or DBT because ChoicePoint approves or recommends, or proposes publicly to approve or recommend, any ChoicePoint competing proposal or approves or recommends, or proposes to approve or recommend, or execute or enter into, any acquisition agreement.

     If ChoicePoint is obligated to pay the termination fee to DBT, then in addition ChoicePoint would be obligated to reimburse DBT for all out-of-pocket fees and expenses actually incurred by or on behalf of DBT in connection with the merger agreement up to a maximum of $2 million.



     For purposes of determining the termination fee, "DBT competing proposal" and "ChoicePoint competing proposal" have the meanings set forth in "-- No Solicitation; Board Action," except that references to "30%" in the definition of each competing proposal shall be deemed to be references to 50%.


  Board of Directors


     The merger agreement provides for changes to the ChoicePoint board of directors as a result of the merger. The ChoicePoint board of directors currently has eight members and is divided into three classes, with each class elected for a three-year term.



     Under the terms of the merger agreement, promptly following completion of the merger, the ChoicePoint board of directors will increase its size from eight to ten members, and three members of the ChoicePoint board of directors, Tinsley
H. Irvin, Ned C. Lautenbach and Alan J. Taetle, will retire. This will leave five vacancies on the ChoicePoint board, which, pursuant to the merger agreement, will be filled with four current members of the DBT board, Charles G. Betty, Frank Borman, Kenneth G. Langone and Bernard Marcus, and one current member of the ChoicePoint management team, Douglas C. Curling.


  Amendment

     The merger agreement may be amended by the parties in writing at any time prior to approval by the DBT shareholders and the ChoicePoint shareholders. After the shareholders of DBT and ChoicePoint have approved the merger, the merger agreement may not be amended if the law or the rules of any relevant stock exchange require further shareholder approval.

ACCOUNTING TREATMENT

     The merger is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, after the merger, the assets, liabilities and stockholders' equity of DBT will be added to the corresponding balance sheet categories of ChoicePoint at their recorded book values, subject to any adjustments required to conform the accounting policies and financial statement classifications of the two companies. In future financial statements, the results of operations of ChoicePoint will include the results of both DBT and ChoicePoint for the entire fiscal year in which the merger occurs and all prior fiscal periods presented therein. ChoicePoint must treat specified expenses incurred to effect the merger as current charges against income rather than as adjustments to its balance sheet.

     The unaudited pro forma condensed combined financial information contained in this document has been prepared using the pooling-of-interests accounting method to account for the merger. See "Summary -- Selected Unaudited Pro Forma Combined Financial Data" and "Unaudited Pro Forma Combined Financial Data."


LISTING OF CHOICEPOINT COMMON STOCK TO BE ISSUED PURSUANT TO THE MERGER
AGREEMENT



     The shares of ChoicePoint common stock to be issued pursuant to the merger agreement have been approved for listing on the New York Stock Exchange, subject to shareholder approval and official notice of issuance.



DELISTING AND DEREGISTRATION OF DBT COMMON STOCK AFTER THE MERGER



     If the merger is completed, the DBT common stock will be delisted from the New York Stock Exchange and will be deregistered under the Exchange Act.

RESALES OF CHOICEPOINT COMMON STOCK

  DBT Shareholders

     The shares of ChoicePoint common stock to be issued to DBT shareholders in the merger have been registered under the Securities Act. These shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of DBT as that term is defined under the Securities Act. An affiliate of a corporation, as defined by the rules promulgated under the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation. Any subsequent transfer by an affiliate of DBT must be one permitted by the resale provisions of Rule 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act.

  Affiliates of ChoicePoint and DBT

     Securities and Exchange Commission guidelines regarding qualifying for the pooling-of-interests method of accounting also limit sales of shares of the acquiring company and acquired company by affiliates of either company in a business combination like the merger. These guidelines indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by these affiliates if these persons do not dispose of any of the shares of the corporation they own or any shares of the corporation they receive in connection with a merger during the restricted period beginning 30 days prior to the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

     DBT has agreed to deliver to ChoicePoint not less than 30 days prior to the effective time of the merger, for each of its affiliates, an agreement that these persons will not dispose of (1) any ChoicePoint common stock in violation of the Securities Act or (2) any DBT common stock or ChoicePoint common stock during the restricted pooling period referenced above.

     ChoicePoint has agreed to deliver to DBT not less than 30 days prior to the effective time of the merger, for each of its affiliates, an agreement that these persons will not dispose of (1) any ChoicePoint common stock or (2) DBT common stock during the restricted pooling period referenced above.

REGULATORY APPROVALS


     Under the merger agreement, ChoicePoint and DBT agreed to make as promptly as practicable an appropriate filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Act with respect to the transactions contemplated hereby and all necessary filings with other governmental entities relating to the merger. In addition, the parties agreed to supply as promptly as practicable any additional information and documentary material that may be requested and to use its best efforts to cause the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act and the receipt of required approvals under any other applicable law as soon as practicable.



     Under the Hart-Scott-Rodino Act and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be completed until notifications have been given and information furnished to the FTC and the Antitrust Division of the U.S. Department of Justice and the specified waiting period has been terminated or has expired. ChoicePoint and DBT each filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division with respect to the merger. The waiting period for these filings has expired. A significant shareholder of DBT made a separate filing relating to the acquisition of ChoicePoint common stock by the shareholder in the merger. The waiting period for that filing has not expired.



     The closing of the merger is conditioned on the receipt of all approvals of regulatory authorities required for the merger without ChoicePoint or DBT being required to dispose of or hold separate all or any portion of the business or assets of ChoicePoint or any of its subsidiaries or of DBT or any of its subsidiaries in order to address the concerns of any governmental entity under the Hart-Scott-Rodino Act or any other antitrust statute.

     The merger will not proceed in the absence of the requisite regulatory approvals. There can be no assurance that these regulatory approvals will be obtained, and if the merger is approved, there can be no assurance as to the date of any of these approvals. There can also be no assurance that these approvals will not contain any adverse condition or requirement which causes the parties to abandon the merger because the approval fails to satisfy the conditions set forth in the merger agreement and described in this document. See "-- Terms of the Merger Agreement -- Conditions to the Merger." There can likewise be no assurance that the United States Department of Justice will not challenge the merger, or if a challenge is made, as to the outcome thereof.

DISSENTERS' RIGHTS

  DBT


     The Pennsylvania Business Corporation Law of 1988 generally provides shareholders with dissenters' rights in connection with mergers that require shareholder approval. These rights, however, are not recognized for shareholders of a Pennsylvania corporation when it has more than 2,000 record shareholders or its shares are listed on a national securities exchange. DBT's common stock is listed on the New York Stock Exchange. Therefore, DBT shareholders do not have dissenters' rights with respect to the proposal to approve and adopt the merger agreement. See "Comparison of Rights of Shareholders -- Dissenters' Rights."


  ChoicePoint

     The Georgia Business Corporation Code generally provides shareholders with dissenters' rights in connection with mergers that require shareholder approval. These rights, however, are not recognized for shareholders of a Georgia corporation when it has more than 2,000 record shareholders or its shares are listed on a national securities exchange. ChoicePoint has more than 2,000 record shareholders, and ChoicePoint common stock is listed on the New York Stock Exchange. Therefore, ChoicePoint shareholders do not have dissenters' rights with respect to the proposal to approve and adopt the merger agreement. See "Comparison of Rights of Shareholders -- Dissenters' Rights."

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material anticipated U.S. federal income tax consequences of the merger to a DBT shareholder who holds shares of DBT common stock as a capital asset at the effective time of the merger. The discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances or to holders subject to special treatment under the Internal Revenue Code, including, without limitation, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currency, traders in securities that elect to mark to market, holders who received their DBT common stock through the exercise of employee stock options or otherwise as compensation, holders who are not U.S. persons (as defined in Section 7701(a)(30) of the Internal Revenue Code) and holders who hold DBT common stock as part of a hedge, straddle or conversion transaction. In addition, the discussion does not address any state, local or foreign tax consequences of the merger.

     Each holder of DBT common stock is urged to consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

  Tax Opinions

     In the opinion of King & Spalding, counsel to ChoicePoint, subject to the assumptions, limitations, qualifications and other considerations described below under "-- Considerations with Respect to Opinions," the merger will be treated as a "reorganization" for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code.

     The merger is conditioned upon counsel to ChoicePoint reaffirming their tax opinion by delivering a closing tax opinion at the effective time of the merger. If ChoicePoint or DBT is unable to obtain the closing tax opinion, ChoicePoint or DBT, as applicable, is permitted under the merger agreement to waive the receipt of the closing tax opinion as a condition to the party's obligation to consummate the merger. As of the date of this document, neither ChoicePoint nor DBT intends to waive the receipt of the closing tax opinion as a condition to the consummation of the merger. If either ChoicePoint or DBT fails to obtain the closing tax opinion and decides to waive the condition to the consummation of the merger, it will resolicit the vote of its shareholders to approve the merger agreement.

     In accordance with the tax opinion regarding the treatment of the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and subject to the assumptions, limitations, qualifications and other considerations described below under "-- Considerations with Respect to Opinions," the anticipated U.S. federal income tax consequences of the merger can be summarized as follows: (1) no gain or loss will be recognized by ChoicePoint, the subsidiary or DBT as a result of the merger; (2) no gain or loss will be recognized by the holders of DBT common stock who exchange all of their shares of DBT common stock in the merger solely for shares of ChoicePoint common stock, except with respect to cash, if any, received in lieu of fractional shares of ChoicePoint common stock; (3) the tax basis of the shares of ChoicePoint common stock received by a holder of DBT common stock will be the same as the tax basis of the shares of DBT common stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share of ChoicePoint common stock for which cash is received); (4) the holding period of the shares of ChoicePoint common stock received in the merger by a holder of DBT common stock (including a fractional share of ChoicePoint common stock for which cash is received) will include the holding period of the shares of DBT common stock surrendered in exchange therefor; and (5) cash received by a holder of DBT common stock in lieu of a fractional share of ChoicePoint common stock will be treated as received in exchange for the fractional share, and capital gain or loss will be recognized by the holder in an amount equal to the difference between the amount of cash received and the portion of the tax basis of the holder's shares of DBT common stock allocable to the fractional interest.

  Considerations with Respect to Opinions

     The tax opinion, the closing tax opinion and the foregoing summary of the anticipated U.S. federal income tax consequences of the merger are based upon and are subject to assumptions, limitations and qualifications, including representations made by the respective managements of DBT, ChoicePoint and the subsidiary. If any of these representations or assumptions are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. In addition, no ruling from the Internal Revenue Service with respect to the tax consequences of the merger has been, or will be, requested and the tax opinion and closing tax opinion are not binding on the Internal Revenue Service or the courts and do not preclude the Internal Revenue Service from adopting a contrary position and a court sustaining the position.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS


     The following table sets forth for the calendar quarters indicated the high and low sales prices per share of ChoicePoint common stock as reported on the New York Stock Exchange. We urge you to obtain current market quotations for ChoicePoint common stock and DBT common stock. We expect that the market price of ChoicePoint common stock will fluctuate between the date of this document and the date on which the merger is completed and thereafter. Because the number of shares of ChoicePoint common stock to be received by DBT shareholders in the merger is fixed and the market price of ChoicePoint common stock is subject to fluctuation, the value of the shares of ChoicePoint common stock that DBT shareholders will receive in the merger may increase or decrease prior to and after the merger. See "Risk Factors -- Risks Relating to the Merger."



     ChoicePoint. ChoicePoint common stock is listed on the New York Stock Exchange under the symbol "CPS." On the ChoicePoint record date, there were approximately 4,874 holders of record of ChoicePoint common stock.



     DBT. DBT common stock is listed on the New York Stock Exchange under the symbol "DBT." On the DBT record date, there were approximately 484 holders of record of DBT common stock.



                                                              CHOICEPOINT(1)          DBT
                                                              ---------------   ---------------
                           PERIOD                              HIGH     LOW      HIGH     LOW
                           ------                             ------   ------   ------   ------
1998:
  First quarter.............................................  $28.25   $20.88   $33.38   $21.50
  Second quarter............................................   29.38    23.66    28.25    21.25
  Third quarter.............................................   25.25    18.69    28.50    12.38
  Fourth quarter............................................   32.25    20.50    25.94    12.63
1999:
  First quarter.............................................   32.09    22.69    25.25    18.75
  Second quarter............................................   34.13   24.00..   39.94    22.75
  Third quarter.............................................   35.63    29.50    33.00    24.94
  Fourth quarter............................................   41.94    30.19    26.38    17.38
2000:
  First quarter.............................................   42.06    33.00    23.81    16.75
  Second quarter (through April 7, 2000)....................   37.31    34.50    18.81    17.25


(1) ChoicePoint stock prices have been adjusted for a two-for-one stock split effective in November 1999.

     ChoicePoint does not pay cash dividends and does not anticipate paying any cash dividends in the foreseeable future. ChoicePoint currently intends to retain future earnings to finance its operations and the expansion of its business. Any future determination to pay cash dividends will be at the discretion of ChoicePoint's board of directors and will be dependent upon ChoicePoint's financial condition, operating results, capital requirements and such other factors as the board of directors deems relevant. DBT has not paid cash dividends to its shareholders.

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited pro forma combined financial data present the effect of the proposed merger on a pooling of interests basis. The unaudited pro forma combined statements of income assume that the merger took place as of the beginning of the periods presented. The unaudited pro forma combined balance sheet assumes the merger took place on December 31, 1999. In the opinion of management, the unaudited pro forma combined financial data include all material adjustments necessary to reflect, on a pro forma basis, the combined financial results and combined financial position for the periods presented. The adjustments included in the unaudited pro forma combined financial data are described in the notes to the unaudited pro forma combined financial data.

     The unaudited pro forma combined financial data should be read in conjunction with the consolidated financial statements and notes thereto included in ChoicePoint's and DBT's Annual Reports on Form 10-K for the fiscal year ended December 31, 1999, which are incorporated by reference in this document. You should not assume that ChoicePoint and DBT would have achieved the unaudited pro forma results presented below if they had been combined for the periods presented. Pro forma data are not indicative of future results of operations of the combined companies. All per share data for ChoicePoint give effect to a two-for-one stock split effective in November 1999.

                              CHOICEPOINT AND DBT

           UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME (NOTE 1)

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                 1999         1998         1997
                                                              ----------   ----------   ----------
                                                              (IN THOUSANDS EXCEPT PER SHARE DATA)
Operating revenue (Note 2)..................................   $507,858     $466,132     $460,661
Costs and expenses:
  Cost of services (Note 2).................................    306,273      296,256      299,979
  Selling, general and administrative.......................    118,428       97,026      100,615
  Unusual items (Note 3)....................................      2,400        3,758        6,209
                                                               --------     --------     --------
          Total costs and expenses..........................    427,101      397,040      406,803
                                                               --------     --------     --------
Operating income............................................     80,757       69,092       53,858
Gain on sale of businesses, net (Note 4)....................      2,513        8,807       14,038
Interest expense............................................      9,486        5,418        5,158
                                                               --------     --------     --------
Income before income taxes..................................     73,784       72,481       62,738
Provision for income taxes..................................     31,587       30,166       27,693
                                                               --------     --------     --------
Net income..................................................   $ 42,197     $ 42,315     $ 35,045
                                                               ========     ========     ========
Earnings per share -- basic (Note 5)........................   $   1.08     $   1.08           --
  Weighted average shares -- basic..........................     39,064       39,007
Earnings per share -- diluted (Note 5)......................   $   1.03     $   1.05           --
  Weighted average shares -- diluted........................     40,795       40,308

                              CHOICEPOINT AND DBT

              UNAUDITED PRO FORMA COMBINED BALANCE SHEET (NOTE 1)

                                                                     AS OF
                                                               DECEMBER 31, 1999
                                                              --------------------
                                                              (IN THOUSANDS EXCEPT
                                                                  PAR VALUES)
ASSETS
Current assets:
  Cash and cash equivalents.................................        $ 73,101
  Accounts receivable, net of allowance for doubtful
     accounts of $4,676.....................................         111,459
  Short-term investments....................................          16,500
  Deferred income tax assets (Note 7).......................           8,595
  Other current assets......................................          13,508
                                                                    --------
          Total current assets..............................         223,163
Property and equipment, net.................................          85,928
Goodwill, net...............................................         284,123
Deferred income tax assets (Note 7).........................          13,582
Other.......................................................          60,984
                                                                    --------
          Total assets......................................        $667,780
                                                                    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Other current liabilities.................................        $ 46,064
  Short-term debt and current maturities of long-term
     debt...................................................             595
  Accounts payable..........................................          41,177
  Accrued salaries and bonuses..............................          19,036
                                                                    --------
          Total current liabilities.........................         106,872
Long-term debt less, current maturities.....................         187,195
Postretirement benefit obligation...........................          47,782
Other long-term liabilities.................................           6,622
                                                                    --------
          Total liabilities.................................         348,471
                                                                    --------
Shareholders' equity:
  Preferred stock, $.01 par value; 10,000 shares authorized,
     no shares issued or outstanding........................               0
  Common stock, $.10 par value; shares
     authorized -- 100,000; issued -- 40,110 (Note
     6).....................................................           4,011
  Paid-in capital (Note 6)..................................         223,388
  Retained earnings.........................................         103,804
  Stock held by employee benefit trusts, at cost, 468
     shares.................................................         (11,418)
  Accumulated other comprehensive loss......................            (476)
                                                                    --------
          Total shareholders' equity........................         319,309
                                                                    --------
          Total liabilities and shareholders' equity........        $667,780
                                                                    ========

                              CHOICEPOINT AND DBT
            NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

NOTE 1. The accompanying unaudited pro forma combined financial data reflects all adjustments that, in the opinion of management, are necessary to present fairly the pro forma combined financial position and pro forma combined results of operations of ChoicePoint and DBT. This information should be read in conjunction with the consolidated financial statements and notes thereto and the management discussion and analysis included in ChoicePoint's and DBT's Annual Reports on Form 10-K for the fiscal year ended December 31, 1999, which are incorporated by reference in this document.

NOTE 2. Following are the pro forma adjustments to operating revenue in the accompanying unaudited pro forma combined financial data:

        (a) Motor vehicle records registry revenue, the fee charged by states for motor vehicle records which is passed on by ChoicePoint to its customers, is excluded from revenue and recorded as a reduction in cost in ChoicePoint's consolidated financial statements. Historically, DBT has recorded this fee as revenue in DBT's consolidated financial statements. As a result, the unaudited pro forma combined financial data include adjustments to eliminate this fee from DBT's revenue and include this fee as a reduction in DBT's cost. The amounts adjusted are $1.3 million, $1.1 million and $1.1 million in 1999, 1998 and 1997, respectively. These adjustments do not affect operating income.

        (b) Historically, DBT has presented revenue from patent royalties as a separate component of operating revenue in DBT's consolidated financial statements. The unaudited pro forma combined financial data include patent royalty revenue of $6.2 million, $6.6 million and $6.7 million in 1999, 1998 and 1997, respectively, in operating revenue.

NOTE 3. Unusual items of $2.4 million in 1999 relate primarily to $817,000 of one-time merger costs recorded by DBT and $732,000 of asset impairments, $451,000 of severance and $400,000 of other one-time costs recorded by ChoicePoint. Unusual items of $3.8 million recorded by ChoicePoint in 1998 include $2.1 million for the write-down of a non-compete agreement and $1.7 million for the write-down of certain software and database assets and severance expenses. Unusual items of $6.2 million in 1997 included approximately $1.8 million of charges related to expenses of the ChoicePoint spin-off and approximately $4.4 million for the write-downs of certain assets in the ChoicePoint's labor intensive field business and its commercial property and casualty software company.

NOTE 4. In December 1998, ChoicePoint recognized a pre-tax gain of $8.8 million on the sale of its life and health insurance field underwriting services and insurance claim investigating services to PMSI Services, Inc. In March 1999, PMSI prepaid a note receivable held by ChoicePoint and repurchased certain outstanding warrants. As a result, ChoicePoint recognized an additional pre-tax gain of $2.5 million. In December 1997, ChoicePoint sold is paramedical examination business to PSA and recognized a pre-tax gain of $14.0 million.

NOTE 5. Historically, ChoicePoint has not presented earnings per share for years prior to 1998 since the companies that comprise ChoicePoint were majority-owned subsidiaries of Equifax or one of its affiliates and were recapitalized as part of the ChoicePoint spin-off. As a result, the unaudited pro forma combined financial data do not present pro forma earnings per share for 1997. The basic and diluted pro forma combined earnings per share are based on the sum of (1) ChoicePoint's weighted average number of shares outstanding and (2) DBT's weighted average number of shares outstanding multiplied by the exchange ratio contained in Agreement and Plan of Merger dated February 14, 2000 of 0.525 shares of ChoicePoint common stock for each share of DBT common stock.

NOTE 6. The unaudited pro forma combined balance sheet includes an adjustment to restate DBT's common stock amount as of December 31, 1999. The restated amount equals the number of shares of DBT common stock outstanding as of December 31, 1999 multiplied by 0.525 and then multiplied by the pro forma combined par value per common share of $.10. DBT's paid-in capital was also adjusted accordingly.

NOTE 7. DBT has historically recorded its net deferred tax liability ($1.6 million in 1999) as a long-term liability. The unaudited pro forma financial data includes an adjustment for the period presented to net this amount with ChoicePoint's current and non-current deferred tax asset accounts as appropriate.

                       ELECTION OF CHOICEPOINT DIRECTORS


     The ChoicePoint board of directors has fixed the number of ChoicePoint directors at eight. The ChoicePoint board of directors is divided into three classes, with each class elected for a three-year term. Terms are staggered so that one class is elected each year. The terms of James M. Denny and Charles I. Story will expire at the ChoicePoint annual meeting. The ChoicePoint board of directors has nominated Messrs. Denny and Story to stand for reelection as directors at the ChoicePoint annual meeting. Each of those individuals is currently a director of ChoicePoint and has consented to continue to serve as a director if reelected. Julia B. North recently retired from the ChoicePoint board of directors, for reasons unrelated to the merger. Upon her retirement, the ChoicePoint board reduced the number of directors from nine to eight.


     If any nominee for director shall be unable to serve, the persons named in the proxy may vote for a substitute nominee. There are no family relationships between any director, person nominated to be a director or any executive officer of ChoicePoint or its subsidiaries.

     Proxies in the accompanying form will be voted for the two nominees listed below to serve for three years or until their successors are elected and have qualified. Each nominee must receive the affirmative vote of a plurality of the shares of ChoicePoint common stock cast by the shares entitled to vote.

     Set forth below is information about the director nominees and about the directors whose terms will expire in 2001 and 2002.

NOMINEES FOR TERMS EXPIRING IN 2003

     James M. Denny, 67, has served as a director of ChoicePoint since June 1997. Mr. Denny has been a Managing Director of William Blair Capital Partners, L.L.C., a private equity investment company, since September 1995. He served as Vice Chairman of Sears, Roebuck & Co. from 1992 until his retirement in 1995. He also serves as a director of The Allstate Corporation, GATX Corporation and Gilead Sciences, Inc.

     Charles I. Story, 45, has served as a director of ChoicePoint since June 1997. Mr. Story has been President, Chief Executive Officer and a director of INROADS, Inc., an international non-profit training and development organization, since January 1993. He also serves as a director of Briggs & Stratton Corporation and as an advisory director to First National American Bank.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2001

     Ned C. Lautenbach, 56, has served as a director of ChoicePoint since October 1998. Mr. Lautenbach has been a partner at Clayton, Dubilier & Rice, an investment firm, since 1998 and Chairman of the Board, President and Chief Executive Officer of Dynatech Corporation, a provider of communication equipment and network technology services, since May 1999. From 1995 to 1998, he served as Senior Vice President and Group Executive of IBM-Worldwide Sales and Services and from 1993 to 1995 he served as Senior Vice President of IBM and Chairman of IBM World Trade Corporation. He also serves as a director of Eaton Corporation.

     C.B. Rogers, Jr., 70, has served on the board of directors of ChoicePoint since May 1997, serving as Chairman from May 1997 until May 1999. Mr. Rogers served as Chairman of the Board of Equifax for more than five years until May 1999 and as an executive officer of Equifax for more than five years prior to retiring on December 31, 1995 as Chief Executive Officer. He also serves as a director of Lanier Worldwide, Inc., Morgan Stanley, Dean Witter & Co., Briggs & Stratton Corporation and Oxford Industries, Inc.

     Derek V. Smith, 45, has served as President, Chief Executive Officer and a director of ChoicePoint since May 1997, and has served as Chairman since May 1999. Mr. Smith served as Executive Vice President of Equifax and Group Executive of the Insurance Services Group of Equifax from 1993 until the ChoicePoint spin-off. From 1991 to 1993, he served as Senior Vice President and Chief Financial Officer of Equifax. He also serves as a director of Metris Companies Inc.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

     Ron D. Barbaro, 68, has served as a director of ChoicePoint since July 1997. Mr. Barbaro has served as Chairman and Chief Executive Officer of the Ontario Casino Corporation since June 1998 and of the Ontario Lottery Corporation since November 1998. Since his retirement as President of The Prudential Insurance Company of America in 1992, he has served as a director of various corporations. He currently serves as a director of Prudential of America Life Insurance Company (Canada), The Thomson Corporation, Flow International Corporation, Westcam Inc. and VoxCom Inc.

     Tinsley H. Irvin, 66, has served as a director of ChoicePoint since July 1997. Mr. Irvin is the retired Chairman and Chief Executive Officer of Alexander & Alexander Services Inc., an international insurance brokerage company. Prior to his retirement in 1994, Mr. Irvin served in various executive positions with Alexander & Alexander Services Inc. or its subsidiaries for more than five years.

     Alan J. Taetle, 36, has served as a director of ChoicePoint since October 1999. Mr. Taetle has served as a general partner with Noro-Moseley Partners, a venture capital firm, since 1998. He served as Executive Vice President of Mindspring Enterprises, Inc. from 1997 to 1998, as Vice President of marketing from 1996 to 1997 and as Vice President of business development from 1995 to 1996. He currently serves as a director of Amplified.com, Inc., SciQuest.com, Inc., Novient, Inc., OpenSite Technologies, Inc., eGulliver, Inc., Sidetalk, Inc. and Secureworks, Inc.

     THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF JAMES M. DENNY AND CHARLES I. STORY AS DIRECTORS TO HOLD OFFICE UNTIL THE 2003 MEETING OF SHAREHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND HAVE QUALIFIED.

     ChoicePoint agreed in the merger agreement to make changes to the ChoicePoint board of directors upon completion of the merger. See "The Merger -- Terms of the Merger Agreement -- Board of Directors".

BOARD MEETINGS AND COMMITTEES

     The board of directors of ChoicePoint met four times during 1999. The board of directors has established several standing committees, which met at various intervals as indicated below. Nominees for election to the board of directors are selected and nominated by the executive committee of the board of directors, which is authorized to perform the functions of a nominating committee. ChoicePoint currently has no procedure whereby nominations are solicited from shareholders. All directors attended at least 75% of the meetings of the board of directors and the various committees of which they were members.

  Executive Committee

     The members of the executive committee are Messrs. Rogers (Chairman), Irvin and Smith. The executive committee met five times during 1999. This committee, in general, is authorized to exercise the powers of the board of directors in the management of all of the affairs of ChoicePoint during the intervals between board of directors meetings, subject to board of directors direction. The executive committee also establishes salaries for all executive officers of ChoicePoint other than those officers who are members of the executive committee. In addition, the executive committee is authorized to perform the functions of a nominating committee.

  Management Compensation and Benefits Committee


     The members of the management compensation and benefits committee, referred to as the "compensation committee," are Messrs. Irvin (Chairman) and Barbaro and, until her retirement, Ms. North. The compensation committee met four times during 1999. This committee is responsible for all decisions regarding compensation of the chief executive officer and incentive compensation awards for ChoicePoint's executive officers. The compensation committee is also responsible for establishing and approving compensation policies, management incentive compensation plans and other material benefit plans, including the ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan, referred to as the "stock incentive plan."

  Audit Committee

     The members of the audit committee are Messrs. Denny (Chairman), Barbaro, Lautenbach and Story. The audit committee met three times during 1999. This committee is responsible for reviewing and recommending to the board of directors the engagement or discharge of independent auditors, reviewing with independent auditors the scope, plan for and results of the audit engagement, reviewing the scope and results of ChoicePoint's internal audit department, reviewing the adequacy of ChoicePoint's system of internal accounting controls, reviewing the status of material litigation and corporate compliance, and prior to 2000, reviewing ChoicePoint's progress on Year 2000 readiness, and any other matters the audit committee deems appropriate.

  Privacy Committee

     The members of the privacy committee are Messrs. Taetle (Chairman) and Smith. The privacy committee was established in October 1999 and did not meet before year-end. This committee is responsible for reviewing and monitoring legislation and recommending policies to the board of directors as to privacy matters affecting ChoicePoint.

DIRECTOR COMPENSATION

     Directors who are salaried officers or employees of ChoicePoint receive no additional compensation for services as a director or as a member of a committee of the board of directors. Each director who is not a salaried officer or employee of ChoicePoint is compensated as follows. The chairman of the board of directors is paid an annual fee of $30,000 for his services and an additional fee of $2,500 for attendance at each meeting of the board of directors or a committee thereof. C. B. Rogers, Jr. was Chairman of the board of directors until May 1999 and received this compensation during his tenure as Chairman. Derek V. Smith became Chairman of the board of directors in May 1999 and, because he is a salaried officer of ChoicePoint, does not receive this compensation. Each other ChoicePoint non-employee director is paid an annual fee of $15,000 for services as a director, an additional fee of $1,000 for attendance at each meeting of the board of directors, and $1,000 (or $2,500 if designated as chairman) for attendance at each committee meeting.

     In addition, upon initial election to the board of directors, each ChoicePoint non-employee director receives a one-time grant of restricted ChoicePoint common stock with a market value of $25,000, which vests after 36 months or upon death or retirement from the board of directors, whichever occurs first. ChoicePoint non-employee directors also receive annual stock option awards of 3,000 shares of ChoicePoint common stock and the chairman of the board of directors receives annual stock option awards of 5,000 shares. The stock option awards vest after 24 months or upon the director's earlier death or retirement from the board of directors. Restricted stock and stock option awards are issued under the ChoicePoint stock incentive plan.

     ChoicePoint non-employee directors are eligible for participation in ChoicePoint's deferred compensation plan, pursuant to which each ChoicePoint non-employee director may elect to defer up to 100% of earned director compensation into accounts that are credited with earnings or losses based upon imputed investments in one or more of the following, as selected by the individual director: (a) the market value of, and any dividends on, the ChoicePoint common stock ("common share equivalents"), (b) a short-term income fund, (c) an equity index fund, or (d) a fixed income fund. Funds invested in common share equivalents may be redeemed only for cash on a fixed date or upon termination of service as a director, as elected in advance by the director. No director has voting or investment power with respect to the common share equivalents.

                   CHOICEPOINT SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table reflects information, as of January 1, 2000, with respect to the beneficial ownership of the outstanding ChoicePoint common stock by (1) persons known to ChoicePoint to be the beneficial owners of more than five percent of the ChoicePoint common stock in accordance with Section 13(d) or 13(g) of the Exchange Act, (2) each of the executive officers of ChoicePoint named in the summary compensation table which follows, (3) each director of ChoicePoint, and (4) all of the directors and executive officers of ChoicePoint as a group. Share ownership information represents those shares as to which the individual holds sole voting and investment power, except as otherwise indicated. The number of outstanding shares of ChoicePoint common stock as of January 1, 2000 was 29,538,561. Share amounts have been adjusted to reflect the two-for-one stock dividend that was distributed to shareholders on November 24, 1999.

                                                                NUMBER OF               PERCENT OF
NAME AND ADDRESS                                                SHARES(1)                 CLASS
----------------                                         -----------------------     ----------------
Baron Capital Group, Inc...............................          5,084,800(2)             17.2%
  BAMCO, Inc.
  Baron Capital Management, Inc.
  Baron Asset Fund
  Ronald Baron
     767 Fifth Avenue
     New York, NY 10153
Brahman Partners II, L.P...............................          1,546,300(3)               5.2
  Brahman Institutional Partners, L.P.
  BY Partners, L.P.
  Brahman Management, L.L.C
  Brahman Capital Corp.
     277 Park Avenue, 26th Floor
     New York, NY 10172
Ron D. Barbaro.........................................              2,772                    *
James M. Denny.........................................              1,456                    *
Tinsley H. Irvin.......................................              3,456                    *
Ned C. Lautenbach......................................              3,098                    *
C. B. Rogers, Jr.......................................            200,900(4)                 *
Derek V. Smith.........................................            982,603(5)(6)            3.3
Charles I. Story.......................................              1,456                    *
Douglas C. Curling.....................................            263,125(5)                 *
Dan H. Rocco...........................................            280,333(5)                 *
David T. Lee...........................................            129,561                    *
J. Michael de Janes....................................             66,602
Alan J. Taetle.........................................                766
Julia B. North.........................................              1,516                    *
All Executive Officers and Directors as a Group (13
  persons).............................................          1,937,644                  6.6

---------------
 * Represents beneficial ownership of less than 1% of the outstanding ChoicePoint common stock.
(1) Includes shares issuable pursuant to stock options exercisable on January 1, 2000, or within 60 days thereafter, as follows: Mr. Smith -- 719,242 shares; Mr. Curling -- 188,446 shares; Mr. Rocco -- 207,071 shares; Mr.
    Lee -- 103,704 shares; and Mr. de Janes -- 56,746 shares.
(2) This information is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2000. According to the Schedule 13G, the holders listed own the shares of ChoicePoint common stock directly or indirectly, and collectively have shared voting and dispositive power with respect to an aggregate of 5,084,800 shares of ChoicePoint common stock.
(3) This information is based upon a Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2000. The holders listed own the shares of ChoicePoint common stock directly or indirectly, and collectively have shared voting and dispositive power with respect to an aggregate of 1,546,300 shares of ChoicePoint common stock. According to the filings with the Securities and Exchange Commission, Peter A. Hochfelder, Robert J. Sobel and Mitchell A. Kuflik are the executive officers and directors of Brahman Capital Corp., and the sole members of Brahman Management, L.L.C., and have shared voting and dispositive power over all of such shares of ChoicePoint common stock.
(4) Includes 147,894 shares held in trust and 40,970 shares held in a family partnership.

(5) Subsequent to January 1, 2000, the compensation committee canceled certain outstanding restricted stock awards in order to pay taxes on such grant. The executive officers affected by such action (and the number of shares that were canceled) are as follows: Mr. Smith (25,051); Mr. Curling (7,013); and Mr. Rocco (7,013).
(6) Includes 200 shares held by his wife, and 49,500 shares held in two trusts.

      CHOICEPOINT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the regulations of the Securities and Exchange Commission require ChoicePoint's executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock to file initial reports of ownership and changes in ownership of the ChoicePoint common stock with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and ChoicePoint 10% shareholders are required by the regulations of the Securities and Exchange Commission to furnish ChoicePoint with copies of all reports that they file pursuant to Section 16(a). In addition, Item 405 of Regulation S-K requires ChoicePoint to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior fiscal years. The Form 4s for Mr. Ned C. Lautenbach, a director of ChoicePoint, and Mr. Derek V. Smith, Chairman, President and Chief Executive Officer of ChoicePoint, relating to 1,000 and 5,700 shares, respectively, owned by virtue of purchases made in the open market and through a charitable trust, respectively, were not filed on a timely basis during 1999. To ChoicePoint's knowledge, based upon a review of the copies of such forms furnished to ChoicePoint and written representations from ChoicePoint's executive officers and directors, all other filing requirements applicable to ChoicePoint's executive officers, directors and persons who beneficially own more than 10% of the ChoicePoint common stock were complied with for 1999.

                       EXECUTIVE OFFICERS OF CHOICEPOINT

     Derek V. Smith, 45, has served as President, Chief Executive Officer and a director of ChoicePoint since May 1997 and as Chairman of ChoicePoint since May 1999. Mr. Smith served as Executive Vice President of Equifax and Group Executive of the Insurance Services Group of Equifax from 1993 until the ChoicePoint spin-off. From 1991 to 1993, he served as Senior Vice President and Chief Financial Officer of Equifax. He also serves as a director of Metris Companies Inc.

     Douglas C. Curling, 45, has served as Chief Operating Officer and Treasurer since May 1999. He served as Executive Vice President, Chief Financial Officer and Treasurer of ChoicePoint from the ChoicePoint spin-off until May 1999. He served as Senior Vice President -- Finance and Administration of the Insurance Services Group of Equifax from 1993 until the ChoicePoint spin-off.

     Dan H. Rocco, 60, has served as Executive Vice President of ChoicePoint since the ChoicePoint spin-off. He served as Senior Vice President -- Operations of the Insurance Services Group of Equifax from 1993 until the ChoicePoint spin-off.

     David T. Lee, 40, has served as Executive Vice President of ChoicePoint since May 1999 and served as Senior Vice President of ChoicePoint from the ChoicePoint spin-off until May 1999. He served as Vice President -- Property and Casualty Marketing and Sales of the Insurance Services Group of Equifax from 1991 until the ChoicePoint spin-off. He currently is responsible for the Personal Lines Insurance Services Group and ChoicePoint Direct.

     J. Michael de Janes, 42, has served as General Counsel of ChoicePoint since the ChoicePoint spin-off and as Secretary of ChoicePoint since April 1998. He served as Vice President and Counsel of the Insurance Services Group of Equifax from 1993 until the ChoicePoint spin-off.

     Michael S. Wood, 45, has served as Chief Financial Officer since February 2000. From 1997 until January 2000 he served as Chief Financial Officer of Lane Bryant, Inc., a division of The Limited, Inc. and from 1995 to 1997 he served as Vice President -- Finance of Lane Bryant, Inc.

     There are no family relationships among the officers of ChoicePoint, nor are there any arrangements or understandings between any of the officers and any other persons pursuant to which they were selected as officers. The board of directors may elect an officer or officers at any meeting of the board of directors. Each officer is elected to serve until his successor has been elected and has duly qualified. Elections of officers generally occur each year at the board of directors meeting held in conjunction with ChoicePoint's annual meeting of shareholders.

                       CHOICEPOINT EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, the compensation awarded to, earned by or paid to ChoicePoint's chief executive officer and the four other most highly compensated executive officers of ChoicePoint, referred to as the "named officers" in all capacities in which they served during such fiscal years. Prior to the ChoicePoint spin-off, the named officers were employees of, and received their compensation and benefits from, Equifax, rather than from ChoicePoint. Accordingly, all amounts and awards identified in the table below reflect payments or awards made by Equifax prior to the ChoicePoint spin-off and by ChoicePoint subsequent to the ChoicePoint spin-off.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                 -------------------------------------   ------------------------------------
                                                                                 AWARDS             PAYOUTS
                                                                         -----------------------   ----------
                                                                         RESTRICTED   SECURITIES
NAME AND PRINCIPAL                                      OTHER ANNUAL       STOCK      UNDERLYING      LTIP         ALL OTHER
POSITION                  YEAR    SALARY    BONUS(1)   COMPENSATION(2)   AWARDS(3)    OPTIONS(#)   PAYOUTS(4)   COMPENSATION(5)
------------------        ----   --------   --------   ---------------   ----------   ----------   ----------   ---------------
Derek V. Smith..........  1999   $465,867   $917,000                     $1,585,815      220,000   $2,702,898      $501,892
  Chairman, President     1998    382,794    700,000                --                   200,000    4,306,134       413,787
  and CEO                 1997    314,270    603,119                --    1,942,002      290,100    1,001,501       219,256
Douglas C. Curling......  1999    280,405    465,000                        726,626      110,000      756,585       171,490
  Chief Operating         1998    230,583    325,000                --           --       72,000      650,676       137,799
  Officer and Treasurer   1997    193,319    284,548                --      570,184       94,636      456,943        79,354
Dan H. Rocco............  1999    216,917    245,000                --      310,657       44,000      756,585       119,913
  Executive Vice          1998    200,761    215,000                --                    54,000      650,676       111,310
  President               1997    200,761    200,000                --      638,036       87,748      375,568        58,132
David T. Lee............  1999    196,494    235,000                        171,282       55,000           --        83,869
  Executive Vice          1998    177,544    200,000                --           --       27,000           --        64,186
  President               1997    163,110    171,945                --       90,404       65,482           --        32,775
J. Michael de Janes.....  1999    153,624    125,000                --       97,875       19,200           --        22,075
  General Counsel and     1998    137,403    115,000                --           --       16,000           --        16,594
  Secretary               1997    109,242     87,579                --       39,990       39,734           --         3,579

---------------

(1) Represents an annual cash incentive award earned upon achievement of specified performance measurements and determined as a percentage of salary.
(2) Unless otherwise indicated, the aggregate amount of such compensation is the lesser of $50,000 or 10% of the total annual salary and bonus reported for each named officer.
(3) ChoicePoint granted restricted stock during 1999 to a selected group of key officers to assure the key officers are retained for the next three years. Restricted stock awards made prior to the ChoicePoint spin-off were in shares of common stock of Equifax and those made subsequent to the ChoicePoint spin-off were in shares of ChoicePoint common stock. In connection with the ChoicePoint spin-off, all outstanding shares of restricted stock of Equifax, and outstanding awards under the Equifax performance share plans, held by the named officers were canceled and replaced with restricted shares of ChoicePoint common stock that were subject to performance or vesting criteria designed to be consistent with those of the canceled awards. Following the ChoicePoint spin-off, ChoicePoint made a one-time grant of restricted shares of ChoicePoint common stock to key members of management as an incentive to retain and motivate those executives over the long term. Those shares of restricted ChoicePoint common stock vest on October 6, 2001. In the event that any dividends are paid with respect to the ChoicePoint common stock in the future, dividends will be paid on the shares of restricted ChoicePoint common stock at the same rate. The value of restricted stock awards shown in the table is as of the date of grant. As of December 31, 1999 the total number of restricted stock awards outstanding and related fair market value were as follows: Mr. Smith -- 192,474 shares ($7,963,612); Mr. Curling -- 60,694 shares ($2,511,214); Mr. Rocco -- 47,196 shares ($1,952,735); Mr. Lee -- 11,666 shares ($482,681); and Mr. de
    Janes -- 6,064 shares ($250,898).
(4) The amounts listed hereunder for 1997 were paid by Equifax pursuant to Equifax long-term incentive plans prior to the ChoicePoint spin-off. Amounts included for 1998 represent the value of long-term incentive compensation originally awarded by Equifax in 1995 and 1996 and which vested on December 31, 1998 and was paid by ChoicePoint. The amounts for 1999 represent the final long-term incentive payment pursuant to Equifax long-term incentive plans prior to the ChoicePoint spin-off.
(5) For 1999, these amounts include: for Mr. Smith $19,299 in contributions under the ChoicePoint Inc. 401(k) profit sharing plan, referred to as the "401(k) Plan", $468,933 accrued under ChoicePoint's deferred compensation plan, referred to as the "DCP", $10,302 in term life insurance premiums, referred to as the "Life Premiums" and $3,359 for employer contributions for the salaried employee health-related benefit plan, referred to as the "Health Plan Contributions"; for Mr. Curling, $15,225 in contributions under the 401(k) Plan, $142,466 accrued under the DCP, $10,440 in Life Premiums, and $3,359 in Health Plan Contributions; for Mr. Rocco, $24,610 in contributions under the 401(k) Plan, $92,780 under the DCP and $2,524 in Health Plan Contributions; for Mr. Lee, $19,973 in contributions under the 401(k) Plan, $56,374 accrued under the DCP, $4,164 in Life Premiums and $3,359 in Health Plan Contributions; and for Mr. de Janes, $14,957 in contributions under the 401(k) Plan, $3,484 accrued under the DCP, $2,040 in Life Premiums and $1,595 in Health Care Contributions.

STOCK OPTIONS

     The following table sets forth information concerning the grants to the named officers of options to purchase ChoicePoint common stock during the fiscal year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                                     NUMBER                                                      OPTION TERM
                                    OF SHARES                                             --------------------------
                                       OF          PERCENT OF
                                     COMMON          TOTAL
                                      STOCK         OPTIONS
                                   UNDERLYING      GRANTED TO    EXERCISE
                                     OPTIONS      EMPLOYEES IN   PRICE PER   EXPIRATION
              NAME                GRANTED(1)(3)       1999         SHARE        DATE        5%(2)           10%(2)
              ----                -------------   ------------   ---------   ----------   ----------      ----------
Derek V. Smith..................     220,000         15.04        $27.875    1/25/2009    $3,856,696      $9,773,626
Douglas C. Curling..............     110,000          7.52         27.875    1/25/2009     1,928,348       4,886,813
Dan H. Rocco....................      44,000          3.01         27.875    1/25/2009       771,339       1,954,725
David T. Lee....................      55,000          3.76         27.875    1/25/2009       964,174       2,443,406
J. Michael de Janes.............      19,200          1.31         27.875    1/25/2009       336,584         852,971

---------------

(1) All options were granted pursuant to the stock incentive plan. Except as described in footnote (3) below, all options were granted as incentive stock options that vest 100% on the third anniversary of the date of grant.
(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, realized upon exercises of stock options are dependent on future performance of the ChoicePoint common stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will be realized at the time of any option exercise.
(3) The number of options reported includes options to purchase 100,000, 50,000, 25,000 and 20,000 shares of ChoicePoint common stock by Messrs. Smith, Curling, Rocco and Lee, respectively, pursuant to non-qualified performance-based, fair market value stock options. Such options will vest 100% on the ninth anniversary of the grant or upon certification the performance criteria have been met.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information, with respect to each named officer, concerning any exercise of options to purchase ChoicePoint common stock during the fiscal year ended, and the fiscal year-end value of outstanding unexercised options to purchase ChoicePoint common stock held at, December 31, 1999.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                                                      OPTIONS AT
                                         SHARES                   FISCAL YEAR-END(#)           VALUE OF UNEXERCISED
                                        ACQUIRED              ---------------------------     IN-THE-MONEY OPTIONS AT
                                           ON                                                   FISCAL YEAR-END(1)
                                        EXERCISE    VALUE                                   ---------------------------
NAME                                      (#)      RECEIVED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    --------   --------   -----------   -------------   -----------   -------------
Derek V. Smith........................       --    $    --      657,154        577,136      $19,585,021    $10,700,669
Douglas C. Curling....................       --         --      166,916        232,846        4,566,827      4,135,966
Dan H. Rocco..........................   22,387    728,820      185,486        149,959        5,429,355      2,931,444
David T. Lee..........................    2,750     93,884       93,493        111,451        2,823,906      1,968,267
J. Michael de Janes...................       --         --       50,274         53,538        1,415,913      1,009,256

---------------

(1) The value of unexercised options equals the fair market value per share of ChoicePoint common stock as of December 31, 1999, less the exercise price, multiplied by the number of shares underlying the stock options. The closing price of the ChoicePoint common stock on the New York Stock Exchange on December 31, 1999 was $41.375 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The compensation committee consists of Messrs. Irvin (Chairman) and Barbaro and, until her retirement, Ms. North. The executive committee, which is responsible for establishing salaries for the executive officers other than the chief executive officer, consists of Messrs. Rogers (Chairman), Irvin, and Smith. Mr. Smith is the Chairman, President and Chief Executive Officer of ChoicePoint.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the ChoicePoint spin-off, ChoicePoint purchased products and services from Equifax and Equifax purchased products and services from ChoicePoint. In addition, prior to the ChoicePoint spin-off, ChoicePoint subleased facilities from, or shared space with, Equifax. In connection with the ChoicePoint spin-off, ChoicePoint entered into agreements that formalized the arrangements regarding the provision of data and products for use in each of ChoicePoint's and Equifax's respective operations and regarding the leasing, subleasing and sharing of facilities. Effective August 1998 Equifax and ChoicePoint entered into a new agreement regarding the purchase and sale of data between the respective companies which was the result of arm's-length negotiations and on substantially the same terms of the 1997 agreement. During 1999, ChoicePoint paid an aggregate of approximately $5.6 million to Equifax, and Equifax paid an aggregate of approximately $382,000 to ChoicePoint, pursuant to the foregoing arrangements.

     Mr. Rogers, a director of ChoicePoint, also served as Chairman of the Board of Equifax until May 1999 and as a director until October 1999.

             EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL AGREEMENTS

     ChoicePoint currently has in effect employment agreements with Messrs. Smith, Curling, Lee and de Janes. The employee agreements set forth minimum base salary amounts and provide for participation in ChoicePoint's employee and executive benefit plans and certain perquisites. The employee agreements vary in duration, but all provide for automatic extensions if not otherwise terminated. The employee agreements may be terminated by either ChoicePoint or by the executive. The employee agreements provide that, under specified circumstances, in the event of a termination, the executive would be entitled to severance pay for a period of up to two years from the date of termination.

     The employee agreements also contain provisions for severance pay and specified benefits upon the occurrence of a "change in control" of ChoicePoint. A "change in control" is defined by the employee agreements to mean: (1) a merger, consolidation or other reorganization of ChoicePoint that results in the shareholders of ChoicePoint holding less than a majority of the voting power of the resulting entity after such a transaction; (2) a sale or transfer of all or substantially all of ChoicePoint's assets to an entity in which the shareholders of ChoicePoint hold less than a majority of the voting power of such entity immediately following such sale or transfer; (3) the filing of a report with the Securities and Exchange Commission pursuant to the provisions of the Exchange Act disclosing that a person or entity beneficially owns shares representing at least 30% of ChoicePoint's voting power; (4) disclosure by ChoicePoint, pursuant to the requirements of the Exchange Act that a change in control (as defined in the Exchange Act) has occurred or may occur pursuant to a then-existing agreement; or (5) in specified circumstances, the failure to reelect a majority of the members of ChoicePoint's board of directors. In the event that the executive's employment is terminated under conditions within five years after the date of a change in control, then the executive is entitled to severance pay and other benefits. The amount of the severance payment is based upon the executive's annual compensation, with specified components of such compensation multiplied by a factor ranging from 1.5 to 3 times.

     In addition, Mr. Rocco is a party to a compensation agreement entered into with Equifax in 1996, the obligations of which have been assumed by ChoicePoint. Pursuant to this agreement, subject to specified conditions, since Mr. Rocco remained continuously employed by ChoicePoint's subsidiary ChoicePoint Services Inc. (f/k/a Equifax Services Inc.) through January 1, 1999, Mr. Rocco is entitled to severance benefits in a lump sum of $150,000 upon leaving ChoicePoint.

                 MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The compensation of ChoicePoint's executive officers is determined by two committees of the board of directors. The compensation committee was established by the board of directors and is composed entirely of directors who are not, and have never been, officers or employees of ChoicePoint. The board of directors designates the members and the chairman of this committee. The compensation committee is responsible for all decisions regarding the compensation of the chief executive officer and for establishing and administering ChoicePoint's compensation and benefit policies and practices for the executive officers. The compensation committee is also responsible for the administration of the stock incentive plan. The executive committee, the members and chairman of which are also designated by the board of directors, is responsible for establishing salaries for executive officers other than those executive officers who are members of the executive committee, pursuant to guidelines prescribed by the compensation committee.

     The following report summarizes the philosophies and methods that the compensation committee uses in establishing and administering ChoicePoint's executive compensation and incentive programs, including the development of compensation programs designed to provide key employees with immediate ownership interests in ChoicePoint and motivation to build shareholder value.

  Executive Compensation Policies

     ChoicePoint's executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement appropriately and to enhance the financial performance of ChoicePoint, and thus shareholder value, by significantly aligning the financial interests of ChoicePoint's executives with those of its shareholders. To accomplish these objectives, the executive compensation program, as administered by the compensation committee, is comprised of (1) annual cash compensation, the components of which are base salary and an annual variable cash incentive award payable pursuant to ChoicePoint's annual incentive compensation plan, (2) long-term incentive compensation, consisting of restricted stock and fair market value stock options awarded pursuant to the stock incentive plan, and (3) other benefits that are intended to provide competitive capital accumulation opportunities and health, welfare and other fringe benefits. Base salary and annual bonuses are designed to recognize both individual performance and the achievement of corporate business objectives each year. The value of long-term incentives is directly linked to the financial performance of ChoicePoint and to the performance of the ChoicePoint common stock. Executive officers also are eligible to participate in a variety of other benefit plans, including a deferred compensation plan, supplemental life and disability plans available to key officers and benefit plans available to employees generally, including the 401(k) Plan and health-related plans.

     Decisions regarding the compensation of executive officers are based upon
(1) the policies described above, (2) ChoicePoint's operating performance, (3) competitive practices at comparable companies, and (4) the individual performance of the executive. In order to assist the compensation committee in developing ChoicePoint's executive compensation programs and determining appropriate compensation levels for executives, the compensation committee continued to engage a national compensation consulting firm to advise on peer group pay practices and long-term incentive compensation policies for executives holding specified positions. Comparative compensation information was drawn from a broad range of companies, including, but not limited to, certain of the companies included in the industry index used in the stock performance graph included in this proxy statement/prospectus. The compensation committee's policy, which is taken into consideration by the executive committee, is to provide ChoicePoint's officers with a base salary that is generally below the market median for comparable companies and to offer variable performance-based elements that provide the executive officers with the opportunity to achieve total compensation packages that, at the target opportunity levels, are generally within the range of the 50th to 60th percentile of the groups of comparable companies studied.

  Annual Salary and Incentive Bonuses

     In determining the base salaries for ChoicePoint's named officers, the compensation committee and executive committee took into consideration each executive's experience and the responsibilities attendant to his position, as well as the base salaries paid to executives in comparable positions at the companies identified in the above-described compensation study. Base salaries for the named officers will be reviewed annually. In evaluating whether an adjustment to an executive's base salary is appropriate, factors such as the pay levels at the surveyed companies, the scope of the individual's job responsibilities and his performance over the past year, as well as an assessment of how well the individual performed in meeting or exceeding the personal goals set for that individual for the applicable period, will be considered.

     The purpose of ChoicePoint's annual incentive compensation plan is to unite the interests of ChoicePoint's management employees with those of its shareholders through annual payment of cash incentive awards to management employees based upon attainment of (1) annually established corporate economic value added goals and (2) individual performance goals. Target incentive cash opportunities under the ChoicePoint annual incentive compensation plan for the named officers other than the chief executive officer can range from 30% to 60% of base salary, and for the chief executive officer represent 70% of his base salary. Actual annual cash bonuses are determined by measuring corporate and individual performance against goals established for the applicable period. The goals take into account, depending upon the responsibility level of the individual, one or more factors, including the individual's performance, the performance of the functional group or unit with which the individual is associated (primarily based upon the economic value added objective of such unit), and the overall performance of ChoicePoint (primarily based upon economic value added goals). Such goals may or may not be equally weighted and may vary from one executive officer to another. Bonus awards under the ChoicePoint annual incentive compensation plan, even in the event that ChoicePoint's maximum economic value added goals are exceeded, also take into account an assessment of the performance of the individual executive officer. For 1999, the economic value added goals and individual performance goals were exceeded, and each of the named officers, therefore, was awarded a total compensation package that exceeded the target opportunity level.

  Long-Term Incentive Compensation

     ChoicePoint's long-term incentive compensation program for its executive officers consists of a combination of fair market value stock options which vest 100% on the third anniversary of the grant, as well as fair market value stock options which are performance-based, pursuant to the stock incentive plan. The compensation committee's current philosophy is to grant fair market value stock options, rather than restricted stock, as the primary type of award under the stock incentive plan. The stock incentive plan is intended to provide a means of encouraging an ownership interest in ChoicePoint by those employees who have contributed, or are determined to be in a position to contribute, materially to the success of ChoicePoint, thereby increasing their motivation for, and interest in the achievement of, ChoicePoint's long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the ChoicePoint common stock, the compensation committee believes that stock options are a means of encouraging executives and other key management employees to increase long-term shareholder value. In determining awards of stock options under the stock incentive plan, the compensation committee has no specific formula but rather makes grants based upon such factors as individual contribution to corporate performance, market practices and management recommendations. Consistent with the philosophy of the compensation committee described above, in January 1999 ChoicePoint granted options under the stock incentive plan to the named officers (including the chief executive officer) and a number of employees. Additionally, ChoicePoint granted restricted stock to a select group of key officers. Such grant is based on continued employment and is intended to assure the continuity of management through April 9, 2002. ChoicePoint also established a cash incentive for such officers which may be paid in the event specified performance criteria are met. In the event the performance targets are not met, the cash incentive will be canceled.

  Compensation of the Chief Executive Officer

     The compensation committee generally applies the same compensation philosophy described above for executive officers in order to determine the compensation for Derek V. Smith, ChoicePoint's Chairman, President and Chief Executive Officer. In setting both the cash-based and equity-based elements of Mr. Smith's compensation, the compensation committee's objective was to establish a compensation package at target levels that were within the range of the 50th to 60th percentile of total compensation paid to chief executive officers of the companies analyzed in the consultant's study. The compensation committee determined that the base salary for the Chief Executive Officer was below the median base salary of the peer group studied and that the total target compensation was within the established range. Factors considered in evaluating Mr. Smith's performance included exceeding the financial targets established by the board of directors, executing strategic direction, and augmenting the current key officer team with additional talent. No specific weighting was assigned to these factors in the evaluation process.

     Included in Mr. Smith's compensation for 1999 is $2,137,563, which represents the value attributable to the last year of a three-year, performance-based award pursuant to the restricted stock granted as a replacement of the Equifax performance share plan. The award was earned based upon satisfaction of performance criteria previously established by Equifax, and, in accordance with agreements reached in connection with the ChoicePoint spin-off, was paid by ChoicePoint upon certification that the performance criteria had been satisfied. The performance criteria for the replacement restricted stock awards include operating income and target stock price goals that are designed to be consistent with the goals and objectives that had been established at the time the original awards were made under the Equifax performance share plan. In addition, Mr. Smith's compensation for 1999 includes $565,335, which represents the value attributable to the award granted in January 1995. This grant of restricted stock was made in lieu of a cash incentive earned for the year ending December 31, 1994.

     The compensation committee believes that the compensation program should serve to achieve its intended objectives while also minimizing any effect on ChoicePoint of Section 162(m) of the Internal Revenue Code, which section provides for an annual $1,000,000 limitation on the deduction that an employer may claim for compensation of executives. Section 162(m) provides exceptions to the deduction limitation, and it is the intent of the compensation committee to qualify for these exceptions to the extent feasible and in the best interests of ChoicePoint, including the exceptions with respect to performance-based compensation.

     While it is the compensation committee's intention to maximize the deductibility of compensation payable to ChoicePoint's executive officers, deductibility will be only one among a number of factors used by the compensation committee in ascertaining appropriate levels or modes of compensation. ChoicePoint intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes to be in the best interests of ChoicePoint and its shareholders.

     To the extent that this report pertains to the determination of salaries for executive officers other than the chief executive officer, it is jointly submitted by the executive committee.


MANAGEMENT COMPENSATION AND BENEFITS COMMITTEE                 EXECUTIVE COMMITTEE
Tinsley H. Irvin (Chairman)                                    C. B. Rogers, Jr. (Chairman)
Ron D. Barbaro                                                 Tinsley H. Irvin
                                                               Derek V. Smith

                      CHOICEPOINT STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the ChoicePoint common stock with a cumulative total return on the Russell 2000 Index and the S&P 600 Services (Data Processing) Index, for the period from August 8, 1997 (the date on which the ChoicePoint common stock commenced trading on the New York Stock Exchange) through December 31, 1999. The comparison assumes an original investment of $100 on August 8, 1997, and assumes the reinvestment of any dividends.
(PERFORMANCE GRAPH)

                                          CHOICEPOINT INC.         RUSSELL 2000         S&P 600 SERVICES           S&P 600
                                          ----------------         ------------        (DATA PROCESSING)           -------
                                                                                             INDEX
                                                                                       -----------------
Aug-97                                          100                    100                    100                    100
Dec-97                                          136                    106                    101                    106
Jun-98                                          145                    111                    122                    112
Dec-98                                          184                    103                    134                    105
Jun-98                                          192                    113                    127                    110
Dec-99                                          236                    125                    117                    118

                         RATIFICATION OF APPOINTMENT OF
                   CHOICEPOINT INDEPENDENT PUBLIC ACCOUNTANTS

     The ChoicePoint board of directors has selected Arthur Andersen LLP as ChoicePoint's independent public accountants for the fiscal year ending December 31, 2000, and recommends that the shareholders vote for the ratification of such appointment. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year if the board of directors determines that such a change would be in the best interests of ChoicePoint and its shareholders.

     THE CHOICEPOINT BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS CHOICEPOINT'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                    DESCRIPTION OF CHOICEPOINT CAPITAL STOCK


     The following is a summary of the material terms of the capital stock of ChoicePoint under its existing articles of incorporation, bylaws and rights agreement. The following also summarizes relevant provisions of the Georgia Business Corporation Code, which we refer to as Georgia law. The terms of the ChoicePoint articles of incorporation, bylaws and rights agreement, as well as the terms of Georgia law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of those documents. If you would like to read the existing ChoicePoint articles of incorporation, bylaws or rights agreement, these documents are on file with the Securities and Exchange Commission, as described under the heading "Where You Can Find More Information" beginning on page 92. Additional information regarding the capital stock of ChoicePoint is contained under the heading "Comparison of Rights of Shareholders."


GENERAL

     The authorized capital stock of ChoicePoint consists of one hundred million shares of ChoicePoint common stock, par value $0.10 per share, and ten million shares of preferred stock, par value $0.01 per share.

  ChoicePoint Common Stock

     Subject to all of the rights of the preferred stock under the provisions of the ChoicePoint articles of incorporation, by operation of law or by action of the board of directors pursuant to the ChoicePoint articles of incorporation, holders of ChoicePoint common stock are entitled to: (1) one vote per share on all matters required to be voted on by shareholders, including the election of directors, (2) such dividends as may be declared or set apart for payment from assets or funds legally available therefore, and (3) in the event of liquidation, dissolution or winding-up of ChoicePoint, a pro rata distribution of the net assets of ChoicePoint available for distribution in accordance with their respective rights and interests. The ChoicePoint articles of incorporation do not provide for cumulative voting in the election of directors. Additionally, the holders of ChoicePoint common stock have no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the ChoicePoint common stock.

  ChoicePoint Preferred Stock

     The ChoicePoint articles of incorporation further provide that, in accordance with the provisions of Georgia law, the board of directors may determine the preferences, limitations and relative rights of: (1) any class of shares before the issuance of any shares of that class or (2) one or more series within a class, and designate the number of shares within that series, before the issuance of any shares of that series.

     No shares of preferred stock are currently designated, and there is no current plan to designate or issue any class or series of preferred stock. However, because the terms of the preferred stock may be fixed by the ChoicePoint board of directors without shareholder action, preferred stock could be issued quickly with terms calculated to defeat a proposed takeover of ChoicePoint or to make the removal of the management of ChoicePoint more difficult. In addition, the issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of ChoicePoint common stock. In some circumstances, these factors could have the effect of decreasing the market price of the ChoicePoint common stock.

  Shareholder Vote Required for Action

     Except as provided in the ChoicePoint articles of incorporation or pursuant to the terms of any authorized series of preferred stock or by action of the board of directors pursuant to Georgia law, the vote required for shareholder action on all matters shall be the minimum vote required by Georgia law.

ANTI-TAKEOVER PROVISIONS OF GEORGIA LAW AND THE CHOICEPOINT ARTICLES AND BYLAWS

     Provisions of Georgia law and the ChoicePoint articles of incorporation and bylaws are described elsewhere in this document.

  Provisions of Georgia Law

     Unless otherwise provided by the articles of incorporation or bylaws or by resolution of the board of directors (by conditioning its submission of a proposed merger or share exchange), Georgia law generally requires the affirmative vote of a majority of all votes entitled to be cast, by all shares entitled to vote, voting as a single class, to approve mergers and share exchanges. Shareholders of the corporation surviving a merger need not approve a merger if: (1) the articles of incorporation of the surviving corporation will not differ from its articles before the merger; (2) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is to be an identical outstanding or reacquired share immediately after the merger; and (3) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger. The ChoicePoint bylaws do not contain a provision which alters Georgia law voting requirements with respect to mergers.

     ChoicePoint has elected to be covered by two provisions of Georgia law that restrict business combinations with interested shareholders. These provisions do not apply to a Georgia corporation unless its bylaws specifically make the statute applicable, and once adopted, in addition to any other vote required by the corporation's articles of incorporation or bylaws to amend the bylaws, such a bylaw may be repealed only by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by the voting shares of such corporation, other than shares beneficially owned by an interested shareholder and, with the respect to the fair price provisions explained below, his, her or its associates and affiliates.

  Prohibition on Certain Business Combinations with Interested Shareholders

     The provisions of Georgia law concerning business combinations with interested shareholders generally prohibit certain resident Georgia corporations from entering into certain business combination transactions with any "interested shareholder" for a period of five years from the date that person became an interested shareholder, unless: (1) prior to becoming an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction by which the shareholder became an interested shareholder, (2) in the transaction in which the shareholder became an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the voting stock outstanding (excluding, for purposes of determining the number of shares outstanding, insider shares), at the time the transaction commenced, or (3) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting shares (excluding, for purposes of determining the number of shares outstanding, insider shares) and the transaction was approved at an annual or special meeting of shareholders by the holders of a majority of the voting stock entitled to vote thereon (excluding from such vote, insider shares and voting stock beneficially owned by the interested shareholder). For the purposes of these provisions, an interested shareholder is generally defined as any person other than the corporation or its subsidiaries beneficially owning at least 10% of the outstanding voting stock of the corporation, and an insider shares refer generally to shares owned by: (a) persons who are directors or officers of the corporation, their affiliates or associates, (b) subsidiaries of the corporation, and (c) any employee stock plan under which participants do not have the right (as determined exclusively by reference to the terms of such plan and any trust which is part of such plan) to determine confidentially the extent to which shares held under such plan will be tendered in a tender or exchange offer. A Georgia corporation's bylaws must specify that all requirements of these provisions apply to the corporation in order to apply. Once adopted, a bylaw providing for applicability of the interested-shareholder provisions can be repealed only by (1) the affirmative vote of at least two-thirds of the continuing directors and (2) a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by an interested shareholder, in addition to any other vote required by the articles of incorporation or bylaws to amend the bylaws. Additionally, any action to repeal such a bylaw becomes effective eighteen months after the shareholder vote to effect the repeal, and the bylaw will continue to apply to a person who becomes an interested shareholder on or prior to repeal of the bylaw. The ChoicePoint bylaws contain a provision stating that all of the requirements of these provisions (and any successor provisions thereto) apply to ChoicePoint.

  Fair Price Requirements

     Georgia law also contains provisions concerning fair price requirements which impose certain requirements on business combinations between a Georgia corporation and any person who is an interested shareholder of that corporation. In addition to any vote otherwise required by law or the corporation's articles of incorporation, under these fair price provisions, business combinations with an interested shareholder must meet one of the three following criteria designed to protect a corporation's minority shareholders: (1) the transaction must be unanimously approved by the continuing directors of the corporation, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, (2) the transaction must be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination, or (3) the terms of the transaction must meet the fair pricing criteria and certain other tests specified under Georgia law. For the purposes of these provisions, an interested shareholder is generally defined as any person other than the corporation or its subsidiaries beneficially owning at least 10% of the outstanding voting stock of the corporation, which is a party to, or an affiliate of which is a party to, the business combination in question, and continuing directors are generally directors who served prior to the time an interested shareholder acquired 10% ownership and who are unaffiliated with such interested shareholder. A Georgia corporation's bylaws must specify that all requirements of the fair price provisions apply to the corporation in order to apply. Once adopted, a bylaw providing for applicability of the fair-price provisions can be repealed only by
(1) the affirmative vote of two-thirds of the continuing directors and (2) a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, in addition to any other vote required by the articles of incorporation or bylaws to amend the bylaws. The ChoicePoint bylaws contain a provision stating that all requirements of the fair price provisions (and any successor provisions thereto) apply to ChoicePoint.

  Removal of Directors

     In addition to the business combinations prohibitions and the fair price provisions, Georgia law contains a provision concerning the removal of directors by shareholders which, among other things, limits the ability of shareholders of a Georgia corporation to remove the directors of such corporation if such corporation's directors serve staggered terms. This provision generally provides that: (1) directors having staggered terms may be removed only for "cause," unless the corporation's articles of incorporation or a bylaw adopted by the corporation's shareholders provides otherwise; (2) directors may be removed only by a majority vote of the shares entitled to vote for the removal of directors; and (3) a director may be removed by a corporation's shareholders only at a meeting called for the purpose of removing him or her and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. Neither the ChoicePoint articles of incorporation nor bylaws contain provisions permitting the removal of members of the ChoicePoint board of directors other than for "cause." Accordingly, the existence of a staggered terms for directors could have the effect of restricting the ability of ChoicePoint shareholders to remove incumbent directors and fill the vacancies created by such removal with their own nominees. See "-- Articles of Incorporation and Bylaws -- Staggered Board of Directors."

ARTICLES OF INCORPORATION AND BYLAWS

  Staggered Board of Directors


     The ChoicePoint articles of incorporation and bylaws provide that the ChoicePoint board of directors will consist of not less than seven but no more than fifteen directors. The current board of directors has eight directors. However, after the merger, the board of directors shall be comprised of ten members as contemplated in the merger agreement. See Annex A -- Section 7.1(b). The ChoicePoint board of directors is divided into three classes of directors serving staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. If the number of directors is increased or decreased, such increase or decrease will be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class; however, no decrease in the number of directors for a class shall shorten the term of an incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the remaining members of the ChoicePoint board of directors, even if by less than a quorum, or by the sole remaining director but only for a term of office continuing until the next election of directors by shareholders and until the election and qualification of a successor. Any additional director elected by the shareholders to fill a vacancy resulting from an increase in the size of the ChoicePoint board of directors shall hold office for a term that coincides with the remaining term of the staggered class to which such director is elected, unless otherwise required by law. Georgia law provides that a bylaw establishing staggered terms for directors may only be adopted, amended or repealed by the shareholders.

     Having staggered directors has the effect of making it more difficult for shareholders to change the composition of the ChoicePoint board of directors. At least two annual meetings of shareholders, instead of one, generally will be required to effect a change in the majority of the ChoicePoint board of directors. The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of ChoicePoint, even though such an attempt might be beneficial to ChoicePoint and its shareholders.

  Filling Vacancies

     The ChoicePoint articles of incorporation and bylaws provide that any vacancy on the ChoicePoint board of directors that results from the prior death, resignation, retirement, disqualification or removal from office of any director shall be filled by a majority of the remaining members of the ChoicePoint board of directors, even if by less than a quorum, or by the sole remaining director. Any director so appointed by the board of directors or elected by shareholders to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as his or her predecessor. Accordingly, the ChoicePoint board of directors could temporarily prevent any shareholder from enlarging the ChoicePoint board of directors and filling the new directorships with such shareholder's own nominees.

  Shareholder Proposals at Annual Meeting; Director Nominations

     The ChoicePoint bylaws provide that, in order to bring certain matters before a meeting of shareholders, including nominations of directors, shareholders must give notice to ChoicePoint containing certain information within the time period specified in Securities and Exchange Commission Rule 14a-8. Shareholders making proposals, other than those that appear in a proxy statement after compliance with Securities and Exchange Commission Rule 14a-8, must file written notice with the ChoicePoint board of directors setting forth certain information required by the ChoicePoint bylaws.

  Special Meetings of Shareholders

     Georgia law provides that a Georgia corporation shall hold a special meeting of shareholders: (1) on the call of the corporation's board of directors or the person or persons authorized by the corporation's articles of incorporation or bylaws; (2) in the case of a corporation having more than one hundred (100) shareholders of record, upon the written demand of the holders of at least twenty five percent (25%), or such greater or lesser percentage as may be provided in the corporation's articles of incorporation or bylaws, of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting; or (3) in the case of a corporation having one hundred (100) or fewer shareholders of record, upon the written demand of the holders of at least twenty five percent (25%), or such lesser percentage as may be provided in the corporation's articles of incorporation or bylaws, of all the votes entitled to be cast on any issue to be considered at the proposed special meeting. The ChoicePoint bylaws provide that a special meeting of
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

shareholders may be called by: (1) the chairman or vice chairman of the ChoicePoint board of directors, (2) the chief executive officer of ChoicePoint,
(3) the president of ChoicePoint, (4) the ChoicePoint board of directors by vote at a meeting, (5) a majority of the ChoicePoint board of directors in writing without a meeting, or (6) the unanimous call of the ChoicePoint shareholders. The ChoicePoint bylaws provide that in order to bring certain matters before a special meeting of shareholders, including the nomination of directors, shareholders must give notice to the secretary of ChoicePoint containing certain information no later than the close of business on the earlier of (A) the 30th day following the public announcement that a matter will be submitted to a vote of the shareholders at a special meeting or (B) the 15th day following the day on which notice of the special meeting was given.

  Amendment of ChoicePoint Articles of Incorporation

     Under Georgia law, in general and except as otherwise provided by the ChoicePoint articles of incorporation, amendments to the ChoicePoint articles of incorporation must be recommended to the shareholders by the ChoicePoint board of directors and approved at a properly called shareholder meeting by a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment. The ChoicePoint articles of incorporation require the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, to make, alter, amend, change, add to or repeal any provision of the ChoicePoint articles of incorporation or bylaws where such creation, alteration, amendment, change, addition or repeal would be inconsistent with the provisions of the ChoicePoint articles of incorporation relating to: (1) the number of members of the ChoicePoint board of directors,
(2) the classification of the ChoicePoint board of directors, or (3) the filling of vacancies on the ChoicePoint board of directors. However, this two-thirds vote is not required for any alteration, amendment, change, addition or repeal recommended by a majority of the ChoicePoint board of directors. See
"-- Articles of Incorporation and Bylaws -- Amendment of ChoicePoint Bylaws."

  Amendment of ChoicePoint Bylaws

     Under Georgia law, in general and subject to the requirements of the business combinations prohibitions mentioned above, the fair price provisions mentioned above and the ChoicePoint articles of incorporation, the ChoicePoint bylaws may be altered, amended or repealed by the ChoicePoint board of directors or by the shareholders when the holders of a majority of the shares of ChoicePoint common stock entitled to vote actually voted on such matter and a majority thereof vote affirmatively. See "Articles of Incorporation and Bylaws -- Amendment of ChoicePoint Articles of Incorporation."

CHOICEPOINT RIGHTS PLAN

     The ChoicePoint board of directors adopted a rights agreement by and between ChoicePoint and SunTrust Bank, Atlanta, dated October 29, 1997. The rights agreement was subsequently amended on June 21, 1999 and February 14, 2000. Under this agreement, as amended, discriminating actions could be taken by the board of directors against a holder of a substantial amount of ChoicePoint securities to, among other reasons, protect ChoicePoint's shareholders in the event of an unsolicited offer to acquire ChoicePoint, including offers that do not treat all shareholders equally, the acquisition in the open market of shares constituting control without offering fair value to all shareholders, and other coercive, unfair or inadequate takeover bids and practices that could impair the ability of the ChoicePoint board of directors to represent shareholders' interests fully.

     The rights plan was effected by the declaration of a dividend distribution of one ChoicePoint right for each outstanding share of ChoicePoint common stock. ChoicePoint rights also attach to all shares of ChoicePoint common stock issued by ChoicePoint prior to the distribution date, as described below, and the final expiration date, as described below, unless the ChoicePoint board of directors determines otherwise at the time of issuance. Each ChoicePoint right, when exercisable, entitles the holder to purchase from ChoicePoint one common share at a purchase price of $90, subject to adjustment. The description and terms

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

of the ChoicePoint rights are set forth in the ChoicePoint rights agreement, filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

     The ChoicePoint rights will separate from the common stock, referred to as the "distribution date," upon the earliest of:

     - the close of business on the tenth calendar day following a public announcement that a person or group of affiliated or associated persons, referred to as the "acquiring person," has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding ChoicePoint common shares, referred to as the "share acquisition date"; provided, however, by amendment to the rights agreement, Baron Capital Group, Inc. and its affiliates and associates, under circumstances specified in the amendment, are excluded from the definition of "acquiring person";

     - the close of business on the tenth business day following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding ChoicePoint common shares, or

     - the close of business on the tenth calendar day following the first date of public announcement of the first occurrence of a triggering event, as described below.

     A distribution date did not occur as a result of the merger agreement. Until the distribution date, the ChoicePoint rights will be evidenced by the certificates representing ChoicePoint common shares. The ChoicePoint rights will expire at the close of business on November 14, 2007, referred to as the "final expiration date", unless earlier exchanged or redeemed by ChoicePoint as described below.

     The ChoicePoint rights agreement provides that if (1) any acquiring person merges into or consolidates with ChoicePoint and ChoicePoint is the surviving corporation, (2) during the time as there is an acquiring person, there shall be any reclassification of securities or recapitalization or reorganization of ChoicePoint which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of ChoicePoint or any of its subsidiaries beneficially owned by the acquiring person, or (3) any person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the outstanding common shares, then each ChoicePoint right holder, other than ChoicePoint rights owned by the acquiring person, will have the right to receive, upon exercise and payment of the purchase price, that number of common shares (or, depending upon the circumstances, an economically equivalent ChoicePoint security or securities) having a market value equal to twice the amount of the purchase price.

     If, at any time following the share acquisition date, (1) ChoicePoint is acquired in a consolidation, merger or statutory share exchange in which ChoicePoint is not the surviving corporation, (2) any person consolidates with or merges with or into ChoicePoint and ChoicePoint is the surviving corporation but its common shares are exchanged, (3) ChoicePoint effects a share exchange with another person or (4) 50% or more of ChoicePoint's assets or earning power is sold or transferred, each ChoicePoint right holder will thereafter have the right to receive, upon exercise of the then current exercise price of the ChoicePoint right, that number of shares of common stock (or, depending upon the circumstances, an economically equivalent security or securities) of the other person having a market value equal to twice the exercise price of the ChoicePoint right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "triggering events." Notwithstanding this paragraph and the preceding paragraph or anything in the ChoicePoint rights agreement to the contrary, these triggering events shall not arise as a result of the merger agreement or the transactions contemplated by the merger agreement.

     At any time after the later of the distribution date and the first occurrence of a triggering event and prior to the acquisition by any person of 50% or more of the outstanding common shares, ChoicePoint may exchange all or part of the ChoicePoint rights for common shares, referred to as an "exchange," at an exchange ratio of one common share per ChoicePoint right, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

     At any time prior to the later of the distribution date and the share acquisition date, ChoicePoint may redeem all, but not less than all, the ChoicePoint rights at a price of $0.01 per ChoicePoint right subject to

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

adjustment to reflect any stock split, stock dividend or similar transaction. Immediately upon the action of the ChoicePoint board of directors ordering redemption of the ChoicePoint rights, the right to exercise the ChoicePoint rights shall terminate and the only right thereafter of the holders of the ChoicePoint rights shall be to receive $0.01.

     The ChoicePoint rights may have anti-takeover effects. The ChoicePoint rights will cause substantial dilution to a person or group that acquires more than 15% of the outstanding shares of ChoicePoint common stock if a triggering event thereafter occurs without the ChoicePoint rights having been redeemed or in the event of an exchange. However, the ChoicePoint rights should not interfere with any merger or other business combination approved by the ChoicePoint board of directors and the ChoicePoint shareholders because the ChoicePoint rights are redeemable under the circumstances specified in the ChoicePoint rights agreement.

LISTING

     ChoicePoint common stock is listed on the New York Stock Exchange under the symbol "CPS."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the ChoicePoint common stock is SunTrust Bank.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     Georgia law, the ChoicePoint articles of incorporation and the ChoicePoint bylaws govern the rights of ChoicePoint shareholders. Pennsylvania law, the DBT articles of incorporation and the DBT bylaws govern the rights of DBT shareholders. Upon completion of the merger, DBT shareholders will become ChoicePoint shareholders, and Georgia law, the ChoicePoint articles of incorporation and the ChoicePoint bylaws will govern their shareholder rights.

     The following summarizes the material differences between the rights of ChoicePoint shareholders and DBT shareholders. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and the articles of incorporation and bylaws of each corporation.

CAPITALIZATION

  ChoicePoint


     ChoicePoint has authority to issue 100,000,000 shares of ChoicePoint common stock, with a par value of $0.10 per share, and 10,000,000 shares of ChoicePoint preferred stock, with a par value of $0.01 per share. As of the record date of the ChoicePoint annual meeting, 29,562,688 shares of ChoicePoint common stock and no shares of ChoicePoint preferred stock were outstanding.


  DBT


     DBT has authority to issue 100,000,000 shares of DBT common stock, with a par value of $0.10 per share, and 5,000,000 shares of DBT preferred stock, with a par value of $0.10 per share. As of the record date of the DBT special meeting, 20,212,094 shares of DBT common stock and no shares of DBT preferred stock were outstanding.


VOTING RIGHTS

  ChoicePoint

     Each ChoicePoint shareholder is entitled to one vote for each share of ChoicePoint common stock held of record by him or her. ChoicePoint shareholders do not have cumulative voting rights.

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

  DBT

     Each DBT shareholder is entitled to one vote for each share of DBT common stock held of record by him or her. DBT shareholders do not have cumulative voting rights.

SIZE OF THE BOARD OF DIRECTORS

  ChoicePoint


     Georgia law provides that a board of directors must consist of at least one person, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. Georgia law permits the articles of incorporation or the bylaws to authorize the shareholders or the board of directors to fix or change the number of directors or to establish a variable range for the size of the board of directors by fixing a minimum and maximum number of directors. Georgia law further specifies that if a variable range is established, the number of directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders or, if the articles of incorporation or bylaws so provide, by the board of directors. The ChoicePoint articles provide for a range of directors between seven and fifteen, with the number fixed from time to time by resolution of the ChoicePoint board of directors. The ChoicePoint board of directors currently has fixed the number of directors at eight.


  DBT

     Pennsylvania law allows a corporation to have one or more directors on its board of directors. If neither the articles of incorporation nor the bylaws provide for the size of the board of directors, Pennsylvania law fixes the number of directors on the board at three. The DBT bylaws provide for a range of directors between three and nine, with the number fixed from time to time by resolution of the DBT board of directors. The DBT board of directors currently has fixed the number of directors at nine.

ELECTION OF DIRECTORS

  ChoicePoint

     Under Georgia law, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The ChoicePoint articles of incorporation do not contain a contrary provision with respect to the vote for the election of directors.

  DBT

     Pennsylvania law provides, unless otherwise restricted in the bylaws, directors are elected by the affirmative vote of a majority of the votes cast by the shares entitled to vote for the election of directors. The DBT bylaws provide that candidates receiving the highest number of votes shall be elected.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  ChoicePoint

     Generally, Georgia law provides that the terms of directors expire at the next annual shareholders' meeting following their election unless their terms are staggered. Under Georgia law, the articles of incorporation or a bylaw adopted by the shareholders may provide for staggering the terms of the directors by dividing the total number of directors into two or three groups, with each group containing one-half or one-third of the total, as near as may be. Georgia law requires that all classes must be as nearly equal number as possible, the term of office of at least one class must expire in each year and the members of a class may not be elected for a period longer than three years. Georgia law further provides that a decrease in the number of directors does not shorten an incumbent director's term. In accordance with Georgia law, the ChoicePoint articles of incorporation and bylaws divide the ChoicePoint board of directors into three classes with each as nearly equal in size as possible and with three-year terms.

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

  DBT

     Generally, under Pennsylvania law each director is selected for the term of office provided in the bylaws, which shall be one year and until such director's successor has been selected and qualified or until his earlier death, resignation or removal, unless the board of directors is classified. Pennsylvania law provides that, unless otherwise specified in the articles of incorporation, a corporation's board of directors may be divided into various classes with staggered terms of office. Pennsylvania law requires that all classes must be as nearly equal in number as possible, the term of office of at least one class must expire in each year and the members of a class may not be elected for a period longer than four years. Pennsylvania law further provides that a decrease in the number of directors shall not have the effect of shortening the term of any incumbent director. In accordance with Pennsylvania law, the DBT articles of incorporation and bylaws provide for the division of the DBT board of directors into three classes with each as nearly equal in size as possible and with three year terms.

VACANCIES ON THE BOARD OF DIRECTORS

  ChoicePoint

     Under Georgia law, unless the articles of incorporation or a bylaw approved by the shareholders provides otherwise, a vacancy or newly created directorship may be filled by the shareholders, the board of directors or, if the directors remaining in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors, though fewer than a quorum. Georgia law provides that a director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office, or, in the case of a new directorship, regardless of whether the board of directors is classified, for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of the successor. The ChoicePoint articles of incorporation and bylaws provide that a vacancy or newly created directorship shall be filled by a majority of the ChoicePoint board of directors then in office, though less than a quorum, or by the sole remaining director.

  DBT

     Pennsylvania law provides, except as otherwise provided in the bylaws, that a majority of the directors then in office, even if less than a quorum, may fill all vacancies and newly created directorships and that a director selected to fill a vacancy or newly created directorship serves only the balance of the unexpired term, or, in the case of a classified board, until the next selection of the class for which such director has been chosen and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. The provisions of Pennsylvania law with respect to vacancies on the board of directors are subject to the bylaws. The DBT bylaws do not contain any provisions contrary to Pennsylvania law with respect to vacancies.

REMOVAL OF THE BOARD OF DIRECTORS

  ChoicePoint

     Georgia law provides that one or more directors may be removed by the shareholders with or without cause by a majority of the votes entitled to be cast, except as follows:

     - the articles of incorporation or a bylaw adopted by the shareholders provides that the directors may be removed only for cause;

     - if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her;

     - if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal; and

     - if the directors have staggered terms, then directors may be removed only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise.

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

The ChoicePoint board of directors is staggered, and neither the ChoicePoint articles nor the ChoicePoint bylaws contain a provision with respect to removal of directors.

  DBT

     With two exceptions, under Pennsylvania law, unless otherwise provided in a bylaw adopted by the shareholders, the holders of a majority of the shares entitled to vote at an election of directors may remove any director with or without cause. Those two exception are as follows:

     - if the corporation has a classified board, shareholders may remove a director only for cause, unless otherwise provided in the articles of incorporation; and

     - if the corporation has cumulative voting, and less than the entire board of directors is to be removed, then no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if cumulatively voted at an election of the entire board of directors, or, in the case of a classified board, at an election of the class of directors of which he or she is a part.

DBT has a classified board of directors, and the DBT bylaws provide that a director may be removed from office only for cause by vote of a majority of the shareholders entitled to vote on the removal of directors.

     In addition, Pennsylvania law permits, unless otherwise provided in a bylaw adopted by the shareholders, the board of directors to declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause which the bylaws may specify or if, within 60 days or such other time as the bylaws may specify after notice of his or her selection, he or she does not accept the office either in writing or by attending a meeting of the board of directors and fulfill such other requirements of qualification as the bylaws may specify. The DBT bylaws do not contain a provision contrary to Pennsylvania law with respect to declaration of a vacant directorship.

AMENDMENTS TO ARTICLES OF INCORPORATION

  ChoicePoint

     Generally, under Georgia law, unless the articles of incorporation, the board of directors or Georgia law provides for a greater vote, adoption of a proposed amendment to the articles of incorporation requires the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment. The ChoicePoint articles of incorporation require, unless a majority of the ChoicePoint board of directors recommend the amendment, the affirmative vote of at least two-thirds of the votes entitled to be cast, voting together as a single class, to adopt, amend or repeal any provision of the ChoicePoint articles of incorporation which are inconsistent with the current provisions of the ChoicePoint articles of incorporation with respect to the rights, powers, duties, rules and procedures of the ChoicePoint board of directors.

     Georgia law makes an exception to the general rule by permitting, unless otherwise provided in the articles of incorporation, the board of directors to adopt an amendment to the articles of incorporation without shareholder action to effect nonmaterial changes. The ChoicePoint articles of incorporation authorize the ChoicePoint board of directors to amend the ChoicePoint articles of incorporation without shareholder approval to create and establish the rights, preferences and limitations of additional classes and series of stock.

  DBT

     Generally, Pennsylvania law provides that, unless the articles of incorporation specify a greater vote, adoption of a proposed amendment to the articles of incorporation requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote on the amendment and, if any class or series of shares is entitled to vote on the amendment as a class, the affirmative vote of a majority of the votes cast in the class vote. Regardless of board submission of the proposed amendment to the articles of incorporation for action by the shareholders, it will not be deemed to have been adopted by a corporation unless the board of directors

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

has also approved the amendment. The DBT articles of incorporation do not specify a greater vote to adopt a proposed amendment to the DBT articles of incorporation.

     Under Pennsylvania law, unless otherwise restricted in the articles of incorporation, an amendment to the articles of incorporation does not require the approval of the shareholders if shares have not been issued or to effect nonmaterial changes. The DBT articles of incorporation permit the DBT board of directors to authorize and issue the DBT preferred stock in one or more series and to establish the rights, preferences and limitations of each series of DBT preferred stock.

AMENDMENT TO BYLAWS

  ChoicePoint

     Pursuant to Georgia law, the board of directors and shareholders have concurrent power to adopt, amend or repeal bylaws unless:

     - the articles of incorporation or Georgia law reserves this power exclusively to the shareholders in whole or in part; or

     - the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

     The ChoicePoint articles of incorporation and the ChoicePoint bylaws provide that the ChoicePoint board of directors has the right to adopt, amend or repeal the ChoicePoint bylaws. The ChoicePoint bylaws further state that the ChoicePoint shareholders may alter, amend or repeal any bylaw adopted by the ChoicePoint board of directors and adopt new bylaws. The ChoicePoint articles of incorporation require, unless a majority of the ChoicePoint board of directors recommends the amendment, the affirmative vote of at least two-thirds of the votes entitled to be cast, voting together as a single class, to adopt, amend or repeal any provision of the ChoicePoint bylaws which are inconsistent with the current provisions of the ChoicePoint articles of incorporation with respect to the rights, powers, duties, rules and procedures of the ChoicePoint board of directors. The ChoicePoint articles of incorporation further provide that the ChoicePoint shareholders shall not impair or impede the implementation of the right of the ChoicePoint board of directors to amend, alter or repeal the ChoicePoint bylaws and to establish its rights, powers, duties, rules and procedures.

  DBT

     Under Pennsylvania law, the power to adopt, amend or repeal bylaws resides exclusively in the shareholders unless the bylaws confer a concurrent power on the board of directors. However, pursuant to Pennsylvania law, even if the shareholders confer concurrent power on the board of directors, the directors have no authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders by Pennsylvania law, and any action effected by such concurrent power remains subject to the power of the shareholders to change such action.

     The DBT bylaws provide that the affirmative vote of a majority of all the shares of stock issued and outstanding and entitled to vote at a shareholders' meeting or a majority of the DBT board of directors may adopt, amend or repeal the DBT bylaws.

ACTION BY WRITTEN CONSENT

  ChoicePoint

     Georgia law provides that any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The ChoicePoint articles of incorporation do not contain a provision with respect to shareholder action by written consent.

  DBT


     Pennsylvania law provides that, unless otherwise restricted by the bylaws, shareholders may act without a meeting as long as all of the shareholders who would be entitled to vote at a meeting for such purpose consent to the action. Under Pennsylvania law, in the case of a corporation with shares entitled to vote in elections of directors registered under the Exchange Act, if the articles of incorporation so provide, shareholders may act without a meeting as long as the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present consented to the action. The DBT articles of incorporation do not contain a provision with respect to shareholder action by written consent.


SPECIAL MEETING OF SHAREHOLDERS

  ChoicePoint

     Under Georgia law, a special meeting of the shareholders may be called by:

     - the board of directors;

     - any person authorized by the articles of incorporation or bylaws; or

     - by the written demand of at least 25% percent, or such greater or lesser percentage as may be provided in the articles of incorporation or bylaws, of all the votes entitled to be cast on any issue proposed to be considered.

     The ChoicePoint bylaws provide that a special meeting of the shareholders may be called by the chairman of the board of directors, the vice chairman, the chief executive officer, the president, the board of directors by vote at a meeting, a majority of the directors in writing without a meeting or by unanimous call of ChoicePoint shareholders.

  DBT

     Pennsylvania law provides that special meetings of the shareholders may be called by:

     - the board of directors;

     - any person authorized by the bylaws; or

     - in the case of a corporation with shares entitled to vote in the election of directors registered under the Exchange Act, a shareholder who beneficially owns or owned within the five-year period prior to the date in question 20% of the shares entitled to vote in an election of directors for the purpose of obtaining statutorily prescribed approval of transactions between this shareholder and the corporation.

     The DBT bylaws authorize its president and the board of directors to call a special meeting of the shareholders.

DIRECTOR NOMINATIONS

  ChoicePoint

     The ChoicePoint bylaws provide that only persons who are selected and recommended by the ChoicePoint board of directors or the committee thereof designated to make nominations, or who are nominated by ChoicePoint shareholders in accordance with the procedures set forth in the ChoicePoint bylaws, shall be eligible for election, or qualified to serve, as directors. The ChoicePoint bylaws further provide that nominations of individuals for election to the ChoicePoint board of directors at any annual meeting or any special meeting of ChoicePoint shareholders at which directors are to be elected may be made by any ChoicePoint shareholder entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in ChoicePoint bylaws.

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

     The procedures set forth in the ChoicePoint bylaws require nominations by ChoicePoint shareholders to be made by written notice, which shall set forth, as to each individual nominated, the following:

     - name, date of birth, business address and residence address;

     - business experience during the past five years, including his or her principal occupations and employment during that five-year period, the name and principal business of any corporation or other organization in which those occupations and employment were carried on, and other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of prior business experience;

     - whether the nominee is or has ever been at any time a director, officer or owner of five percent or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity;

     - any directorships held by the nominee in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940; and

     - whether the nominated individual has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee.

The ChoicePoint bylaws require the written notice also to set forth information, as to the author of the written notice and any person acting in concert with him or her, as follows:

     - name and business address;

     - name and address as they appear on the ChoicePoint books (if they so appear); and

     - class and number of shares of ChoicePoint that are beneficially owned by him or her.

The ChoicePoint bylaws further require that a written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any written notice respecting nominations. If the presiding officer at any meeting of the ChoicePoint shareholders determines that a nomination was not made in accordance with the procedures prescribed by the ChoicePoint bylaws, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

     With respect to shareholder notice, the ChoicePoint bylaws specify that if written notice respecting nominations is to be submitted at an annual meeting of ChoicePoint shareholders, it shall be delivered to the secretary of ChoicePoint at the principal executive office of ChoicePoint within the time period specified in Securities and Exchange Commission Rule 14a-8. Subject to notice requirements as to matters that may be acted upon at a special meeting of the ChoicePoint shareholders, if a written notice respecting nominations is to be submitted at a special meeting of the ChoicePoint shareholders, it shall be delivered to the secretary of ChoicePoint at the principal executive office of ChoicePoint no later than the close of business on the earlier of (1) the 30th day following the public announcement that a matter will be submitted to a vote of the ChoicePoint shareholders at a special meeting or (2) the 15th day following the day on which notice of the special meeting was given.

  DBT

     Neither the DBT bylaws nor the DBT articles of incorporation contain a provision with respect to director nominations.

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

SHAREHOLDER PROPOSALS

  ChoicePoint

     The ChoicePoint bylaws provide that no shareholder proposal for a shareholder vote (other than a proposal that appears in ChoicePoint's proxy statement after compliance with the procedures set forth in the Securities and Exchange Commission Rule 14a-8) shall be submitted by a shareholder to the other shareholders unless the shareholder submitting the shareholder proposal shall have filed a written notice setting forth with particularity:

     - the names and business addresses of the author of the shareholder proposal and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle acting in concert with him or her;

     - the name and address of the author of the shareholder proposal and other persons identified in the first bullet point above, as they appear on the ChoicePoint books (if they so appear);

     - the class and number of ChoicePoint shares beneficially owned by the author of the shareholder proposal and other persons identified in the first bullet point above;

     - a description of the shareholder proposal containing all material information relating thereto; and

     - such other information as the ChoicePoint board of directors reasonably determines is necessary or appropriate to enable the ChoicePoint board of directors and ChoicePoint shareholders to consider the shareholder proposal.

The ChoicePoint bylaws further provide that the presiding officer at any meeting of the shareholders may determine that any shareholder proposal was not made in accordance with the procedures prescribed in the ChoicePoint bylaws or is otherwise not in accordance with Georgia law, and, if it is so determined, he or she shall so declare at the meeting and the shareholder proposal shall be disregarded.

     The same provision of the ChoicePoint bylaws with regard to written notice regarding director nominations as described above under "-- Director Nominations -- ChoicePoint" applies to written notice respecting shareholder proposals.

  DBT

     Pennsylvania law, in the case of a corporation with shares entitled to vote in the election of directors registered under the Exchange Act, does not entitle shareholders to propose an amendment to the articles of incorporation. Neither the DBT articles of incorporation nor the DBT bylaws contain a provision with respect to shareholder proposals.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

  ChoicePoint

     Georgia law provides that the articles of incorporation may include a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages for any act or omission as a director except for liability arising from any of the following:

     - an appropriation, in violation of such director's duties, of any business opportunity of the corporation;

     - an act or omission which involves intentional misconduct or a knowing violation of law;

     - an unlawful distribution; and

     - a transaction from which the director received an improper personal benefit.

     The ChoicePoint articles of incorporation limit liability of directors to ChoicePoint and its shareholders to the fullest extent permitted by Georgia law.

  DBT

     Pennsylvania law permits a corporation to limit a director's exposure to monetary liability for breach of fiduciary duty if the limitation is set forth in a bylaw adopted by the shareholders. Under Pennsylvania law, a director may not be relieved of monetary liability for the following:

     - a breach or failure to perform a director's statutory duties of care and good faith to the corporation and its shareholders;

     - a breach or failure to perform constituting self-dealing, willful misconduct or recklessness;

     - a violation of criminal statutes; or

     - the nonpayment of federal, state or local taxes.

     The DBT bylaws limit liability of directors to DBT and its shareholders to the fullest extent permitted by Pennsylvania law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

  ChoicePoint

     Georgia law permits a corporation to indemnify an officer or director who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding. Before a corporation may provide this indemnification to a director or officer, Georgia law requires a determination be made that the director or officer has met the applicable standard of conduct which is that he or she acted in good faith and reasonably believed:

     - in the case of conduct in his or her official capacity, that the conduct was in the best interests of the corporation;

     - in all other cases, that the conduct was at least not opposed to the best interests of the corporation; and

     - in the case of any criminal proceeding, that he or she had no reasonable cause to believe the conduct was unlawful.

Georgia law limits indemnification in connection with a derivative proceeding to reasonable expenses incurred in connection with the proceeding and disallows any indemnification in connection with a proceeding in which the director or officer was adjudged liable on the basis of an improperly received personal benefit.

     Under Georgia law, the determination of whether indemnification is permissible based upon the fulfillment of the applicable standard of conduct must be made by:

     - if there are two or more disinterested directors, by the board of directors by a majority vote of disinterested directors or by a majority vote of a committee consisting of two or more disinterested directors appointed by the board of directors by a majority vote of disinterested directors;

     - by special legal counsel selected in the manner set forth above or, if there are fewer than two disinterested directors, by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

     - by the shareholders, excluding from the vote any shares owned by or under the control of a director or officer who at the time of the vote was not a disinterested director or officer.

Georgia law defines a disinterested director or officer for these purposes as a director or officer who is not a party to the proceeding with respect to which indemnification is sought and does not have a financial, professional or employment relationship with the director or officer seeking indemnification which would reasonably be expected to exert an influence on the director's or officer's judgement when voting on the proposed action. Under Georgia law, the determination to authorize indemnification is made in a similar manner as the determination of whether indemnification is permissible except that special counsel may not make that determination.

     Georgia law obligates a company to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

     Georgia law allows a corporation, prior to the final disposition of a proceeding, to advance funds to pay or reimburse reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation:


     - a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct or that the proceeding involves conduct for which liability has been eliminated under the provisions of the articles of incorporation as described above under "-- Limitation of Personal Liability of Directors -- ChoicePoint"; and


     - a written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification.

Georgia law provides that an authorization of advance and an evaluation of the reasonableness of expenses must be approved in a similar manner as the determination of whether indemnification is permissible except that special counsel is not entitled to grant the authorization or make the evaluation.

     In spite of the above limitations with respect to indemnification and advance of funds permissible by the corporation, Georgia law provides that a court may order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or advance expenses to the director or officer, even if the director or officer has not met the relevant standard of conduct described above, failed to comply with Georgia law with respect to the advance of expenses or was adjudged liable in a derivative proceeding or in any proceeding based on an improperly received personal benefit. Georgia law limits the indemnification to reasonable expenses incurred in connection with the proceeding if the officer or director is adjudged liable in this manner.


     Under Georgia law, a corporation may indemnify a director or officer made a party to a proceeding without regard to the above limitations with respect to indemnification and advance of funds if authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by a majority of holders of shares entitled to vote, excluding any shareholder who at the time of the authorization would not qualify as a disinterested party with respect to a threatened or existing proceeding subject to the authorization. Georgia law applies this same exception to an officer who is a party to a proceeding because he or she is an officer of the corporation but is not also a director except that in this instance shareholder approval is not necessary to authorize the indemnification. However, in either instance, Georgia law still does not permit a corporation to indemnify a director adjudged liable to the corporation or subjected to injunctive relief in favor of the corporation on the basis of liability arising from any of the exceptions to the corporation's ability to eliminate or limit the personal monetary liability of a director as described above under "-- Limitation of Personal Liability of Directors -- ChoicePoint". Georgia law provides that with this authorization, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding if the director or officer delivers an undertaking similar to the type delivered in the case of indemnification allowed within the limitations imposed by Georgia law except that he or she need not give a written affirmation as to his or her good faith belief that she or he has met a specific standard of conduct.


     Georgia law also permits a corporation to indemnify and advance expenses to an employee or agent to the extent, consistent with public policy, that may be provided by the articles of incorporation, the bylaws, an action of the board of directors or a contract.

     Under Georgia law, a corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the provisions of Georgia law with respect to indemnification. In accordance with Georgia law, the ChoicePoint articles of incorporation permit the company to purchase and maintain liability insurance.

     Georgia law provides that a corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with the provisions of Georgia law with respect to indemnification. Georgia law further provides that this obligatory provision satisfies the requirements for the authorization of expenses, the authorization of indemnification and an evaluation of the reasonableness of the expenses. Under Georgia law, the inclusion of this obligatory provision does not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Georgia law also provides that a corporation may, by a provision in its articles of incorporation, limit the rights to indemnification or advance for expenses created by or pursuant to the provisions of Georgia law with respect to indemnification.

     The ChoicePoint bylaws authorize indemnification of officers and directors to the fullest extent permitted under Georgia law except that they require an evaluation of the reasonableness of expenses in accordance with Georgia law unless those expenses are not evaluated by the appropriate parties within 60 days following the written request for the advance or reimbursement. Neither the ChoicePoint articles of incorporation nor the ChoicePoint bylaws expressly assume an obligation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor. The ChoicePoint bylaws provide that ChoicePoint may indemnify its employees and agents without regard to the limitations on indemnification imposed by Georgia law to the extent authorized by the ChoicePoint articles of incorporation, the ChoicePoint bylaws, action by the ChoicePoint board of directors or contract or to any lesser extent (or greater extent if permitted by Georgia law) determined by the chief executive officer, in each case consistent with public policy.

  DBT

     Pennsylvania law, unless otherwise restricted in the bylaws, permits a corporation to indemnify any person against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in a third-party action or proceeding by reason of being a representative of the corporation or, at the request of the corporation, a representative of another entity. In a derivative action, Pennsylvania law, unless otherwise restricted in the bylaws, limits this indemnification to expenses actually and reasonably incurred. Pennsylvania law permits a corporation to advance to its representatives expenses incurred in defending a third-party or derivative action or proceeding upon receipt of an undertaking by him or her to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

     Under Pennsylvania law, unless ordered by a court, indemnification may be provided by a corporation only upon a determination that indemnification is proper in the circumstances made by the board of directors by a majority vote of a quorum who are not parties to the action or proceeding, or, if such a quorum is unobtainable or a majority vote of such a quorum directs, by independent legal counsel in a written opinion or by the shareholders. Under Pennsylvania law, the standard of conduct by which indemnification is judged to be proper is as follows:

     - with respect to a third party or derivative action or proceeding, the person must have acted in good faith and reasonably believed that his or her actions were in, or not opposed to, the best interests of the corporation; and

     - with respect to a criminal action or proceeding, the person must have had no reasonable cause to believe that his or her conduct was unlawful.

Even though with respect to a derivative action the person meets the standard of conduct, Pennsylvania law does not permit him or her to receive any indemnification from the corporation if he or she is found liable to the corporation unless a court so orders.

     If a person has been successful on the merits or otherwise in defense of a third party or derivative action or proceeding, Pennsylvania law obligates the corporation to indemnify him or her for expenses actually and reasonably incurred in connection with the action or proceeding.

     Unless the basis of a claim for indemnification is found by a court to constitute willful misconduct or recklessness, the provisions of Pennsylvania law with respect to indemnification are nonexclusive as to any other rights, such as contractual rights under a bylaw, agreement or vote of shareholders or disinterested directors, to which a person seeking indemnification may be entitled. Pennsylvania law further authorizes a corporation's purchase of indemnification insurance for the benefit of its officers, directors, employees, agents and other corporate representatives whether or not the corporation would have the power to indemnify against the liability covered by the policy, unless the corporation's bylaws otherwise prohibit the purchase of such insurance. The DBT bylaws do not prohibit the purchase of liability insurance.

     The DBT bylaws provide for indemnification of its directors, officers and other representatives designated by the DBT board of directors to the fullest extent permitted by Pennsylvania law except where the conduct of the director, officer or other representative designated by the DBT board of directors has been finally determined by a panel of arbitrators or otherwise:

     - to constitute willful misconduct or recklessness;

     - to be based upon or attributable to the receipt by him or her from DBT of a personal benefit to which he or she is not legally entitled; or

     - to be unlawful.

     The DBT bylaws further provide that even if indemnification is unavailable pursuant to its bylaws or otherwise, the corporation shall contribute to the liabilities to which the person to whom indemnification is unavailable in an appropriate amount to reflect the intent of the indemnification provisions contained in the DBT bylaws or otherwise.

DIVIDENDS AND OTHER DISTRIBUTIONS

  ChoicePoint

     Georgia law provides that, subject to the articles of incorporation, the board of directors may authorize the corporation to make distributions to the shareholders unless after giving effect to the distribution:

     - the corporation would not be able to pay its debts as they become due in the usual course of business; or

     - the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

  DBT

     Pennsylvania law is substantially similar to Georgia law with respect to distributions. As permitted by Pennsylvania law, the DBT bylaws provide that the DBT board of directors may authorize the corporation to pay dividends in cash or property, other than its own shares, only from the unreserved and unrestricted earned surplus of DBT unless the payment of the dividend would cause DBT to be insolvent. Subject to express permission in the articles of incorporation or the affirmative vote of the holders of a majority of shares of the class in which the distribution is to be made, the DBT bylaws permit the DBT board of directors to authorize the corporation to distribute pro rata to holders of any class or classes of its issued shares, treasury shares and authorized but unissued shares.

DISSENTERS' RIGHTS

  ChoicePoint

     Under Georgia law a record shareholder may dissent from and obtain payment of the fair value of his or her shares in the event of consummation of:

     - a plan of merger to which the corporation is a party if (1) approval of the shareholders of the corporation is required and the shareholders are entitled to vote on the merger or (2) the corporation is a subsidiary that is merged with its parent which owns at least 90% of the outstanding shares of the subsidiary;

     - a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired and on which the shareholder is entitled to vote;

     - a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required, except for a sale pursuant to a court order or a sale for cash in which all the proceeds will be distributed to the shareholders within one year after the sale;

     - an amendment of the article of incorporation that materially and adversely affects rights in respect of a dissenter's shares; or

     - any other action taken pursuant to a shareholder vote to the extent that Georgia law, the articles of incorporation, bylaws or a resolution of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares.

However, Georgia law further provides that no shareholder shall be entitled to dissenters' rights for shares of any class or series which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

     - in the case of a merger or share exchange, shareholders are required to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for cash payments in lieu of fractional shares; or

     - the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

  DBT

     Pennsylvania law provides rights to the following shareholders to dissent from, and receive payment of the fair value of their shares:

     - shareholders who are members of a subgroup of a class with identifiable characteristics accorded special treatment pursuant to a plan (including a plan of asset transfer, plan of merger, plan of consolidation, plan of exchange and plan of division) or amendment which was not approved by a vote of this subgroup voting as a special class;

     - shareholders of a corporation to be a party to a merger or consolidation except where the merger or consolidation does not require shareholder approval because the surviving corporation is a domestic corporation with identical articles of incorporation to those of the constituent corporation except for any provisions therein not subject to shareholder vote;

     - shareholders of shares to be acquired pursuant to a plan of share exchange;

     - shareholders of a corporation which adopt a plan of division unless shareholder approval of such plan was not required;

     - shareholders of a corporation which adopt a plan of conversion into a nonprofit corporation or a management corporation; and

     - shareholders granted dissenters' rights pursuant to the bylaws or a resolution of the board of directors in connection with a corporate action or other transaction which would not otherwise trigger statutory dissenters' rights.

However, with limited exceptions no dissenters' rights are available in the case of a merger, consolidation, plan of exchange or plan of division with respect to shares which, at the applicable record date, were either listed on a national securities exchange or held of record by more than 2,000 shareholders. Those exceptions are as follows:

     - the holders of the shares are required by the terms of the merger or consolidation to accept any consideration other than shares of the acquiring, surviving, new or other corporation or cash in lieu of fractional shares;

     - the shares constitute a preferred or special class and such class was not entitled to vote on the proposed transaction or plan and effectuation of the proposed transaction or the plan was not conditioned upon the approval by the affirmative vote of a majority of all share within the class; or

     - shareholders who are members of a subgroup of a class with identifiable characteristics accorded special treatment pursuant to a plan of asset transfer, plan of merger, plan of consolidation, plan of exchange or plan of division which was not approved by a vote of such subgroup voting as a special class.

PREEMPTIVE RIGHTS

  ChoicePoint

     Under Georgia law, shareholders do not have preemptive rights to acquire a corporation's unissued or treasury shares, if any, except if:

     - the articles of incorporation so provide;

     - the corporation has elected statutory close corporation status; or

     - the corporation existed on July 1, 1989 and either the shareholders had preemptive rights as of July 1, 1989 or the articles of incorporation were amended on or after July 1, 1989 with notice to the shareholders that the restatement or amendment would cause the shareholders of the corporation to have preemptive rights.

     The ChoicePoint articles of incorporation do not contain a provision with respect to preemptive right, and ChoicePoint does not otherwise qualify under the other two categories described above. The ChoicePoint common stock does not have preemptive rights.

  DBT

     Under Pennsylvania law, shareholders do not have preemptive rights unless otherwise provided in the articles of incorporation. The DBT articles of incorporation do not contain a provision with respect to preemptive rights. The DBT common stock does not have preemptive rights.

RIGHTS PLANS

  ChoicePoint

     ChoicePoint has adopted a shareholder rights plan pursuant to a rights agreement with SunTrust Bank as rights agent. For a discussion of the shareholder rights plan, see "Description of ChoicePoint Capital Stock -- ChoicePoint Rights Plan."

  DBT

     DBT has not adopted a shareholder rights plan.

EXTRAORDINARY TRANSACTIONS

  ChoicePoint

     Generally, under Georgia law, a sale or other disposition of all or substantially all of the corporation's assets, a merger, a share exchange or a dissolution of the corporation must be adopted by the board of directors and, unless the articles of incorporation or the board of director require a greater vote or vote by voting group, approved by a majority of all votes entitled to be cast thereon, except in limited circumstances.

  DBT

     Generally, under Pennsylvania law, a sale or other disposition of all or substantially all of the corporation's assets, a merger, a consolidation, a share exchange or a dissolution of the corporation must be adopted by the board of directors and, unless the articles of incorporation or the board of director requires a greater vote or vote by voting group, approved by a majority of the votes cast by all shareholders entitled to vote thereon, except in limited circumstances.

STATE ANTI-TAKEOVER STATUTES

  Interested Shareholder Transactions

     ChoicePoint. Georgia law does not contain a provision with respect to interested shareholder transaction equivalent to these provisions of Pennsylvania law.

     DBT. Under Pennsylvania law, unless a corporation has opted out of the applicable statutory provisions in its articles of incorporation, specified proposed transactions to which the corporation is a party require the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders are entitled to cast with respect to the proposed transaction, excluding any shares held by a shareholder (including his or her associates and affiliates) who is a party to the proposed transaction or who receives special treatment. Those specified proposed transactions include transactions where that shareholder would:

     - be a party to a merger or consolidation, a share exchange or certain sales of assets involving the corporation or one of its subsidiaries;

     - receive a disproportionate amount of any of the securities of any corporation which survives or results from a division of the corporation;

     - be treated differently from others holding shares of the same class in a voluntary dissolution of the corporation; or

     - have his or her percentage of voting or economic share interest in the corporation materially increased relative to substantially all other shareholders in a reclassification.

     This special voting requirement does not apply if:

     - the transaction being proposed has been approved by a majority of the corporation's board of directors, excluding directors affiliated with or nominated by that shareholder;

     - the consideration received for each class of stock owned by that shareholder is at least as high as the highest consideration paid for that class by that shareholder; or

     - the transaction involves a parent corporation which owns at least 80% of the stock.

     The DBT articles of incorporation do not except DBT from these provisions of Pennsylvania law with respect to interested shareholder transactions.

  Control Transactions

     ChoicePoint. Georgia law does not contain a provision with respect to control transaction equivalent to these provisions of Pennsylvania law.

     DBT. Under Pennsylvania law, unless a corporation has opted out of the applicable statutory provisions, when a person or group of persons acting together holds 20% of the shares entitled to vote in the election of directors, any other shareholder of the corporation who objects may, within a reasonable time after such person or group of persons acquires the 20% stake, under certain prescribed procedures, require such person or group of persons to purchase his or her shares at a fair value.

     The DBT bylaws and the DBT articles of incorporation provide that these provisions of Pennsylvania law with respect to control transactions shall not apply to DBT.

  Business Combinations; Fair Pricing

     ChoicePoint. Under some circumstances, Georgia law prohibits a Georgia corporation from entering into business combinations with an interested shareholder. For a discussion of Georgia's interested-shareholder statute and its applicability to ChoicePoint, see "Description of ChoicePoint Capital Stock -- Anti-Takeover Provisions of Georgia Law and the ChoicePoint Articles and Bylaws -- Prohibition on Certain Business Combinations with Interested Shareholders."

     Georgia law also contains provisions concerning fair price requirements which impose certain requirements on business combinations between a Georgia corporation and an interested shareholder. For a discussion of Georgia's fair-price statute and its applicability to ChoicePoint, see "Description of ChoicePoint Capital Stock -- Anti-Takeover Provisions of Georgia Law and the ChoicePoint Articles and Bylaws -- Fair Price Requirements."

     DBT. Pennsylvania law, unless a corporation has opted out of the applicable statutory provisions, prohibits a corporation from engaging in a business combination (such as a merger, consolidation, share exchange, division, sale or other disposition of property or issuance of shares for a specified percentage of the value of the corporation) with a 20% shareholder for five years from the time he or she acquired the stock to become a 20% shareholder except where one of the following conditions is met:

     - the 20% shareholder's stock purchase was approved by the corporation's board of directors before the share acquisition date;

     - the business combination itself was approved by the corporation's board of directors before the share acquisition date;

     - the business combination is approved by the affirmative vote of the majority of shareholders, excluding the 20% shareholder, no earlier than three months after the share acquisition date, provided the 20% shareholder is the beneficial owner of 80% of the voting shares of the corporation and provided the price paid to all shareholders meets statutory criteria establishing a formula price; or

     - the business combination is approved by the affirmative vote of all of the holders of all of the outstanding common shares.

     After the expiration of the five-year period, the business combination will be permitted if:

     - approved by a majority of shareholders, excluding the 20% shareholder; or

     - approved by a majority vote of the shareholders provided the price to be paid meets the formula price.

     The DBT bylaws and the DBT articles of incorporation provide that the provisions of Pennsylvania law with respect to business combinations and fair pricing shall not apply to DBT.

Control-Share Acquisitions

     ChoicePoint. Georgia law does not contain a provision with respect to control-share acquisitions equivalent to Pennsylvania law.

     DBT. Under Pennsylvania law, unless a corporation has opted out of the applicable statutory provisions, shares of a corporation acquired in an acquisition by any person with voting power of a corporation that would, when added to all other voting power of him or her, entitle him or her to cast for the first time, an amount of voting power in a range equal to 20% but less than 33 1/3% or equal to 33 1/3% but less than 50% or at least 50% shall not be entitled to any voting rights unless they are restored by a resolution approved by a vote of shareholders unrelated to him or her. The DBT bylaws and the DBT articles of incorporation provide that the provisions of Pennsylvania law with respect to control-share acquisitions shall not apply to DBT.

 Disgorgement

     ChoicePoint. Georgia law does not contain a provision with respect to disgorgement equivalent to Pennsylvania law.

     DBT. Pennsylvania law provides that, unless a corporation has opted out of the applicable statutory provisions, any profit realized by any person or group that acquires voting control over at least 20% of a corporation whose shares are registered under the Exchange Act pursuant to the disposition of equity securities of the corporation is recoverable by the corporation if the disposition of the equity securities was made within 18 months after the person or group became a 20% shareholder and if the acquisition of the equity securities was made within 24 months prior to or 18 months after the person or group became a 20% shareholder. The DBT bylaws and the DBT articles of incorporation provide that the provisions of Pennsylvania law with respect to disgorgement shall not apply to DBT.

                       CHOICEPOINT SHAREHOLDER PROPOSALS


     A shareholder proposal intended for inclusion in the proxy statement for ChoicePoint's 2001 annual meeting of shareholders must be received by ChoicePoint at its principal executive offices on or before December 16, 2000. For a shareholder proposal to be properly brought before ChoicePoint's 2001 annual meeting of shareholders (other than a proposal to be considered for inclusion in the proxy statement for ChoicePoint's 2001 annual meeting of shareholders), it must be received by ChoicePoint at its principal executive offices on or before December 16, 2000. In accordance with the rules of the Securities and Exchange Commission and ChoicePoint's bylaws, ChoicePoint may exercise discretionary authority to vote proxies with respect to any shareholder proposal to be presented at ChoicePoint's 2001 annual meeting of shareholders, but not included in ChoicePoint's proxy statement for such meeting, if the shareholder making the proposal has not given notice to ChoicePoint by February 28, 2001.


                                    EXPERTS

     The consolidated financial statements of ChoicePoint incorporated by reference into this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of DBT Online, Inc. and subsidiaries (except I.R.S.C., Inc. and subsidiaries as of December 31, 1998 and for the two years then ended) as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 and the related financial statement schedules incorporated in this prospectus by reference from DBT Online, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Deloitte & Touche LLP, as stated in their reports, which are incorporated herein by reference. The consolidated financial statements of I.R.S.C., Inc. and subsidiaries (consolidated with those of DBT Online, Inc.) as of December 31, 1998 and for the two years then ended have been audited by Corbin & Wertz, as stated in their report which is incorporated herein by reference. The consolidated financial statements of DBT Online, Inc. and subsidiaries are incorporated by reference in this prospectus in reliance upon the respective reports of such firms in each case given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP and Corbin & Wertz are independent auditors.

     Representatives of Arthur Andersen LLP are expected to be present at the ChoicePoint shareholders meeting, and representatives of Deloitte & Touche LLP are expected to be present at the DBT shareholders meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

     The validity of the shares of ChoicePoint common stock to be issued pursuant to the terms of the merger agreement will passed upon for ChoicePoint by King & Spalding. Legal matters in connection with the federal income tax consequences of the merger will also be passed upon by King & Spalding.

                      WHERE YOU CAN FIND MORE INFORMATION

     ChoicePoint and DBT file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. ChoicePoint and DBT's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at "www.sec.gov." Reports, proxy statements and other information concerning ChoicePoint and DBT also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     ChoicePoint has filed the registration statement to register with the Securities and Exchange Commission the shares of ChoicePoint common stock to be issued to DBT shareholders in the merger. This document is a part of the registration statement and constitutes a prospectus of ChoicePoint, a proxy statement of ChoicePoint for the ChoicePoint annual meeting and a proxy statement of DBT for the DBT special meeting.

     As allowed by Securities and Exchange Commission rules, this document does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows ChoicePoint and DBT to "incorporate by reference" information into this document, which means that the companies can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that ChoicePoint and DBT have previously filed with the Securities and Exchange Commission. These documents contain important business information about the companies and their financial condition.


CHOICEPOINT COMMISSION FILINGS (FILE NO. 001-13069)  PERIOD OR DATE FILED
---------------------------------------------------  --------------------
Annual Report on Form 10-K......................     Year ended December 31, 1999
Current Report on Form 8-K......................     Filed February 15, 2000
Registration Statement on Form 8-A..............     Filed July 21, 1997, setting forth a
                                                     description of the ChoicePoint common stock
                                                     (including any amendments or reports filed
                                                     for the purpose of updating such information)



DBT COMMISSION FILINGS (FILE NO. 001-13333)    PERIOD OR DATE FILED
-------------------------------------------    --------------------
Annual Report on Form 10-K...................  Year ended December 31, 1999
Quarterly Report on Form 10-Q/A..............  Quarter ended September 10, 1999 (filed on
                                               March 7, 2000)
Current Report on Form 8-K...................  Filed February 15, 2000
Registration Statement on Form 8-A...........  Filed June 30, 1993, setting forth a description of the DBT common stock
                                               (including any amendments or reports filed
                                               for the purpose of updating such information)

     ChoicePoint and DBT incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this document and the date of the ChoicePoint annual meeting and the DBT special meeting, respectively. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     ChoicePoint has supplied all information contained or incorporated by reference in this document relating to ChoicePoint, and DBT has supplied all such information relating to DBT.

     If you are a shareholder of ChoicePoint or DBT, ChoicePoint or DBT, as the case may be, may have sent to you some of the documents incorporated by reference, but you can obtain any of them through ChoicePoint or DBT, as the case may be, or the Securities and Exchange Commission or the Securities and Exchange Commission's Internet World Wide Web site described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders of ChoicePoint or DBT may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

     ChoicePoint Inc.
     1000 Alderman Drive
     Alpharetta, Georgia 30005
     Telephone: (770) 752-4050
     Attention: Kelly McLoughlin
             Investor Relations

     DBT Online, Inc.
     4530 Blue Lake Drive
     Boca Raton, Florida 33431
     Telephone: (800) 279-7710
     Attention: Richard Rogers
             Vice President Marketing

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM EITHER COMPANY, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE MEETINGS IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE MEETINGS.


     You should rely only on the information contained or incorporated by reference in this document to vote your shares at the ChoicePoint annual meeting and/or the DBT special meeting. ChoicePoint and DBT have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 13, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of ChoicePoint common stock in the merger creates any implication to the contrary.

                                                                         ANNEX A

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                CHOICEPOINT INC.

                      CHOICEPOINT ACQUISITION CORPORATION

                                      AND

                                DBT ONLINE, INC.

                         DATED AS OF FEBRUARY 14, 2000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I THE MERGER..........................................................   A-1
  Section 1.1.    The Merger..................................................   A-1
  Section 1.2.    Effective Time; Closing.....................................   A-1
  Section 1.3.    Effect of the Merger........................................   A-2
  Section 1.4.    Conversion of Company Common Stock..........................   A-2
  Section 1.5.    Tax-Free Reorganization.....................................   A-2
ARTICLE II EXCHANGE OF CERTIFICATES...........................................   A-3
  Section 2.1.    Exchange Agent..............................................   A-3
  Section 2.2.    Exchange Procedures.........................................   A-3
  Section 2.3.    Distributions with Respect to Unexchanged Shares............   A-3
  Section 2.4.    No Further Ownership Rights in the Company Common Stock.....   A-3
  Section 2.5.    No Fractional Shares of Parent Common Stock.................   A-4
  Section 2.6.    No Liability................................................   A-4
  Section 2.7.    Lost Certificates...........................................   A-4
  Section 2.8.    Withholding Rights..........................................   A-4
  Section 2.9.    Stock Transfer Books........................................   A-4
  Section 2.10.   Shares held by the Company Affiliates.......................   A-5
ARTICLE III THE SURVIVING CORPORATION.........................................   A-5
  Section 3.1.    Certificate of Incorporation................................   A-5
  Section 3.2.    Bylaws......................................................   A-5
  Section 3.3.    Directors and Officers......................................   A-5
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................   A-5
  Section 4.1.    Organization and Standing...................................   A-5
  Section 4.2.    Capitalization..............................................   A-6
  Section 4.3.    Authority for Agreement.....................................   A-6
  Section 4.4.    No Conflict.................................................   A-7
  Section 4.5.    Required Filings and Consents...............................   A-7
  Section 4.6.    Compliance..................................................   A-8
  Section 4.7.    SEC Filings, Financial Statements...........................   A-8
  Section 4.8.    Absence of Certain Changes or Events........................   A-9
  Section 4.9.    Taxes.......................................................   A-9
  Section 4.10.   Title to Assets.............................................   A-9
  Section 4.11.   Change of Control Agreements................................  A-10
  Section 4.12.   Litigation..................................................  A-10
  Section 4.13.   Contracts and Commitments...................................  A-10
  Section 4.14.   Information Supplied........................................  A-10
  Section 4.15.   ERISA and Related Matters...................................  A-11
  Section 4.16.   Labor and Employment Matters................................  A-13
  Section 4.17.   Environmental Compliance and Disclosure.....................  A-14
  Section 4.18.   Intellectual Property.......................................  A-15
  Section 4.19.   Year 2000 Compliance........................................  A-17
  Section 4.20.   Brokers.....................................................  A-18
  Section 4.21.   Insurance Policies..........................................  A-18
  Section 4.22.   Notes and Accounts Receivable...............................  A-18
  Section 4.23.   Transactions with Affiliates................................  A-18
  Section 4.24.   No Existing Discussions.....................................  A-19
  Section 4.25.   Pooling; Tax Matters........................................  A-19
  Section 4.26.   Disclosure..................................................  A-19

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT
AND MERGER SUB................................................................  A-19
  Section 5.1.    Organization and Standing...................................  A-19
  Section 5.2.    Capitalization..............................................  A-19
  Section 5.3.    Authority for Agreement.....................................  A-20
  Section 5.4.    No Conflict.................................................  A-21
  Section 5.5.    Required Filings and Consents...............................  A-21
  Section 5.6.    Compliance..................................................  A-22
  Section 5.7.    SEC Filings, Financial Statements...........................  A-22
  Section 5.8.    Absence of Certain Changes or Events........................  A-22
  Section 5.9.    Taxes.......................................................  A-23
  Section 5.10.   Title to Assets.............................................  A-23
  Section 5.11.   Litigation..................................................  A-23
  Section 5.12.   Information Supplied........................................  A-24
  Section 5.13.   Environmental Compliance and Disclosure.....................  A-24
  Section 5.14.   Year 2000 Compliance........................................  A-25
  Section 5.15.   Insurance Policies..........................................  A-25
  Section 5.16.   ERISA and Related Matters...................................  A-25
  Section 5.17.   Transactions with Affiliates................................  A-27
  Section 5.18.   No Existing Discussions.....................................  A-27
  Section 5.19.   Brokers.....................................................  A-27
  Section 5.20.   Pooling; Tax Matters........................................  A-28
  Section 5.21.   Disclosure..................................................  A-28
ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS..........................  A-28
  Section 6.1.    Covenants of the Company....................................  A-28
  Section 6.2.    Covenants of Parent.........................................  A-29
ARTICLE VII ADDITIONAL AGREEMENTS.............................................  A-30
  Section 7.1.    Preparation of the Form S-4 and the Joint Proxy
                  Statement/Prospectus; Stockholders Meetings.................  A-30
  Section 7.2.    Access to Information.......................................  A-31
  Section 7.3.    Best Efforts................................................  A-32
  Section 7.4.    No Solicitation by the Company..............................  A-33
  Section 7.5.    No Solicitation by Parent...................................  A-34
  Section 7.6.    Company Options.............................................  A-36
  Section 7.7.    Fees and Expenses...........................................  A-37
  Section 7.8.    Indemnification, Exculpation and Insurance..................  A-39
  Section 7.9.    Public Announcements........................................  A-39
  Section 7.10.   Listing.....................................................  A-39
  Section 7.11.   Affiliate Letter............................................  A-39
  Section 7.12.   Tax Treatment...............................................  A-39
  Section 7.13.   Further Assurances..........................................  A-40
  Section 7.14.   Notices of Certain Events...................................  A-40
  Section 7.15.   Shareholder Litigation......................................  A-40
ARTICLE VIII CONDITIONS.......................................................  A-40
  Section 8.1.    Conditions to the Obligation of Each Party..................  A-40
  Section 8.2.    Conditions to Obligations of Parent and Merger Sub to Effect
                  the Merger..................................................  A-41
  Section 8.3.    Conditions to Obligations of the Company to Effect the
                  Merger......................................................  A-41
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER..................................  A-42
  Section 9.1.    Termination.................................................  A-42
  Section 9.2.    Effect of Termination.......................................  A-43

  Section 9.3.    Amendments..................................................  A-43
  Section 9.4.    Waiver......................................................  A-43
ARTICLE X GENERAL PROVISIONS..................................................  A-43
  Section 10.1.   No Third Party Beneficiaries................................  A-43
  Section 10.2.   Entire Agreement............................................  A-43
  Section 10.3.   Succession and Assignment...................................  A-43
  Section 10.4.   Counterparts................................................  A-43
  Section 10.5.   Headings....................................................  A-44
  Section 10.6.   Governing Law...............................................  A-44
  Section 10.7.   Severability................................................  A-44
  Section 10.8.   Specific Performance........................................  A-44
  Section 10.9.   Construction................................................  A-44
  Section         Non-Survival of Representations, Warranties and
     10.10.       Agreements..................................................  A-44
  Section         Certain Definitions.........................................  A-44
     10.11.
  Section         Notices.....................................................  A-45
     10.12.
EXHIBITS:
  Exhibit A -- Persons to be Nominated For Parent's Board of Directors
  Exhibit B -- Persons to Resign from Parent's Board of Directors Following
     Effective Time
  Exhibit C -- Persons to Be Elected to Parent's Board of Directors Following
     Effective Time
  Exhibit D -- Affiliates Letter -- Parent
  Exhibit E -- Affiliates Letter -- Company
  Exhibit F -- Tax Opinion

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 14, 2000, by and among CHOICEPOINT INC., a Georgia corporation ("Parent"), CHOICEPOINT ACQUISITION CORPORATION, a Pennsylvania corporation ("Merger Sub") and wholly owned subsidiary of Parent, and DBT ONLINE, INC., a Pennsylvania corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company deem it advisable and in the best interests of each corporation and its respective shareholders, that Parent and the Company combine in order to advance the long-term business strategies of Parent and the Company;

     WHEREAS, the Board of Directors of the Company has unanimously determined that the merger of Merger Sub with and into the Company (the "Merger") and this Agreement are fair to, and in the best interests of, the Company and the holders of the common stock of the Company, par value $.10 per share (the "Company Common Stock");

     WHEREAS, the Board of Directors of Parent has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, Parent and the holders of the common stock of Parent, par value $.10 per share (the "Parent Common Stock");

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved this Agreement and the merger on the terms and conditions contained in this Agreement;

     WHEREAS, Parent, as the sole shareholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by unanimous written consent in accordance with the requirements of the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania (the "PBCL") and the Articles of Incorporation and Bylaws of Merger Sub;

     WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall qualify for "pooling-of-interests" treatment.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the PBCL, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the Commonwealth of Pennsylvania.

     Section 1.2. Effective Time; Closing. As promptly as practicable (and in any event within five (5) business days) after the satisfaction or waiver of the conditions set forth in Article VIII hereof, the parties hereto shall cause the Merger to be consummated by filing articles of merger, if applicable (the "Articles of Merger"), with the Department of State of the Commonwealth of Pennsylvania and by making all other filings or recordings required under the PBCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the PBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Department of State of the Commonwealth of Pennsylvania, or at such other time as the parties hereto agree shall be specified in the Articles of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall be held at 10:00 a.m., Atlanta Time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, or at such other time and location as the parties hereto shall otherwise agree.

     Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the PBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     Section 1.4. Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(b), if any) shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive 0.525 (five hundred twenty-five thousandths) of a fully paid and nonassessable share (the "Exchange Ratio") of Parent Common Stock upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 2.2. The fraction of a share of Parent Common Stock that each share of Company Common Stock will be converted into is referred to herein as the "Merger Consideration". Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock, and cash in lieu of any fractional share, issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest. Each share of Parent Common Stock issued pursuant to this Section 1.4(a) will include any related rights issuable in accordance with the terms of the Parent's Rights Agreement.

        (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub and each share of Company Common Stock and Company Preferred Stock (as hereinafter defined) (collectively, "Company Stock") that is owned by the Company as treasury stock shall be canceled and retired and cease to exist, and no payment or distribution shall be made with respect thereto.

        (c) At the Effective Time, all shares of the Company Common Stock converted pursuant to Section 1.4(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with
     Section 1.4(a).

        (d) Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.10 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     Section 1.5. Tax-Free Reorganization. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties hereto will agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a). None of the parties hereto will take or cause to be taken any action which would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a).

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

     Section 2.1. Exchange Agent. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of the Company Common Stock, certificates representing the Parent Common Stock issuable pursuant to Section 1.4 in exchange for outstanding shares of Company Common Stock in the Merger pursuant to Section 1.4. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to
Section 2.3.

     Section 2.2. Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as the Company may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.4 and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II including cash in lieu of any fractional shares of applicable Parent Common Stock pursuant to Section 2.5 and any dividends or other distributions pursuant to Section 2.3 (after giving effect to any required tax withholdings from cash payments), and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5.

     Section 2.3. Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

     Section 2.4. No Further Ownership Rights in the Company Common Stock. All shares of Parent Common Stock issued and cash paid upon conversion of shares of Company Common Stock in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     Section 2.5. No Fractional Shares of Parent Common Stock.

        (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a shareholder of Parent or a holder of shares of Parent Common Stock.

        (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable Parent Common Stock multiplied by (ii) the per share closing price of Parent Common Stock quoted on the New York Stock Exchange ("NYSE") on the Closing Date. The fractional share interests of Parent Common Stock will be aggregated, and no holder of record of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of Company Common Stock.

     Section 2.6. No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person (as hereinafter defined) in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable Parent Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Parent for satisfaction of their claims for such Merger Consideration, dividends or distributions in respect thereof or such cash.

     Section 2.7. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

     Section 2.8. Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     Section 2.9. Stock Transfer Books. At the close of business, Atlanta time, on the day the Effective Time occurs (the "Closing Date"), the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to
Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

     Section 2.10. Shares held by the Company Affiliates. Anything to the contrary in this Agreement notwithstanding, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any certificate to any Person who may be an "affiliate" of the Company (identified pursuant to Section 7.11) until the Person shall have delivered to Parent and the Company a duly executed letter as contemplated by Section 7.11.

                                  ARTICLE III

                           THE SURVIVING CORPORATION

     Section 3.1. Certificate of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law or such Articles of Incorporation.

     Section 3.2. Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

     Section 3.3. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the other parties hereto as follows:

     Section 4.1. Organization and Standing. Each of the Company and each Subsidiary (as hereinafter defined) of the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). The Company has furnished or made available to Parent correct and complete copies of its articles of incorporation (including any certificates of designations attached thereto, the "Company Articles of Incorporation") and bylaws (the "Company Bylaws") and the articles of incorporation and bylaws (or equivalent organizational documents) of each of its Subsidiaries, each as amended to date. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any such Subsidiary is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents.

     Section 4.2. Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, $.10 par value per share ("Company Preferred Stock"). As of the date hereof, (i) 20,144,446 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 3,399,034 options are outstanding pursuant to the Company Stock Option Plans (the "Company Options"), each such option entitling the holder thereof to purchase one share of Company Common Stock, and 2,600,966 shares of Company Common Stock are authorized and reserved for future issuance pursuant to the exercise of such Company Options, and (iv) no shares of Company Preferred Stock are issued and outstanding. Section 4.2 of the Company Disclosure Letter delivered by the Company to the other parties hereto concurrently with the execution of this Agreement (the "Company Disclosure Letter") sets forth a correct and complete list of the outstanding Company Options with the exercise price. Except as set forth above or in Section 4.2 of the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary of the Company. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. The Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary of the Company and does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary of the Company is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     Section 4.3. Authority for Agreement.

        (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary shareholder approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of the Company) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of a majority of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the PBCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The affirmative vote of holders of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of shareholders is the only vote of the holders of any capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

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        (b) At a meeting duly called and held on February 14, 2000, the Board of
     Directors of the Company unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the holders of the Company Common Stock, (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the holders of the Company Common Stock. The actions taken by the Board of Directors of the Company constitute approval of the Merger, this Agreement and transactions contemplated hereby by the Board of Directors of the Company under the provisions of Sections 2541 et seq., 2551 et seq. and 2561 et seq. of the PBCL such that Sections 2541 et seq., 2551 et seq. and 2561 et seq. of the PBCL do not apply to this Agreement or the transactions contemplated hereby. Other than Sections 2541 et seq., 2551 et seq. and 2561 et seq. of the PBCL, no state antitakeover or similar statute is applicable to Parent or Merger Sub in connection with the Merger, this Agreement or any of the transactions contemplated hereby.

        (c) Credit Suisse First Boston Corporation, the independent financial advisor to the Board of Directors of the Company (the "Company's Independent Advisor"), has delivered to the Board of Directors of the Company its written opinion, dated as of the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the Exchange Ratio in the Merger was fair, from a financial point of view, to such holders.

     Section 4.4. No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company's Articles of Incorporation or the Company's Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to Section 4.5, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as set forth in Section 4.4 of the Company Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or, to the Knowledge of the Company, been threatened (exclusive, however, of (1) any such changes, events, or effects that occur as a result of conditions affecting (A) the information services or public records database businesses as a whole or (B) the stock markets and capital markets generally or the United States economy as a whole and (2) any such changes, events, or effects which have occurred prior to the date hereof and have been disclosed to Parent in writing prior to the date hereof), is or is reasonably likely to (i) be materially adverse to the business, results of operations, properties, prospects, condition (financial or otherwise), assets, liabilities (including, without limitation, contingent liabilities) of the Company and its Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 4.5. Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmen-

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

tal authority or agency, domestic or foreign (a "Governmental Entity"), except
(i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), state securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of appropriate merger documents as required by the PBCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) for filings contemplated by Section 4.14 hereof, and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 4.6. Compliance. Except as disclosed in Section 4.6 of the Company Disclosure Letter, each of the Company and its Subsidiaries (i) has been operated at all times in compliance with all laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (i) and (ii) which could not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 4.7. SEC Filings, Financial Statements.

        (a) The Company has filed all forms, reports, statements and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (collectively, the "Company SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, each as in effect on the date so filed. None of the Company SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) All of the financial statements included in the Company SEC Reports, in each case, including any related notes thereto, as filed with the SEC, as well as the unaudited consolidated balance sheet of the Company as of December 31, 1999, together with the unaudited statements of income and cash flow of the Company for the fiscal year then ended, including any notes thereto (as furnished to Parent by the Company (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and fairly present the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated. The Company does not anticipate any changes to the accounting policies historically applied by the Company as a result of newly adopted SAB No. 101.

        (c) Except as disclosed in Section 4.7 of the Company Disclosure Letter, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1999, including the notes thereto, (ii) liabilities disclosed in the Company SEC Reports, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999, none of which are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

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

        (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the Company SEC Reports pursuant to the Securities Act or the Exchange Act.

     Section 4.8. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in Section 4.8 of the Company Disclosure Letter, since December 31, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary of the Company, (iii) any material change in accounting methods, principles or practices employed by the Company or any of its Subsidiaries, or (iv) any action of the type described in Section 6.1 which, had such action been taken after the date of this Agreement, would be in violation of any such Section.

     Section 4.9. Taxes. The Company and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns (as hereinafter defined) are correct and complete in all material respects. All Taxes (as hereinafter defined) of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of the Company or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. The Company does not know of any proposed or threatened Tax claims or assessments, which, individually or in the aggregate, exceed $500,000. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Except as set forth in Section 4.9 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period did not, as of the most recent Company Financial Statement, exceed the reserve for Tax liability (disregarding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet in the most recent Company Financial Statement (disregarding any notes thereto). For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 4.10. Title to Assets.

     (a) Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "10-K"), the Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the 10-K or acquired after December 31, 1998 (other than assets disposed of since December 31, 1998 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are properly reflected in the 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 1998, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens,
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

encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a correct and complete list of all real property
(i) owned or leased by the Company or a Subsidiary, (ii) as to which the Company or a Subsidiary of the Company has a license, easement or right of way to use,
(iii) as to which the Company or a Subsidiary of the Company has the option to purchase, lease, license or acquire an easement or right of way or (iv) in which the Company or a Subsidiary of the Company has any other interest. Except as set forth in Section 4.10 of the Company Disclosure Letter, the Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business.

     (b) Except as set forth in Section 4.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any of its assets with an individual value of $100,000 or an aggregate value in excess of $500,000.

     Section 4.11. Change of Control Agreements.  Except as set forth in Section
4.11 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any former or current director, officer, employee, consultant or advisor of the Company. Without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options, (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     Section 4.12. Litigation.  Except for such matters disclosed in Section
4.12 of the Company Disclosure Letter which, if adversely determined, have not resulted in, and would not reasonably be expected to result in, a loss, individually or in the aggregate, to the Company or any of its Subsidiaries in excess of $500,000, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except for such matters which have not resulted in, and would not reasonably be expected to result in, a loss, individually or in the aggregate, to the Company or any of its Subsidiaries in excess of $500,000, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries.

     Section 4.13. Contracts and Commitments. Section 4.13 of the Company Disclosure Letter sets forth a correct and complete list of the following contracts to which the Company or a Subsidiary of the Company is a party (including every amendment, modification or supplement to the foregoing): (i) any contracts of employment, consulting or noncompete, (ii) agreements or arrangements for the purchase or sale of any assets (otherwise than in the ordinary course of business), (iii) agreements, contracts or indentures relating to the borrowing of money, (iv) agreements with unions, material independent contractor agreements and material leased or temporary employee agreements, (v) leases of any real property involving annual rent of $100,000 or more, and (vi) other than contracts identified in the Company Disclosure Letter pursuant to
Section 4.6, all other contracts, agreements or commitments involving payments made by or to the Company or a Subsidiary of $500,000 or more. Except for agreements, arrangements or commitments disclosed in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, arrangement or commitment which is material to the business of the Company taken as a whole. The Company has delivered or made available correct and complete copies of all such agreements, arrangements and commitments to Parent. Neither the Company nor any of its Subsidiaries is in default under any such agreement, arrangement or commitment which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

     Section 4.14. Information Supplied.

        (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (A) the Form S-4 (as hereinafter defined) to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in the Merger will, at the time the
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     Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus included in the Form S-4 related to the Company Shareholders Meeting and the Parent Shareholders Meeting (each as hereinafter defined) and the Parent Common Stock to be issued in the Merger will, on the date it is first mailed to the holders of Company Common Stock and Parent Common Stock or at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/ Prospectus will comply as to form in all material respects with the requirements of the Exchange Act.

        (b) Notwithstanding the foregoing provisions of this Section 4.14, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Parent for inclusion or incorporation by reference therein.

     Section 4.15. ERISA and Related Matters.

        (a) Section 4.15 of the Company Disclosure Letter lists all deferred compensation, pension, profit-sharing and retirement plans, and all bonus, welfare, severance pay and other "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit or stock option plans, including individual contracts, employee agreements, programs or arrangements, providing the same or similar benefits, whether or not written, participated in or maintained by the Company or with respect to which contributions are made or obligations assumed by the Company in respect of the Company (including health, life insurance and other benefit plans maintained for former employees or retirees), at any time between January 1, 1995 and the Closing Date. Said plans or other arrangements are sometimes collectively referred to in this Section as "Benefit Plans." Copies of all Benefit Plans and related documents, including those setting out the Company's personnel policies and procedures, and including any insurance contracts, trust agreements or other arrangements under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been delivered to Parent. The Company has also delivered to Parent a copy of the summary plan description, if any, for each Benefit Plan, as well as copies of any other summaries or descriptions of any such Benefit Plans which have been provided to employees or other beneficiaries during the current and previous three (3) calendar years.

        (b) Except as set forth in Section 4.15 of the Company Disclosure Letter, the Company has fulfilled its obligations, to the extent applicable, under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Code, with respect to each "employee benefit plan" (as defined in Section 3(3) of ERISA) appearing in Section 4.15 of the Company Disclosure Letter. Each Benefit Plan is in compliance with, and has been administered in all respects consistent with, the presently applicable provisions of ERISA, the Code and state law, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law. The Company has made all payments to all Benefit Plans as required by the terms of each such plan in accordance, if applicable, with the actuarial and funding assumptions in effect as for the most recent actuarial valuation of such plans. All required actuarial valuations and reports relating to said plans have been prepared and a copy of the most recent actuarial valuation and report for each pension plan, as defined in Section 3(2) of ERISA, has been provided to Parent, if applicable. The Company has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 for each Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and copies of such reports for the past five years have been provided to Parent. Except as disclosed in Section 4.15 of the Company Disclosure Letter, the Company has funded or will fund each Benefit Plan attributable to it in accordance with its terms through Closing, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through Closing. To the extent that any annual contribution for the current year is not yet required for any Benefit Plan as of the Effective Time, the Company has made a pro rata
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     contribution to said plan for the period ended at the Effective Time or said contribution has been accrued on the books of the Company.

        (c) Except as set forth in Section 4.15 of the Company Disclosure Letter, no "prohibited transaction," as defined in Section 406 of ERISA and
     Section 4975 of the Code, has occurred in respect of any such Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I or ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

        (d) Except as set forth in Section 4.15 of the Company Disclosure Letter, the Internal Revenue Service has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA, listed in
     Section 4.15 of the Company Disclosure Letter, determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from United States Federal Income Tax under Section 501(a) of the Code, and there has been no occurrence since the date of any such determination letter which has adversely affected such qualification. The Company does not maintain a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

        (e) Except as set forth in Section 4.15 of the Company Disclosure Letter, each Benefit Plan that provides medical benefits has been operated in compliance with all requirements of Section 4980B(f) of the Code and Sections 601 through 608 of ERISA relating to continuation of coverage under certain circumstances in which coverage would otherwise cease. All former employees of the Company or other persons entitled to such continuation of coverage through relationship to said former employees are listed in Section 4.15 of the Company Disclosure Letter.

        (f) Neither the Company nor any entity that is treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code currently maintains or contributes to any Benefit Plan that is subject to Title IV of ERISA, nor has previously maintained or contributed to any such plan that has resulted in any liability or potential liability for the Company under said Title IV. There shall not be as of Closing any outstanding unpaid minimum funding waiver within the meaning of Code
     Section 412(d).

        (g) Attached as a part of Section 4.15 of the Company Disclosure Letter is a 5-year contribution history indicating the dollar amount contributed and the level of contribution as a percentage of compensation of covered participants for each profit sharing plan, stock bonus plan or other retirement plan to which the Company makes discretionary contributions.

        (h) Except as disclosed on Section 4.15 of the Company Disclosure Letter, the Company does not maintain any Benefit Plan, plans or programs that provide post-retirement medical benefits (other than benefits described in Section 4.15 and those which are required by law), post-employment benefits, death benefits or other post-retirement welfare benefits. A copy of any written description of post-retirement welfare benefits that has been provided to employees is attached hereto as a part of Section 4.15 of the Company Disclosure Letter. Copies of each plan document, insurance contract or other written instrument providing for post-retirement welfare benefits, together with a description of any advance funding arrangement that has been established to fund post-retirement welfare benefits, are attached hereto as a part of Section
     4.15 of the Company Disclosure Letter. Section 4.15 of the Company Disclosure Letter contains a list of those persons who are currently retired with a right to future post-retirement welfare benefits and also contains a list of employees who would be currently eligible for post-retirement welfare benefits if they retired and satisfied any waiting period provided for under the applicable plan. Except as otherwise disclosed in Section 4.15 of the Company Disclosure Letter, all plans or programs for providing post-retirement medical, death or other welfare benefits could be terminated by the Company as of Closing without liability for such benefits to any employee who has not retired on or before the Effective Time.

        (i) Neither the Company nor any employer referred to in Section 4.15(f) above, maintains, nor has contributed within the past five years to, any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability

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     payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

        (j) All Benefit Plans have been operated and administered in accordance with their respective terms and no inconsistent representation or interpretation has been made to any plan participant. Except as set forth in Section 4.15 of the Company Disclosure Letter, no lawsuit or complaint (including any dispute that might result in a lawsuit or complaint against, by, or relating to any Benefit Plan or any fiduciary, as defined in Section 3(21) of ERISA) of a Benefit Plan has been filed or is pending.

        (k) Any reference to Company in this Section 4.15 shall be deemed to refer to each Subsidiary of Company, where relevant.

     Section 4.16. Labor and Employment Matters.  Except as set forth in Section
4.16 of the Company Disclosure Letter:

        (a) There are no agreements or arrangements on behalf of any officer, director or employee providing for payment or other benefits to such person contingent upon the execution of this Agreement, the Closing or a transaction involving a change of control of the Company.

        (b) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). There is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

        (c) Neither the Company nor any of its Subsidiaries has taken any action that would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice law. No agreement, arbitration or court decision or governmental order in any way limits or restricts any of the Company, any of its Subsidiaries or Parent from relocating or closing any of the operations of the Company or any of its Subsidiaries.

        (d) Neither the Company nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, taxes, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

        (e) The Company and each of its Subsidiaries are in compliance with all immigration laws relating to employment and have properly completed and maintained all applicable forms (including but not limited to I-9 forms) and, to the Knowledge of the Company, there are no citations, investigations, administrative proceedings or formal complaints of violations of the immigration laws pending or threatened before the Immigration and Naturalization Service or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

        (f) There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the Knowledge of

                                      A-13
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     the Company, threatened against the Company or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or threatened against the Company or any of its Subsidiaries.

        (g) If the Company or any of its Subsidiaries is a Federal, State or local contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show-cause notice, conciliation proceeding, sanctions or debarment proceedings is pending or has been threatened against the Company or any of it Subsidiaries with the Office of Federal Contract Compliance Programs or any other Federal agency or any comparable state or local agency or court and no desk audit or on-site review is in progress.

        (h) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending or threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries.

        (i) No workers' compensation or retaliation claim is pending against the Company or any of its Subsidiaries in excess of $250,000 in the aggregate, and the Company maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

     Section 4.17. Environmental Compliance and Disclosure. Except as set forth in Section 4.17 of the Company Disclosure Letter:

        (a) The Company and each of its Subsidiaries possess, and are in compliance with, all permits, licenses and government authorizations and have filed all notices that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials ("Environmental Laws") applicable to the Company and each of its Subsidiaries, and the Company and each of its Subsidiaries are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

        (b) Neither the Company nor any of its Subsidiaries has received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party, and there are no facts or circumstances which could form the basis for the assertion of any claim against the Company or any of its Subsidiaries under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;

        (c) Neither the Company nor any of its Subsidiaries has entered into or agreed to, nor does the Company or any of its Subsidiaries contemplate entering into any consent decree or order, and are not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

        (d) Neither the Company nor any of its Subsidiaries has been subject to any administrative or judicial proceeding pursuant to and, to the Knowledge of the Company, has not been alleged to be in violation of, applicable Environmental Laws or regulations either now or any time during the past five years;

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        (e) Neither the Company nor any of its Subsidiaries has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company or any of its Subsidiaries, its employees, agents or representatives or, to the Knowledge of the Company, arising out of the ownership, use, control or operation by the Company or any of its Subsidiaries of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company or any of its Subsidiaries) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

        (f) The Company has heretofore provided Parent with correct and complete copies of all files of the Company and its Subsidiaries relating to environmental matters (or an opportunity to review such files). Neither the Company nor any of its Subsidiaries has paid any fines, penalties or assessments within the last five years with respect to environmental matters; and

        (g) None of the assets owned by the Company or any of its Subsidiaries or any real property leased by the Company or any of its Subsidiaries contain any friable asbestos, regulated PCBs or underground storage tanks.

     As used in this Agreement, the term "hazardous materials" means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company or any of its Subsidiaries (or, as used in Section 5.13, Parent or any of its Subsidiaries) is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

     Section 4.18. Intellectual Property.

        (a) Section 4.18(a) of the Company Disclosure Letter sets forth a true and complete list of all Registered Intellectual Property (as hereinafter described) owned by or licensed to the Company, with an indication as to which of such items are owned by the Company (the "Owned Registered Intellectual Property") and which are licensed to the Company (the "Licensed Registered Intellectual Property").

        For purposes of this Agreement, "Intellectual Property" means copyrights (both registered and unregistered), mask works, trademarks (both registered and unregistered), trade names, service marks, service names, patents, patent applications, proprietary information, trade secrets, technical information and data, computer programs and program rights and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) arising under the laws of any applicable jurisdiction. "Registered Intellectual Property" means Intellectual Property that is the subject of a patent registration, copyright registration or trademark registration or an application for any of the foregoing.

        (b) All of the Owned Registered Intellectual Property has been duly issued and not canceled, abandoned or otherwise terminated.

        (c) The Company uses no Intellectual Property in its business except for
     (i) the Registered Intellectual Property, (ii) those other items of Intellectual Property disclosed in Section 4.18(c)(ii) of the Company Disclosure Letter, (iii) those other items of Intellectual Property that, if the Company were deprived of the use thereof, such deprivation would not have a materially adverse impact on the business and operations of the Company and (iv) COTS Software (as hereinafter defined). Section 4.18(c)(ii) of the Company Disclosure Letter indicates the nature of the applicable Intellectual Property and whether such Intellectual Property is owned by the Company or licensed to the Company (and, if licensed, the name of the applicable licensor and a reference to the applicable license agreement).

        For purposes of this Agreement, "COTS Software" means software that is licensed by third parties to willing licensees on an indiscriminate, off-the-shelf basis, pursuant to license terms that are non-negotiable at a price of not more than $2,000 per copy.

        For purposes of this Agreement, "Owned Intellectual Property" means, collectively, the Owned Registered Intellectual Property and the Intellectual Property indicated in Section 4.18(c)(ii) of the Company Disclosure Letter as being owned by the Company.

        For purposes of this Agreement, "Licensed Intellectual Property" means, collectively, the Licensed Registered Intellectual Property and the Intellectual Property indicated in Section 4.18(c)(ii) of the Company Disclosure Letter as being licensed to the Company, with respect to which the Company or its Subsidiaries makes annual license payments in excess of $100,000.

        (d) The Company has taken reasonable measures to protect and maintain the rights of the Company in the Owned Intellectual Property and the Licensed Intellectual Property.

        (e) Except as set forth in Section 4.18(e) of the Company Disclosure Letter, the Company has not sent or otherwise communicated to any other person any notice, charge, claim or assertion of, or has any Knowledge of, any present, impending or threatened infringement by any other person of any of the Owned Intellectual Property, and to the Knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Owned Intellectual Property.

        (f) The Company has not received notice alleging that (i) the Company has violated or is violating any Intellectual Property of any other person, or (ii) any other person or entity claims any interest in any Owned Intellectual Property.

        (g) The Company is not infringing upon or otherwise acting adversely to any Intellectual Property owned by any other person, and there is no claim or action pending or overtly threatened with respect thereto.

        (h) Section 4.18(h)(i) of the Company Disclosure Letter sets forth a true and complete list of all software, computer programs and databases owned or licensed by the Company excluding any COTS Software (the "Software"), making reference to the other Sections of the Company Disclosure Letter to this Agreement where such Software may already be listed, with an indication as to which items are owned by the Company (the "Owned Software") and which are licensed to the Company (the "Licensed Software"). Except for licenses of the Owned Software granted by the Company to others in the ordinary course of business, the Company has not licensed any of the Owned Intellectual Property to any other person, nor does any other person have any option or other right to acquire any of the Owned Intellectual Property except as otherwise set forth in Section 4.18(h)(ii) of the Company Disclosure Letter. The Company has not disclosed or granted any right of access to the source code of any of the Owned Software except to (i) employees of the Company and (ii) as set forth in
     Section 4.18(h)(iii) of the Company Disclosure Letter.

        (i) Except as disclosed in Section 4.18(i) of the Company Disclosure
     Letter: (i) the Company will upon Closing deliver to Parent complete, current copies of all user and technical documentation related to the Software and access to all source code for the Software to which the Company has the rights to such source code; (ii) the Software performs in all material respects in accordance with the documentation and other written material used in connection with the Software and is free from any material defects in programming and operation, contains all current revisions of such Software, and includes all computer programs, materials, tapes, know-how, object and source codes related to the Software; (iii) no employee, contractor or agent (directly or through employees or subcontractors or sub-agents) of the Company has developed or assisted in the enhancement of any of the Owned Software or the development of any program or product based on any of the Owned Software or any part thereof without assigning all of such person's rights and interest in the same to the Company pursuant to an agreement included in the contracts set forth in
     Section 4.13 of the Company Disclosure Letter; and (iv) except as provided in such contracts, the Company has no obligation to compensate any person for the
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     development, enhancement, creation of derivative works, use, license or exploitation of any of the Software.

        (j) Except as disclosed in Section 4.18(j) of the Company Disclosure Letter, no shareholder or director, officer, employee (including both current and former employees), consultant (including both current and former consultants) or independent contractor (including both current and former contractors) of the Company owns, directly or indirectly, in whole or in part, any Owned Intellectual Property.

     Section 4.19. Year 2000 Compliance.

        (a) The Company has reviewed its operations and the operations of each Subsidiary of the Company with a view to assessing whether its business was adversely affected by not being Year 2000 Compliant (as hereinafter defined) and has taken such actions as it deems necessary or advisable to address Year 2000 Compliance. All of the product(s) and/or service(s) offered and/or used by the Company or its Subsidiaries, including each item of hardware, software, and firmware; any system, equipment, or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications, maintenance and the like, currently and at any time in the past are, to the Company's Knowledge, as of the date of this Agreement, Year 2000 Compliant. In those instances where the Company or any of its Subsidiaries is under an obligation to repair or replace product(s) or service(s) previously provided by the Company or such Subsidiary to meet the Company's or such Subsidiary's contractual obligations, to avoid personal injury, to avoid misrepresentation claims, or due to other obligations, the Company or such Subsidiary has repaired or replaced those product(s) and service(s).

        (b) To the Company's Knowledge, neither the Company nor any of its Subsidiaries is subject to any pending or threatened regulatory action, proceeding or investigation concerning the Year 2000 Compliance of the Company's or any of its Subsidiaries' products, services or operations, and there is no basis for any such regulatory action, investigation or proceeding. The Company and its Subsidiaries are in material compliance with all applicable regulatory rules, regulations and requirements in regards to the Year 2000 Compliance of their products, services and operations. No claim that any of the Company's or any of its Subsidiaries' products or services are not Year 2000 Compliant, including but not limited to product liability claims, has been asserted or threatened, and there is no basis for any such claim or action. The Company and its Subsidiaries have furnished Parent with correct and complete copies of any customer agreements or other materials in which the Company or any Subsidiary has furnished (or could be deemed to have furnished) assurances as to the Year 2000 Compliance of the Company's or such Subsidiary's products or services, including any responses to surveys or requests for certification of Year 2000 Compliance and letters of assurance to customers.

        (c) All vendors of products or services material to the Company and its Subsidiaries, and their respective products, services and operations, are, to the Company's Knowledge, Year 2000 Compliant, and each such vendor has continued to furnish its products or services to the Company and such Subsidiary, without interruption or delay, on and after January 1, 2000.

        (d) "Year 2000 Compliant" means that (a) the products, services, or other item(s) at issue accurately process, provide and/or receive date/time data (including but not limited to calculating, comparing, and sequencing), within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including but not limited to leap year calculations, and (b) neither the performance nor the functionality nor the supply of the products, services, and other item(s) at issue will be or has been affected by dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate same century and multi-century formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (i) no value for current date/time will cause or has caused any error, interruption, or decreased performance in or for such product(s), service(s), and other item(s), (ii) all manipulations of date and time related data
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     (including but not limited to calculating, comparing, sequencing, processing, and outputting) produces correct results for all valid dates and times, including when used in combination with Year 2000 Compliant products, services, or items, (iii) all date/time elements in interfaces and data storage specifies the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century is unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) function normally and in the same manner during prior to, on, and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the Company's and its Subsidiaries' (or, as used in Section 5.14, Parent's and its Subsidiaries') supply of the product(s), service(s), and other item(s) was not interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

     Section 4.20. Brokers. Except for the Company's Independent Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Section 4.20 of the Company Disclosure Letter includes a complete and correct copy of all agreements between the Company and the Company's Independent Advisor pursuant to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

     Section 4.21. Insurance Policies. The Company has delivered to Parent prior to the date hereof a complete and accurate list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary of the Company has paid or is obligated to pay all or part of the premiums. Neither the Company nor any Subsidiary of the Company has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and such Subsidiaries is in compliance in all material respects with all conditions contained therein. Except as set forth in Section 4.21 of the Company Disclosure Letter, there are no material pending claims against such insurance policies by the Company or any Subsidiary of the Company as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary.

     Section 4.22. Notes and Accounts Receivable.

        (a) Except as disclosed in Section 4.22 of the Company Disclosure Letter, there are no notes receivable of the Company or any Subsidiary of the Company owing by any director, officer, stockholder or employee of the Company or any Subsidiary of the Company.

        (b) Except as disclosed in Section 4.22 of the Company Disclosure Letter, all accounts receivable of the Company and any Subsidiary of the Company are current or covered by adequate reserves for uncollectability, and there are no material disputes regarding the collectability of any such accounts receivable that would reasonably be expected to have a Company Material Adverse Effect.

     Section 4.23. Transactions with Affiliates.  Except as set forth in Section
4.23 of the Company Disclosure Letter or in the Company SEC Reports filed since January 1, 1999 (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries), no director, officer or other "affiliate" or "associate" (as hereinafter defined) of the Company or any Subsidiary of the Company or any entity in which, to the Knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Subsidiary of the Company; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary of the Company; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary of the Company.
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

     Section 4.24. No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Company Competing Proposal (as hereinafter defined).

     Section 4.25. Pooling; Tax Matters.

        (a) The Company intends that the Merger be accounted for under the "pooling-of-interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the Regulations of the SEC. To the Knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent (i) the Merger from being treated for financial accounting purposes as a "pooling-of-interests" in accordance with GAAP and the rules and regulations of the SEC or (ii) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

        (b) The Company has no Knowledge of any reason why it may not receive a letter from Deloitte & Touche LLP (the "Company's Accountants") dated as of the Closing Date and addressed to the Company in which the Company's accountants will concur with the Company's management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling-of-interests."

     Section 4.26. Disclosure. No representation, warranty or covenant made by the Company in this Agreement or in the Company Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

     Each of Parent and Merger Sub represents and warrants to the Company as follows:

     Section 5.1. Organization and Standing. Each of Parent and each Subsidiary of Parent (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate it properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Parent Material Adverse Effect (as hereinafter defined). Parent has furnished or made available to the Company correct and complete copies of its articles of incorporation (including any certificates of designations attached thereto, the "Parent Articles of Incorporation") and bylaws (the "Parent Bylaws") and the articles of incorporation and bylaws (or equivalent organizational documents) of each of its Subsidiaries, each as amended to date. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither Parent nor any such Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

     Section 5.2. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, $.10 par value per share ("Parent Preferred Stock"). As of the date hereof, (i) 29,519,116 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 467,600 (included in outstanding amount) shares of Parent Common Stock are held in the treasury of Parent, (iii) 5,901,742 (restricted stock included herein are included in the outstanding stock number) awards are outstanding pursuant to the ChoicePoint, Inc. 1997 Omnibus Stock Incentive Plan ("Parent Awards"), each

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such option entitling the holder thereof to purchase one share of Parent Common
Stock, and 1,662,484 shares of Parent Common Stock are authorized and reserved for future issuance pursuant to the ChoicePoint, Inc. 1997 Omnibus Stock Incentive Plan, and (iv) no shares of Parent Preferred Stock are issued and outstanding. Section 5.2 of the Parent Disclosure Letter delivered by Parent to the Company concurrently with the execution of this Agreement (the "Parent Disclosure Letter") sets forth a correct and complete list of the outstanding Parent Options with the exercise price. Except as set forth above or in Section
5.2 of the Parent Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Parent relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, Parent. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Parent owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary of Parent and, except as otherwise set forth in Section 5.2 of Parent Disclosure Letter, does not own an equity interest in any other corporation, partnership or entity, other than in such Subsidiaries. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Subsidiary of Parent is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     Section 5.3. Authority for Agreement.

        (a) Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary shareholder approval of Parent, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Board of Directors of each of Parent and Merger Sub and the sole shareholder of Merger Sub), and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the then outstanding shares of Parent Common Stock and the filing and recordation of appropriate merger documents as required by the PBCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms. The Board of Directors of Parent has taken all action to the extent necessary (including, if required, amending the Parent Rights Agreement) in order to render the Parent Rights inapplicable to the Merger and the other transactions contemplated by this Agreement to the extent provided herein. The affirmative vote of holders of the outstanding shares of Parent Common Stock entitled to vote at a duly called and held meeting of shareholders is the only vote of the holders of any capital stock of Parent necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

        (b) At a meeting duly called and held on February 14, 2000, the Board of Directors of each of Parent and Merger Sub unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are fair to and in the best interests of each of Parent and Merger Sub and the holders of Parent Common Stock, (ii) approved, authorized and adopted this

     Agreement, the Merger and the other transactions contemplated hereby, and
     (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the holders of Parent Common Stock. The actions taken by the Board of Directors of Parent constitute approval of the Merger, this Agreement and transactions contemplated hereby by the Board of Directors of Parent under the provisions of Sections 14-2-1110 et seq. and 14-2-1131 of the Georgia Business Corporate Code such that Sections 14-2-1110 et seq. and 14-2-1131 of the Georgia Business Corporate Code do not apply to this Agreement or the transactions contemplated hereby. Other than Sections 14-2-1110 et seq. and 14-2-1131 of the Georgia Business Corporate Code, no state antitakeover or similar statute is applicable to the Company in connection with the Merger, this Agreement or any of the transactions contemplated hereby.

        (c) The Robinson-Humphrey Company LLC, the independent financial advisor to the Board of Directors of Parent ("Parent's Independent Advisor"), has delivered to the Board of Directors of Parent its written opinion dated as of the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the Exchange Ratio in the Merger was fair, from a financial point of view, to the shareholders of Parent.

     Section 5.4. No Conflict. The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate Parent's or Merger Sub's Articles of Incorporation or Parent's or Merger Sub's Bylaws or equivalent organizational documents of any of Parent's Subsidiaries, (ii) subject to Section 5.5, conflict with or violate any law applicable to each of Parent and Merger Sub or any of Parent's Subsidiaries or by which any property or asset of Parent or its Subsidiaries is bound or affected, or (iii) except as set forth in Section 5.4 of the Parent Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean, with respect to Parent, any change, event or effect shall have occurred or, to the Knowledge of Parent, been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened (exclusive, however, of (1) any such changes, events, or effects that occur as a result of conditions affecting (A) the information services or public records database businesses as a whole or (B) the stock markets and capital markets generally or the United States economy as a whole and (2) any such changes, events, or effects which have occurred prior to the date hereof and have been disclosed to the Company in writing prior to the date hereof), is or is reasonably likely to (i) be materially adverse to the business, results of operations, properties, prospects, condition (financial or otherwise), assets, liabilities (including, without limitation, contingent liabilities) of Parent and its Subsidiaries taken as a whole or (ii) prevent or materially delay the performance by either Parent or Merger Sub of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     Section 5.5. Required Filings and Consents. The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and filing and recordation of appropriate merger documents as required by the PBCL, (ii) for those required by the HSR Act, (iii) for filings contemplated by Section 5.12 and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Parent Material Adverse Effect.

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     Section 5.6. Compliance  Except as disclosed in Section 5.6 of the Parent
Disclosure Letter, each of Parent and its Subsidiaries (i) has been operated at all times in compliance with all laws applicable to Parent or any of its Subsidiaries or by which any property, business or asset of Parent or any of its Subsidiaries is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which Parent or any of its subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of Parent or any of its Subsidiaries is bound or affected, except in the case of clauses (i) and (ii) which could not, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 5.7. SEC Filings, Financial Statements.

        (a) Parent has filed all forms, reports, statements and documents required to be filed with the SEC since June 9, 1997 (collectively, the "Parent SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, each as in effect on the date so filed. None of the Parent SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) All of the financial statements included in the Parent SEC Reports, in each case, including any related notes thereto, as filed with the SEC, as well as the unaudited consolidated balance sheet of Parent as of December 31, 1999, together with the unaudited statements of income and cash flows of Parent for the fiscal year then ended, including any notes thereto (as furnished to the Company by Parent) (collectively, the "Parent Financial Statements"), have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring audit adjustments) and fairly present the consolidated financial position of Parent and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated. Parent does not anticipate any changes to the accounting policies historically applied by Parent as a result of newly adopted SAB No. 101.

        (c) Except as disclosed in Section 5.7 of the Parent Disclosure Letter, there are no liabilities of Parent or any of its subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to Parent and its subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of Parent and its Subsidiaries at December 31, 1999, including the notes thereto, (ii) liabilities disclosed in the Parent SEC Reports, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1999, none of which are, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

        (d) Parent has heretofore furnished or made available to the Company a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by Parent with the SEC as exhibits to the Parent SEC Reports pursuant to the Securities Act or the Exchange Act.

     Section 5.8. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in Section 5.8 of the Parent Disclosure Letter, since December 31, 1998, Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Parent Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of Parent or any Subsidiary, (iii) any material change in accounting methods, principles or practices employed by Parent, or (iv) any action of the type described in
Section 6.2 which had such action been taken after the date of this Agreement would be in violation of any such Section.
                                      A-22
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     Section 5.9. Taxes.  Parent and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are correct and complete in all material respects. All Taxes of Parent and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Parent SEC Reports in accordance with GAAP. There are no liens for any Taxes upon the assets of Parent or any of its Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith. Parent does not know of any proposed or threatened Tax claims or assessments which, individually or in the aggregate, exceed $500,000. Except as set forth in Section 5.9 of the Parent Disclosure Letter, neither the Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither Parent nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Parent and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties, except for such Taxes which individually or in the aggregate could not have a Parent Material Adverse Effect. The unpaid Taxes of Parent and its Subsidiaries for the current taxable period did not, as of the most recent Parent Financial Statement, exceed the reserve for Tax liability (disregarding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet in the most recent Parent Financial Statement (disregarding any notes thereto).

     Section 5.10. Title to Assets.

        (a) Except as set forth in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Parent 10-K") or except as set forth in Section 5.10 of Parent Disclosure Letter, Parent and each of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the Parent 10-K or acquired after December 31, 1998 (other than assets disposed of since December 31, 1998 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are properly reflected in the Parent 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 1998, provided that the obligations secured by such liens are not delinquent; and
     (iv) such title defects, liens, encumbrances and restrictions, if any, as, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect. Except as set forth in Section 5.10 of the Parent Disclosure Letter, Parent and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business.

        (b) Except as set forth in Section 5.10 of Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any of its assets with an individual value of $100,000 or an aggregate value in excess of $500,000.

     Section 5.11. Litigation.  Except for such matters disclosed in Section
5.11 of the Parent Disclosure Letter which, if adversely determined, have not resulted in, and would not reasonably be expected to result in, a loss, individually or in the aggregate, to Parent or any of its Subsidiaries in excess of $500,000, there is no Litigation pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries. Except for such matters which have not resulted in, and would not reasonably be expected to result in, a loss, individually or in the aggregate, to Parent or any of its Subsidiaries in excess of $500,000, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to Parent or any of its Subsidiaries.

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     Section 5.12. Information Supplied.

        (a) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to the Company's shareholders or Parent's shareholders or at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

        (b) Notwithstanding the foregoing provisions of this Section 5.12, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by the Company for inclusion or incorporation by reference therein.

     Section 5.13. Environmental Compliance and Disclosure. Except as set forth in Section 5.13 of the Parent Disclosure Letter:

        (a) Parent and each of its Subsidiaries possess, and are in compliance with, all permits, licenses and government authorizations and has filed all notices that are required under Environmental Laws applicable to Parent and each of its Subsidiaries, and Parent and each of its Subsidiaries are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

        (b) Neither Parent nor any of its Subsidiaries has received notice of actual or threatened liability under CERCLA or any similar state or local statute or ordinance from any governmental agency or any third party, and there are no facts or circumstances which could form the basis for the assertion of any claim against Parent or any of its Subsidiaries under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;

        (c) Neither Parent nor any of its Subsidiaries has entered into or agreed to, nor does Parent or any of its Subsidiaries contemplate entering into any consent decree or order, and are not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

        (d) Neither Parent nor any of its Subsidiaries has been subject to any administrative or judicial proceeding pursuant to and, to the Knowledge of Parent, has not been alleged to be in violation of, applicable Environmental Laws or regulations either now or any time during the past five years;

        (e) Neither Parent nor any of its Subsidiaries has received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of Parent or any of its Subsidiaries, its employees, agents or representatives or, to the Knowledge of Parent, arising out of the ownership, use, control or operation by Parent or any of its Subsidiaries of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by Parent or any of its Subsidiaries) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

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        (f) Parent has heretofore provided the Company with correct and complete copies of all files of Parent and its Subsidiaries relating to environmental matters (or an opportunity to review such files). Neither Parent nor any of its Subsidiaries has paid any fines, penalties or assessments within the last five years with respect to environmental matters; and

        (g) None of the assets owned by Parent or any of its Subsidiaries or any real property leased by Parent or any of its Subsidiaries contain any friable asbestos, regulated PCBs or underground storage tanks.

     Section 5.14. Year 2000 Compliance.

        (a) Parent has reviewed its operations and the operations of each Subsidiary of Parent with a view to assessing whether its business was adversely affected by not being Year 2000 Compliant and has taken such actions as it deems necessary or advisable to address Year 2000 Compliance. All of the product(s) and/or service(s) offered and/or used by Parent or its Subsidiaries, including each item of hardware, software, and firmware; any system, equipment, or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications, maintenance and the like, currently and at any time in the past are, to the Knowledge of Parent, as of the date of this Agreement, Year 2000 Compliant. In those instances where Parent or any of its Subsidiaries is under an obligation to repair or replace product(s) or service(s) previously provided by Parent or such Subsidiary to meet Parent's or such Subsidiary's contractual obligations, to avoid personal injury, to avoid misrepresentation claims, or due to other obligations, Parent or such Subsidiary has repaired or replaced those product(s) and service(s).

        (b) To the Knowledge of Parent, neither Parent nor any of its Subsidiaries is subject to any pending or threatened regulatory action, proceeding or investigation concerning the Year 2000 Compliance of the Parent's or any of its Subsidiaries' products, services or operations, and there is no basis for any such regulatory action, investigation or proceeding. Parent and its Subsidiaries are in material compliance with all applicable regulatory rules, regulations and requirements in regards to the Year 2000 Compliance of their products, services and operations. No claim that any of Parent's or any of its Subsidiaries' products or services are not Year 2000 Compliant, including but not limited to product liability claims, has been asserted or threatened, and there is no basis for any such claim or action.

        (c) All vendors of products or services material to Parent and its Subsidiaries, and their respective products, services and operations, are, to the Knowledge of Parent, Year 2000 Compliant, and each such vendor has continued to furnish its products or services to the Parent and such Subsidiary, without interruption or delay, on and after January 1, 2000.

     Section 5.15. Insurance Policies. Neither Parent nor any Subsidiary of Parent has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect to any of the insurance policies in force naming Parent, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which Parent or any Subsidiary of Parent has paid or is obligated to pay all or part of the premiums, and each of Parent and such Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by Parent or any Subsidiary of Parent as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by Parent or any Subsidiary.

     Section 5.16. ERISA and Related Matters.

        (a) As used in this Section 5.16, the term "Parent Benefit Plans" shall mean all deferred compensation, pension, profit-sharing and retirement plans, and all bonus, welfare, severance pay and other "employee benefit plans" (as defined in Section 3(3) of ERISA), fringe benefit or stock option plans, including individual contracts, employee agreements, programs or arrangements, providing the same or similar benefits, whether or not written, participated in or maintained by Parent or with respect to which contributions are made or obligations assumed by Parent in respect of Parent (including health, life insurance and other benefit plans maintained for former employees or retirees), at any time between
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     September 1, 1997 and the Closing Date. Copies of all Parent Benefit Plans
     and related documents, including those setting out Parent's personnel policies and procedures, and including any insurance contracts, trust agreements or other arrangements under which benefits are provided, as currently in effect, and descriptions of any such plan which are not written have been made available for inspection by the Company. Parent has also made available for inspection by the Company a copy of the summary plan description, if any, for each Parent Benefit Plan, as well as copies of any other summaries or descriptions of any such Parent Benefit Plans which have been provided to employees or other beneficiaries during the current and previous three (3) calendar years.

        (b) Except as set forth in Section 5.16 of the Parent Disclosure Letter, Parent has fulfilled its obligations, to the extent applicable, under the minimum funding requirements of Section 302 of ERISA and Section 412 of the Code, with respect to each "employee benefit plan" (as defined in Section 3(3) of ERISA) appearing in Section 5.16 of the Parent Disclosure Letter. Each Parent Benefit Plan is in compliance with, and has been administered in all respects consistent with, the presently applicable provisions of ERISA, the Code and state law, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under the Code, ERISA and state law. Parent has made all payments to all Parent Benefit Plans as required by the terms of each such plan in accordance, if applicable, with the actuarial and funding assumptions in effect as for the most recent actuarial valuation of such plans. All required actuarial valuations and reports relating to said plans have been prepared and a copy of the most recent actuarial valuation and report for each pension plan, as defined in Section 3(2) of ERISA, has been made available for inspection by the Company, if applicable. Parent has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 for each Parent Benefit Plan attributable to them for all years and periods for which such reports were required and within the time period required by ERISA and the Code, and copies of such reports for the past three years have been made available for inspection by the Company. Except as disclosed in Section
     5.16 of the Parent Disclosure Letter, Parent has funded or will fund each Parent Benefit Plan attributable to it in accordance with its terms through Closing, including the payment of applicable premiums on any insurance contract funding a Parent Benefit Plan for coverage provided through Closing. To the extent that any annual contribution for the current year is not yet required for any Parent Benefit Plan as of the Effective Time, Parent has made a pro rata contribution to said plan for the period ended at the Effective Time or said contribution has been accrued on the books of Parent.

        (c) Except as set forth in Section 5.16 of the Parent Disclosure Letter, no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred in respect of any such Parent Benefit Plan, and no civil or criminal action brought pursuant to Part 5 of Title I or ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan.

        (d) Except as set forth in Section 5.16 of the Parent Disclosure Letter, the Internal Revenue Service has issued a letter for each employee pension benefit plan, as defined in Section 3(2) of ERISA, listed in Section 5.16 of the Parent Disclosure Letter, determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from United States Federal Income Tax under Section 501(a) of the Code, and there has been no occurrence since the date of any such determination letter which has adversely affected such qualification. Parent does not maintain a plan or arrangement intended to qualify under Section 501(c)(9) of the Code.

        (e) Except as set forth in Section 5.16 of the Parent Disclosure Letter, each Parent Benefit Plan that provides medical benefits has been operated in compliance with all requirements of Section 4980B(f) of the Code and Sections 601 through 608 of ERISA relating to continuation of coverage under certain circumstances in which coverage would otherwise cease.

        (f) Neither Parent nor any entity that is treated as a single employer with Parent pursuant to Section 414(b), (c), (m) or (o) of the Code currently maintains or contributes to any Parent Benefit Plan that is subject to Title IV of ERISA, nor has previously maintained or contributed to any such plan that has resulted in any liability or potential liability for Parent under said Title IV. There shall not be

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     as of Closing any outstanding unpaid minimum funding waiver within the meaning of Code Section 412(d).

        (g) Except as disclosed in Section 5.16 of the Parent Disclosure Letter, Parent does not maintain any Parent Benefit Plan, plans or programs that provide post-retirement medical benefits (other than benefits described in Section 5.16 and those which are required by law), post-employment benefits, death benefits or other post-retirement welfare benefits. A copy of any written description of post-retirement welfare benefits that has been provided to employees has been made available for inspection by the Company. Copies of each plan document, insurance contract or other written instrument providing for post-retirement welfare benefits, together with a description of any advance funding arrangement that has been established to fund post-retirement welfare benefits, have been made available for inspection by the Company. Except as otherwise disclosed in Section 5.16 of the Parent Disclosure Letter, all plans or programs for providing post-retirement medical, death or other welfare benefits could be terminated by Parent as of Closing without liability for such benefits to any employee who has not retired on or before the Effective Time.

        (h) Neither Parent nor any employer referred to in Section 5.16(f) above, maintains, nor has contributed within the past five years to, any multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA. No such employer currently has any liability to make withdrawal liability payments to any multiemployer plan. There is no pending dispute between any such employer and any multiemployer plan concerning payment of contributions or payment of withdrawal liability payments.

        (i) All Parent Benefit Plans have been operated and administered in accordance with their respective terms and no inconsistent representation or interpretation has been made to any plan participant. Except as set forth in Section 5.16 of the Parent Disclosure Letter, no lawsuit or complaint (including any dispute that might result in a lawsuit or complaint against, by, or relating to any Parent Benefit Plan or any fiduciary, as defined in Section 3(21) of ERISA) of a Parent Benefit Plan has been filed or is pending.

        (j) Any reference to Parent in this Section 5.16 shall be deemed to refer to each Subsidiary of Parent, where relevant.

     Section 5.17. Transactions with Affiliates.  Except as set forth in Section
5.17 of the Parent Disclosure Letter or in the Parent SEC Reports filed since January 1, 1999 (other than compensation and benefits received in the ordinary course of business as an employee or director of Parent or its Subsidiaries), no director, officer or other "affiliate" or "associate" (as hereinafter defined) of Parent or any Subsidiary of Parent or any entity in which, to the Knowledge of Parent, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in: (i) any contract, arrangement or understanding with, or relating to the business or operations of Parent or any Subsidiary of Parent;
(ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of Parent or any Subsidiary of Parent; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of Parent or any Subsidiary of Parent.

     Section 5.18. No Existing Discussions. As of the date hereof, Parent is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to a Parent Competing Proposal (as hereinafter defined).

     Section 5.19. Brokers. No broker, finder or investment banker (other than Parent's Independent Advisor) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of such person.

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     Section 5.20. Pooling; Tax Matters.

        (a) Parent intends that the Merger be accounted for under the "pooling-of-interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the Regulations of the SEC. To the Knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent (i) the Merger from being treated for financial accounting purposes as a "pooling-of-interests" in accordance with GAAP and the rules and regulations of the SEC or (ii) the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

        (b) To the Knowledge of Parent, there is no reason why it may not receive a letter from Arthur Andersen LLP (the "Parent's Accountants") dated as of the Closing Date and addressed to Parent in which Parent's Accountants will concur with Parent's management's conclusion that no conditions exist related to Parent that would preclude Parent from accounting for the Merger as a "pooling-of-interests."

     Section 5.21. Disclosure. No representation, warranty or covenant made by Parent in this Agreement or in the Parent Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 6.1. Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Company Disclosure Letter or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

        (a) Ordinary Course. The Company shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 6.1 or the Company Disclosure Letter shall be deemed a breach of this Section 6.1(a) unless such action would constitute a breach of one or more of such other provisions.

        (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

        (c) Issuance of Securities. The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of stock options or warrants or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms or (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to such Subsidiary's parent.

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        (d) Governing Documents.  Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, the Company shall not, and shall cause its Subsidiaries not to, amend the Company Articles of Incorporation or the Company Bylaws or other governing documents.

        (e) No Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of a material amount of assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than in the ordinary course of business consistent with past practice.

        (f) No Dispositions. The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of (including by way of a spin-off or similar transaction), any material amount of assets.

        (g) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, in the aggregate, are not in excess of $1,000,000.

        (h) Tax-Free Qualification; Pooling. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code or which would disqualify the Merger as a "pooling-of-interests" for accounting purposes.

        (i) Other Actions. The Company shall not, and shall not permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in Article VIII not being satisfied or (ii) a material delay in the satisfaction of such conditions.

        (j) Accounting Methods. Except as required by a Governmental Entity, the Company shall not make any material change to its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred with by the Company's Accountants. The Company shall not change its fiscal year.

        (k) Representations and Warranties. The Company shall not take any action that would cause any of its representations and warranties set forth in this Agreement to no longer be true and correct.

        (l) Authorization of the Foregoing. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

     Section 6.2. Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted or required by this Agreement or as otherwise indicated on the Parent Disclosure Letter or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

        (a) Ordinary Course. Parent shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to maintain its material rights and material franchises and preserve its material relationships with customers, suppliers and others having business dealings with it; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any other provisions of this Section 6.2 shall be deemed a breach of this Section 6.2(a) unless such action would constitute a breach of one or more of such other provisions.

        (b) Dividends; Changes in Share Capital. Parent shall not, and shall not permit any of its subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in

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     respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned subsidiary of Parent which remains a wholly owned subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Parent of Parent Common Stock in the ordinary course of business consistent with past practice.

        (c) Issuance of Securities. Parent shall not, and shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Parent Common Stock upon the exercise of stock options or in connection with rights under other stock-based benefits plans, to the extent such options or rights are outstanding on the date hereof in accordance with their present terms or upon the exercise of the stock options issued pursuant to clause (iv) below, (ii) issuances by a wholly owned subsidiary of Parent of capital stock to such Subsidiary's parent, (iii) issuances in accordance with the Parent Rights Agreement, (iv) issuances of stock options in connection with annual option grants by Parent or for new hires in the ordinary course of business and consistent with past practice pursuant to Parent's benefit plans not to exceed the aggregate amounts set forth on
     Section 6.2(c)(iv) of the Parent Disclosure Schedule, or (v) the issuance of Parent Common Stock pursuant to acquisitions.

        (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the NYSE, Parent shall not, and shall cause its Subsidiaries not to, amend the Parent Articles of Incorporation or the Parent Bylaws, or other governing documents.

        (e) Tax-Free Qualification; Pooling. Parent shall not, and shall not permit any of its subsidiaries to, take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Code or which would disqualify the Merger as a "pooling-of-interests" for accounting purposes.

        (f) Other Actions. Parent shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in
     Article VIII not being satisfied or (ii) a material delay in the satisfaction of such conditions.

        (g) Accounting Methods. Except as required by a Governmental Entity, Parent shall not make any material change to its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP as concurred with by Parent's independent auditors. Parent shall not change its fiscal year.

        (h) Representations and Warranties. Parent shall not take any action that would cause any of its representations and warranties set forth in this Agreement to no longer be true and correct.

        (i) Authorization of the Foregoing. Parent shall not, and shall not permit any of its subsidiaries to, authorize, commit or agree to take any of the foregoing actions.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     Section 7.1. Preparation of the Form S-4 and the Joint Proxy
Statement/Prospectus; Stockholders Meetings.

        (a) As promptly as practicable following the date hereof, Parent and the Company shall jointly prepare and file with the SEC preliminary proxy materials and any amendments or supplements thereof which shall constitute the joint proxy statement/prospectus (such proxy statement/prospectus, and any

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     amendments or supplements thereto, the "Joint Proxy Statement/Prospectus")
     and Parent shall prepare and file with the SEC the Registration Statement on Form S-4 with respect to the issuance of Parent Common Stock in the Merger (the "Form S-4") in which the Joint Proxy Statement/Prospectus will be included as a prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing it with the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Form S-4 and the Joint Proxy Statement/Prospectus and promptly advise the other party of any oral comments received from the SEC. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Shareholders Meeting or the Parent Shareholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent and the Parent Shareholders Meeting will be deemed to have been supplied by Parent and information concerning or related to the Company and the Company Shareholders Meeting shall be deemed to have been supplied by the Company.

        (b) As of the date of this Agreement, the Board of Directors of Parent is composed of three classes with a total of nine directors. The Joint Proxy Statement/Prospectus shall nominate for election to the Board of Directors of Parent, as of the date of the Parent Shareholders Meeting (as hereinafter defined), the two persons listed in Exhibit A hereto. Promptly following the Effective Time, the three directors listed in Exhibit B shall resign from the Board of Directors of Parent, and the Board of Directors of Parent shall take action to fill the vacancies created by such resignations by appointing the four individuals listed in Part I of Exhibit C ("Company Nominees"). In addition, promptly following the Effective Time, the Board of Directors of Parent will take action to increase their size to ten and shall appoint the individual listed in Part II of Exhibit C to fill the seat created by such expansion.

        (c) The Company shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the required Company shareholder vote with respect to the transactions contemplated by this Agreement, and, subject to Section 7.4, shall use its reasonable efforts to solicit the adoption of this Agreement by the required Company shareholder vote.

        (d) Parent shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the required Parent shareholder vote with respect to the transactions contemplated by this Agreement and, subject to Section 7.5, shall use its reasonable efforts to solicit the approval of this Agreement by the required Parent shareholder vote.

        (e) The Company Shareholders Meeting and the Parent Shareholders Meeting shall take place on the same date to the extent practicable.

     Section 7.2. Access to Information. Upon reasonable notice, each of Parent and the Company shall, and shall cause its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party reasonable access during normal

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business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Parent and the Company shall, and shall cause its Subsidiaries to, furnish promptly to the other party consistent with its legal obligations all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that each of Parent and the Company may restrict the foregoing access to the extent that (i) a Governmental Entity requires either party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations with respect to national security matters or (ii) in the reasonable judgment of such party any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires it or its Subsidiaries to restrict access to any properties or information. The parties will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter dated January 17, 2000, between Parent and the Company (the "Confidentiality Agreement"). Any investigation by Parent or the Company shall not affect the representations and warranties of Parent or the Company, as the case may be.

     Section 7.3. Best Efforts.

        (a) Subject to the terms and conditions of this Agreement, each party hereto will use its best efforts to (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof and (ii) obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any Governmental Entity that are necessary, proper or advisable to consummate the Merger and the transactions contemplated hereby (each a "Required Approval"). In furtherance and not in limitation of the foregoing, each party hereto agrees to make as promptly as practicable, to the extent it has not already done so, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby (which filing shall be made in any event within five business days of the date hereof), (ii) all necessary filings with other Governmental Entities relating to the Merger, and, in each case, to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the such laws and to use its best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws as soon as practicable.

        (b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 7.3(a) to obtain all Required Approvals, use its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) promptly inform the other party of the timing and content of any communications with the DOJ or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

        (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 7.3(a) and 7.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law (as hereinafter defined), or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity which would make the Merger or the transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the transactions contemplated hereby, each of Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or
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     proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other action or order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable. Notwithstanding any provision of this Agreement to the contrary, Parent and Merger Sub shall not be required under the terms of this Agreement to dispose of or hold separate all or any portion of the businesses or assets of Parent or any of its Subsidiaries or of the Company or any of its Subsidiaries in order to remedy or otherwise address the concerns (whether or not formally expressed) of any Governmental Entity under the HSR Act or any other antitrust statute or regulation. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to regulate mergers, acquisitions or other business combinations.

        (d) The Company and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, to the extent legally permissible take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

        (e) Parent and its Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated hereby, to the extent legally permissible take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated hereby.

     Section 7.4. No Solicitation by the Company.

        (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal that constitutes a Company Competing Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Company Competing Proposal; provided, however, that if, at any time prior to the date of the Company Shareholders Meeting (the
     "Company Applicable Period"), the Board of Directors of Company determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of the Company's shareholders, the Company and its representatives may, in response to a Company Competing Proposal which did not result from a breach of this Section 7.4(a) and which could reasonably be expected to constitute, if consummated, a Company Superior Proposal (as hereinafter defined), (x) furnish information with respect to the Company and its Subsidiaries to any Person making such Company Competing Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Company Competing Proposal. For purposes of this Agreement, "Company Competing Proposal" means any bona fide inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 30% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 30% or more of the combined voting power of the shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 30% or more of the combined voting power of the shares of Company Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries in which the other party thereto or its stockholders will own 30% or more of the combined voting power of the parent entity resulting from any such transaction,
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     other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the combined voting power of the shares of Company Common Stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction, and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of the Company, (i) to be more favorable from a financial point of view than the Merger to the Company's shareholders taken as a whole, (ii) is reasonably capable of being completed and (iii) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

        (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement,
     (ii) approve or recommend, or propose publicly to approve or recommend, any Company Competing Proposal or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, a "Company Acquisition Agreement") related to any Company Competing Proposal, other than pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Company Applicable Period, in response to a Company Superior Proposal which did not result from a breach of Section 7.4(a), if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of the Company's shareholders, the Board of Directors of the Company may take any action specified in clauses (i), (ii) or (iii) of the preceding sentence, but only at a time that is during the Company Applicable Period and is after the fifth Business Day following Parent's receipt of notice advising Parent that the Board of Directors of the Company is prepared to accept a Company Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such the Company Superior Proposal (or any material amendment thereto).

        (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 7.4, the Company shall promptly advise Parent of any request for information or of any Company Competing Proposal and the material terms and conditions of such request or Company Competing Proposal, and will keep Parent reasonably informed of the status of any such request or proposal. The Company will promptly inform Parent of amendments to any such request or Company Competing Proposal.

        (d) Nothing contained in this Section 7.4 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 7.4(b), neither the Company nor its Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, a Company Competing Proposal.

     Section 7.5. No Solicitation by Parent.

        (a) Parent shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or

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     other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), the making of any proposal that constitutes, a Parent Competing Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding any Parent Competing Proposal; provided, however, that if, at any time prior to the Parent Shareholders Meeting (the "Parent Applicable Period"), the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of Parent's shareholders, Parent and its representatives may, in response to a Parent Competing Proposal which did not result from a breach of this Section 7.5(a) and which could reasonably be expected to constitute, if consummated, a Parent Superior Proposal (as hereinafter defined), (x) furnish information with respect to Parent and its Subsidiaries to any Person making such Parent Competing Proposal pursuant to a customary confidentiality agreement (as determined by Parent after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Parent Competing Proposal. For purposes of this Agreement, "Parent Competing Proposal" means any bona fide inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 30% or more of the assets of Parent and its Subsidiaries, taken as a whole, or 30% or more of any class or series of equity securities of Parent or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 30% or more of any class or series of equity securities of Parent or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries in which the other party thereto or its shareholders will own 30% or more of any class or series of equity securities of the entity resulting from any such transaction, other than the transactions contemplated by this Agreement.
     For purposes of this Agreement, a "Parent Superior Proposal" means any proposal made by a third party to any direct or indirect acquisition or purchase of 50% or more of the assets of Parent and its Subsidiaries, taken as a whole, or 50% or more of any class or series of equity securities of Parent or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class or series of equity securities of Parent or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries in which the other party thereto or its shareholders will own 40% or more of any class or series of equity securities of the parent entity resulting from any such transaction, and otherwise on terms which the Board of Directors of Parent determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Board of Directors of Parent, (i) to be more favorable from a financial point of view than the Merger to Parent 's shareholders taken as a whole,
     (ii) is reasonably capable of being completed and (iii) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

        (b) Neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Competing Proposal or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing (each, a "Parent Acquisition Agreement") related to any Parent Competing Proposal, other than pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Parent Applicable Period, in response to a Parent Superior Proposal which did not result from a breach of Section 7.5(a), if the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of Parent shareholders, the Board of Directors of Parent may take any action specified in clauses (i), (ii) or (iii) of the preceding sentence, but only at a time that is during the Parent Applicable Period and is after the fifth Business Day following the Company's receipt of notice advising the Company that the Board of Directors of Parent is prepared to accept a

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     Parent Superior Proposal (or any material amendment thereto), specifying the material terms and conditions of such Parent Superior Proposal (or any material amendment thereto).

        (c) In addition to the obligations of Parent set forth in paragraphs (a) and (b) of this Section 7.5, Parent shall promptly advise the Company of any request for information or of any Parent Competing Proposal and the material terms and conditions of such request or Parent Competing Proposal. Parent will promptly inform the Company of amendments to any such request or Parent Competing Proposal, and will keep the Company reasonably informed of the status of any such request or proposal.

        (d) Nothing contained in this Section 7.5 shall prohibit Parent from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to Parent's shareholders if, in the good faith judgment of Parent, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that subject to Section 5.5(b), neither Parent nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Parent Competing Proposal.

     Section 7.6. Company Options.

        (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding Company Stock Options (each, as so adjusted, an "Adjusted Option"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted, on the same terms and conditions as were applicable under such Company Stock Option as such that each Company Stock Option to acquire shares of any class of the Company Common Stock will be converted into an option to acquire the number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio (rounded down to the nearest whole share), at an exercise price determined by dividing the exercise price set forth in the Company Stock Option by the Exchange Ratio (rounded up to the nearest whole cent).

        (b) The adjustments provided in this Section 7.6 with respect to any Company Stock Options to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with
     Section 424(a) of the Code.

        (c) Prior to the Effective Time, Parent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its shareholders at the Parent Shareholders Meeting) to assume at the Effective Time all obligations undertaken by, or on behalf of, the Company under Section 7.6(a) and to adopt at the Effective Time the Company Stock Option Plans and each Adjusted Option and to take all other action called for in this Section 7.6, including the reservation, issuance and listing of Parent Common Stock in a number at least equal to the number of shares of Parent Common Stock that will be subject to the Adjusted Options.

        (d) As soon as practicable following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Company Stock Option Plans after the Effective Time may remain outstanding.

        (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of the Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Option Plans and the agreements evidencing the grants of such Company Stock Options
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     and that such the Company Stock Options and agreements shall be assumed by
     Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.6 after giving effect to the Merger).

        (f) Except as otherwise expressly provided in this Section 7.6 and except to the extent required under the respective terms of the Company Stock Options, all restrictions or limitations on transfer and vesting with respect to the Company Stock Options awarded under the Company Stock Option Plans or any other plan, program or arrangement of the Company or any Subsidiary of the Company to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth in the Section 7.6.

     Section 7.7. Fees and Expenses.

        (a) Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act, which shall be shared equally by Parent and the Company. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form S-4 and the Joint Proxy Statement/Prospectus and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

        (b)(1) If a Company Competing Proposal shall have been made to the Company or any of its Subsidiaries or shall have been made directly to the shareholders of the Company generally or any Person shall have publicly announced an intention (whether or not conditional) to make a Company Competing Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 9.1(d)(i) and within 12 months of such termination the Company or any of its Subsidiaries enters into any Company Acquisition Agreement with respect to, or approves or consummates, any Company Competing Proposal, then the Company shall promptly, but in no event later than the date of the earliest of such entry, approval or consummation, pay Parent a fee equal to Twelve Million Dollars ($12,000,000) (the "Company Termination Fee"), payable by wire transfer of same day funds. For the purposes of this Section 7.7(b) the term "Company Competing Proposal" shall have the meaning assigned to such term in Section
     7.4 except that references to "30%" in the definition of "Company Competing Proposal" in Section 7.4 shall be deemed to be references to "50%."

           (2) If this Agreement is terminated by the Company or Parent pursuant to Section 9.1(e)(i) and within 12 months of such termination the Company or any of its Subsidiaries enters into any Company Acquisition Agreement with respect to, or approves or consummates, any Company Competing Proposal, then the Company shall promptly, but in no event later than the date of the earliest of such entry, approval or consummation, pay Parent the Company Termination Fee, payable by wire transfer of same day funds.

           (3) If this Agreement is terminated by the Company or Parent pursuant to Section 9.1(e)(ii) or Section 9.1(e)(iii), then the Company shall promptly, but in no event later than the date of such termination, pay Parent the Company Termination Fee, payable by wire transfer of same day funds.

           (4) If the Company becomes obligated to pay the Company Termination Fee to Parent pursuant to this Section 7.7(b), then, in addition to the Company Termination Fee, the Company shall reimburse Parent (not later than five Business Days after submission of a statement therefore) for all out-of-pocket fees and expenses actually incurred by or own behalf of Parent in connection

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        with this Agreement and the transactions contemplated herein (including fees and disbursements payable to investment bankers, legal counsel and accountants for Parent) up to a maximum amount of Two Million Dollars ($2,000,000).

           (5) The Company acknowledges that the agreements contained in this
        Section 7.7(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.7(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for any amount set forth in this Section 7.7(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

        (c)(1) If a Parent Competing Proposal shall have been made to Parent or any of its Subsidiaries or shall have been made directly to the shareholders of Parent generally or any person shall have publicly announced an intention (whether or not conditional) to make a Parent Competing Proposal and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 9.1(d)(ii) and within 12 months of such termination Parent or any of its Subsidiaries enters into any Parent Acquisition Agreement with respect to, or approves or consummates, any Parent Competing Proposal then Parent shall promptly, but in no event later than the date of such termination, pay the Company a fee equal to Eighteen Million Dollars ($18,000,000) (the "Parent Termination Fee"), payable by wire transfer of same day funds. For the purposes of this
     Section 7.7(c) the term "Parent Competing Proposal" shall have the meaning assigned to such term in Section 7.5, except those references to "30%" in the definition of "Parent Competing Proposal" in Section 7.5 shall be deemed to be references to "50%."

           (2) If this Agreement is terminated by Parent or the Company pursuant to Section 9.1(f)(i), and within 12 months of such termination Parent enters into any Parent Acquisition Agreement with respect to, or approves or consummates, any Parent Competing Proposal, then Parent shall promptly, but in no event later than the date of the earliest of such entry, approval or consummation, pay the Company the Parent Termination Fee, payable by wire transfer of same day funds.

           (3) If this Agreement is terminated by the Company or Parent pursuant to Section 9.1(f)(ii) or Section 9.1(f)(iii), then Parent shall promptly, but in no event later than the date of such termination, pay the Company the Parent Termination Fee, payable by wire transfer of same day funds.

           (4) If Parent becomes obligated to pay the Parent Termination Fee to the Company pursuant to this Section 7.7(c), then, in addition to the Parent Termination Fee, Parent shall reimburse the Company (not later than five Business Days after submission of a statement therefor) for all out-of-pocket fees and expenses actually incurred by or own behalf of the Company in connection with this Agreement and the transactions contemplated herein (including fees and disbursements payable to investment bankers, legal counsel and accountants for the Company) up to a maximum amount of Two Million Dollars ($2,000,000).

           (5) Parent acknowledges that the agreements contained in this Section 7.7(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails promptly to pay any amount due pursuant to this Section 7.7(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for any amount set forth in this Section 7.7(c), Parent shall pay to the Company its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amount at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

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     Section 7.8. Indemnification, Exculpation and Insurance.

        (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective articles of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of the Company, the existence of which does not constitute a breach of this Agreement, shall be assumed by Parent, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

        (b) In the event that Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent assume the obligations set forth in this Section 7.8.

        (c) For five years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     Section 7.9. Public Announcements. The Company and Parent shall develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the Company and Parent shall not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby that is inconsistent with such joint communications plan.

     Section 7.10. Listing. Parent shall cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

     Section 7.11. Affiliate Letter.

        (a) Prior to the Effective Time, each of Parent and the Company shall identify to the other all persons who were, at the time of the Parent Shareholders Meeting and the Company Shareholders Meeting, as the case may be, "affiliates" of such party as that term is used in paragraphs (c) and
     (d) of Rule 145 under the Securities Act (including at a minimum, all those persons subject to the reporting requirements of Rule 16(a) under the Exchange Act) and for purposes of qualifying for "pooling-of-interests" accounting treatment (for purposes of this Section 7.11, "Affiliates").

        (b) Each of Parent and the Company shall obtain a written agreement in the form of Exhibit D and Exhibit E, respectively, from each person who is identified as an Affiliate of such party pursuant to clause (a) above. Each of Parent and the Company shall deliver such written agreements to the other party on or prior to the date of the Parent Shareholders Meeting and the Company Shareholders Meeting, respectively.

     Section 7.12. Tax Treatment. Each of Parent and the Company and their respective Subsidiaries shall cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code and to obtain the opinion of counsel referred to in Section 8.1(g), including the execution of the letters of representation referred to therein updated as necessary. The Company and Parent (and their Subsidiaries) shall treat the Parent Common Stock received in the Merger by holders of Company Common Stock as

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property permitted to be received by Section 354 of the Code without the recognition of gain. Each of the Company and Parent covenants and agrees to, and agrees to cause its affiliates to, vigorously and in good faith defend all challenges to the treatment of the reorganization as described in this Section
7.12. Each of the Company and Parent agree that if it becomes aware of any such fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization described in Section 368(a) of the Code, it will promptly notify the other party in writing.

     Section 7.13. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 7.14. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other party of:

        (a) the occurrence of any event whose occurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any condition set forth in Article VIII to not be satisfied, or (iii) any Material Adverse Effect on such party.

        (b) any material failure of such party, to comply with in any material respect any covenant or agreement to be complied with by it hereunder;

        (c) any facts relating to such party which would make it necessary or advisable to amend the Joint Proxy Statement/Prospectus or the Form S-4 in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 7.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and

        (d) any notice or other communication from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement.

     Section 7.15. Shareholder Litigation. Each of Parent and the Company shall give the other the reasonable opportunity to consult in the defense of any shareholder litigation against Parent or the Company, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1. Conditions to the Obligation of Each Party. The respective obligations of Parent, Merger Sub and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

        (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of the Parent Common Stock and Company Common Stock;

        (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Merger, by any Governmental Entity) preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated;

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        (c) All actions by or in respect of or filings with any Governmental
     Entity required to permit the consummation of the Merger shall have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR Act).

        (d) The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

        (e) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC;

        (f) Parent and the Company shall have received a letter, as of the Effective Time, by Arthur Andersen LLP that, in accordance with GAAP, the Merger qualifies to be treated as a "pooling of interests" for accounting purposes, and shall have been advised in writing, as of the Effective Time, by Deloitte & Touche LLP that based upon inquiries and their examination of the financial statements of the Company they are not aware of any conditions relating to the Company that would preclude the use of "pooling of interests" accounting in connection with the Merger; and

        (g) Parent and the Company shall have each received from King & Spalding, counsel to Parent, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, a written opinion dated as of such date substantially in the form attached hereto as Exhibit F. In rendering such opinion, counsel to Parent shall be entitled to rely upon representations of officers of Parent and the Company and others reasonably satisfactory in form and substance to such counsel.

     Section 8.2. Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

        (a) (i) the representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time;
     (ii) the representations and warranties of the Company in the Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time; (iii) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (v) an officer of the Company shall have delivered to Parent and Merger Sub a certificate to the effect that each of the foregoing conditions is satisfied in all respects;

        (b) There shall not have occurred any change, condition, event or development that has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect; and

        (c) The Company shall not have entered into or amended any employment, consulting or severance agreement or arrangement with any present, former or new director, officer or other employee (whose annual compensation is in excess of $75,000) of the Company or any of its Subsidiaries, without the prior written consent of Parent, and Ron Fournet shall have continued to serve, on a full-business time basis, as the Chief Executive Officer of the Company throughout the period commencing as of the date hereof and continuing until the Effective Time.

     Section 8.3. Conditions to Obligations of the Company to Effect the
Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

        (a) (i) The representations and warranties of Parent and Merger Sub in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of the Agreement and as of the Effective Time; (ii) the representations and warranties of Parent and Merger Sub in the Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time; (iii) each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement; and (v) an officer of each of Parent and Merger Sub shall have delivered to Parent and Merger Sub a certificate to the effect that each of the foregoing conditions is satisfied in all respects.

        (b) There shall not have occurred any change, condition, event or development that has resulted in, or would reasonably be expected to result in, a Parent Material Adverse Effect.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company
Shareholders:

        (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

        (b) By either the Company or Parent if the Effective Time shall not have occurred on or before September 1, 2000 (the "Termination Date");

        (c) By either the Company or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action, in each case (i) and (ii) which is necessary to fulfill the conditions set forth in Section 8.1(c) and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to comply with Section 7.3 has caused or resulted in such action or inaction;

        (d) By either the Company or Parent if (i) the approval by the shareholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the holders of the Company Common Stock at the Company Shareholders Meeting or at any adjournment or postponement thereof or (ii) the approval by the shareholders of Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the holders of Parent Common Stock at the Parent Shareholders Meeting or at any adjournment or postponement thereof;

        (e) By the Company or Parent, if pursuant to Section 7.4 the Company (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company's Board of Directors of the Merger or this Agreement, (ii) approves or recommends, or proposes publicly to approve or recommend, any Company Competing Proposal or (iii) approves or recommends, or proposes to approve or recommend, or execute or enter into, any Company Acquisition Agreement;

        (f) By the Company or Parent, if pursuant to Section 7.5 Parent (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by Parent's Board of Directors of the Merger or this Agreement, (ii) approves or recommends, or proposes publicly to approve or recommend, any Parent Competing Proposal or (iii) approves or recommends, or proposes to approve or recommend, or execute or enter into, any Parent Acquisition Agreement;

        (g) By the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.3(a) or (b) and (B) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company; or

        (h) By Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.2(a), (b), or (c) and (B) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent.

     Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 9.1 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

     Section 9.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this Section 9.2 and in Sections 7.7 and 10.10, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for any willful breach hereof.

     Section 9.3. Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company and Parent, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.4. Waiver. At any time prior to the Effective Time, whether before or after the Company Shareholders Meeting or the Parent Shareholders Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1. No Third Party Beneficiaries. Other than as specifically provided herein, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     Section 10.2. Entire Agreement. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     Section 10.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Merger Sub may freely assign its rights to another wholly owned subsidiary of Parent without such prior written approval but no such assignment shall relieve Merger Sub of any of its obligations hereunder.

     Section 10.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 10.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflicts of law thereof.

     Section 10.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     Section 10.8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 10.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.10. Non-Survival of Representations, Warranties and
Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

     Section 10.11. Certain Definitions. For purposes of this Agreement, the terms:

        (a) "associate" and "affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

        (b) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

        (c) "Knowledge" of any Person that is not an individual means, with respect to any specific matter, the actual knowledge of such Person's executive officers and other officers having primary responsibility for such matter.

        (d) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

        (e) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated,
     (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     Section 10.12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by overnight courier service to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.12:

     If to Parent or Merger Sub:

          ChoicePoint Inc.
          1000 Alderman Drive
          Alpharetta, Georgia 30005
          Attention: J. Michael de Janes
          Telecopy: (770) 752-5939

     with a copy to:

          King & Spalding
          191 Peachtree Street
          Atlanta, Georgia 30303-1763
          Attention: Russell B. Richards
          Telecopy: (404) 572-5135

     If to the Company:

          DBT Online, Inc.
          4530 Blue Lake Drive
          Boca Raton, Florida 33431
          Attention: Ron Fournet
          Telecopy: (561) 982-5805

     with a copy to:

          DBT Online, Inc.
          4530 Blue Lake Drive
          Boca Raton, Florida 33431
          Attention: J. Henry Muetterties
          Telecopy: (561) 982-5805

     and a copy to:

          Morgan, Lewis & Bockius
          5300 First Union Financial Ctr.
          200 South Biscayne Blvd.
          Miami, Florida 33131-2339
          Attention: John S. Fletcher
          Telecopy: (305) 579-0321

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          DBT ONLINE, INC.

                                          By: /s/ RONALD A. FOURNET
                                            ------------------------------------
                                            Name: Ronald A. Fournet
                                            Title: President & CEO

                                          CHOICEPOINT INC.

                                          By: /s/ DEREK V. SMITH
                                            ------------------------------------
                                            Name: Derek V. Smith
                                            Title: Chairman & CEO

                                          CHOICEPOINT ACQUISITION CORPORATION

                                          By: /s/ DEREK V. SMITH
                                            ------------------------------------
                                            Name: Derek V. Smith
                                            Title: Chairman & CEO

                                                                         ANNEX B


                       THE ROBINSON-HUMPHREY COMPANY, LLC


                                          February 14, 2000

Board of Directors
ChoicePoint Inc.
1000 Alderman Drive
Alpharetta, Georgia 30005

Gentlemen:

     We understand that ChoicePoint Inc. (the "Company") is considering a proposed merger of the Company with DBT Online, Inc. ("DBT Online"). We understand that under this merger (the "Proposed Transaction"), the Company will issue 0.525 shares (the "Exchange Ratio") of the Company's common stock in exchange for each share of DBT Online common stock. We further understand that the merger will be accounted for as a pooling of interests. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated February 14, 2000 (the "Agreement").

     We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's common stockholders of the Exchange Ratio pursuant to the Proposed Transaction.

     In arriving at our opinion, we have, among other things:

        1. Reviewed the Agreement.

        2. Reviewed certain publicly available information concerning the Company and DBT Online which we believe to be relevant to our analysis;

        3. Reviewed certain financial and operating data concerning the Company and DBT Online furnished to us by the Company and DBT Online, respectively;

        4. Conducted discussions with members of the Company's and DBT Online's management concerning their respective business, operations, assets, present condition and prospects;

        5. Reviewed the trading history of the common stock of the Company and of DBT Online from February 7, 1997 to the date of this letter;

        6. Reviewed the historical market prices and trading activity for the common stock of the Company and DBT Online and compared them with those of certain publicly traded companies which we deemed relevant;

         7. Compared the historical financial results and present financial condition of the Company and DBT Online with those of certain publicly traded companies which we deemed relevant;

         8. Reviewed the financial terms of the Proposed Transaction with the terms of certain other recent merger and acquisition transactions which we deemed relevant;

         9. Performed certain financial analyses with respect to the Company's and DBT Online's pro forma financial condition and projected future operating performance; and

        10. Reviewed such other financial statistics and undertook such other analyses and investigations as we deemed appropriate.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. With respect to the financial forecasts of the Company and DBT Online, we have assumed that such forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the Company's and DBT Online's respective management as to future financial performance. In arriving at our opinion, we conducted only a limited physical inspection of the properties and facilities of the Company and DBT Online. We have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or DBT Online. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is in part contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past, and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the common stock of the Company or DBT Online for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the Exchange Ratio in the Proposed Transaction is fair from a financial point of view to the common stockholders of the Company.

                                          Very truly yours,

                                          /s/ The Robinson-Humphrey Company, LLC

                                          THE ROBINSON-HUMPHREY COMPANY, LLC

                                                                         ANNEX C

                       (CREDIT SUISSE FIRST BOSTON LOGO)

February 14, 2000

Board of Directors
DBT Online, Inc.
4530 Blue Lake Drive
Boca Raton, Florida 33431

Members of the Board:

     You have asked us to advise you with respect to the fairness to the holders of the common stock of DBT Online, Inc. ("DBT") from a financial point of view of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of February 14, 2000 (the "Merger Agreement"), by and among DBT, ChoicePoint Inc. ("ChoicePoint") and ChoicePoint Acquisition Corporation, a wholly owned subsidiary of ChoicePoint ("Merger Sub"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into DBT (the "Merger") pursuant to which each outstanding share of the common stock, par value $.10 per share, of DBT (the "DBT Common Stock") will be converted into the right to receive 0.525 (the "Exchange Ratio") of a share of the common stock, par value $.10 per share, of ChoicePoint (the "ChoicePoint Common Stock").

     In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to DBT and ChoicePoint. We have also reviewed certain other information relating to DBT and ChoicePoint, including financial forecasts, provided to or discussed with us by DBT and ChoicePoint, and have met with the managements of DBT and ChoicePoint to discuss the businesses and prospects of DBT and ChoicePoint. We have also considered certain financial and stock market data of DBT and ChoicePoint, and we have compared those data with similar data for other publicly held companies in businesses similar to DBT and ChoicePoint, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

     In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of DBT and ChoicePoint as to the future financial performance of DBT and ChoicePoint and the potential synergies and strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the Merger. We also have assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of DBT or ChoicePoint, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the ChoicePoint Common Stock when issued pursuant to the Merger or the prices at which the ChoicePoint Common Stock will trade subsequent to the Merger. In connection with our engagement, we were not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or a part of DBT.

     We have acted as financial advisor to DBT in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. Credit Suisse First Boston and its affiliates have in the past provided financial services to DBT and certain of its affiliates and to ChoicePoint and certain of its affiliates unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of business, Credit Suisse First Boston, its affiliates and its employees may actively trade the debt and equity securities of both DBT and ChoicePoint for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

     It is understood that this letter is for the information of the Board of Directors of DBT in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to any matter relating to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of DBT Common Stock from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                CHOICEPOINT INC.

     The undersigned hereby appoints Douglas C. Curling, J. Michael de Janes, and Derek V. Smith, and each of them, to act, with or without the other and with full power of substitution and revocation, as proxies to appear and vote on behalf of the undersigned at the Annual Meeting of Shareholders of ChoicePoint Inc. to be held on May 16, 2000 at 11:00 a.m. local time, and at any adjournment or postponement thereof, for the following purposes:



     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 14, 2000, by and among ChoicePoint Inc., a Georgia corporation ("ChoicePoint"), DBT Online, Inc., a Pennsylvania corporation ("DBT"), and ChoicePoint Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of ChoicePoint ("ChoicePoint-Sub"), and the issuance of shares of ChoicePoint common stock pursuant to the Merger Agreement. If the Merger Agreement is approved, ChoicePoint-Sub would be merged with and into DBT, and DBT would become a wholly owned subsidiary of ChoicePoint (the "Merger"). The terms of the Merger are described in the accompanying Joint Proxy Statement/Prospectus.

           FOR [ ]              AGAINST [ ]               ABSTAIN [ ]

    2. Election of Directors

     [ ]  FOR ALL NOMINEES LISTED BELOW (except as marked     [ ]  WITHHOLD AUTHORITY to vote for all nominees
          to the contrary below).                                  listed below.
                                            James M. Denny; Charles I. Story

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) immediately below.)

--------------------------------------------------------------------------------

    3. Proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for ChoicePoint for the year ending December 31, 2000.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

              (continued on reverse -- please complete other side)

                          (continued from other side)

    4. In their discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Annual Meeting of Shareholders and the Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED,
                     WILL BE VOTED "FOR" THE ABOVE MATTERS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                  Dated:                  , 2000
                                                        -------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly

                                                      IMPORTANT: Please date
                                                  this proxy and sign exactly as
                                                  your name or names appear
                                                  above. If stock is held
                                                  jointly, signature should
                                                  include both names. Executors,
                                                  administrators, trustees,
                                                  guardians and others signing
                                                  in a representative capacity,
                                                  please give your full
                                                  title(s).

   Do you plan to attend the Annual Meeting of Shareholders?  [ ] Yes  [ ] No

 IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.